                                                                 Exhibit 10.14


                                LEASE AGREEMENT

                                    between

                             INFOMART-Dallas, L.P.

                                      and

                   FOCAL COMMUNICATIONS CORPORATION OF TEXAS


                                  INFOMART(R)
                            The Technology Community
                             1950 Stemmons Freeway
                              Dallas, Texas 75207
                                  214-800-8000

                                 LEASE AGREEMENT

                                    INFOMART
                            THE TECHNOLOGY COMMUNITY

--------------------------------------------------------------------------------

THIS LEASE AGREEMENT (the "Lease") is made and entered into as of the 15th day of December, 1998, by and between INFOMART-Dallas, L.P., a Texas limited partnership ("Landlord"), whose address is 1950 Stemmons Freeway, Dallas, Texas 75207 and FOCAL COMMUNICATIONS CORPORATION OF TEXAS, a Delaware corporation ("Tenant"), whose address is 200 LaSalle Street, Suite 800, Chicago, Illinois 60601. If there shall be more than one party executing this Lease as Tenant, their obligations shall be joint and several. As used in this Lease, the terms set forth in Article I of this Lease shall have the respective meanings indicated in such Article.

Subject to all of the terms and conditions of this Lease, and in consideration of the mutual covenants and obligations contained in this Lease, Landlord and Tenant agree as follows:


                             ARTICLE 1 - DEFINITIONS
                             -----------------------

SECTION 1.1. BASE RENTAL shall mean Thirty-eight Thousand One Hundred Fifty-nine and 11/100ths Dollars ($38,159.11) per month from the Commencement Date hereof until June 30, 2009.

SECTION 1.2.  BASE YEAR shall mean 1999.

SECTION 1.3. THE "BUILDING" shall mean the information processing market center located upon the real property (the "Property") described in Exhibit "A" attached hereto and incorporated herein.

SECTION 1.4. BUILDING RULES shall mean rules and regulations adopted and altered by Landlord from time to time for the safety, care and cleanliness of the Leased Premises and the Building and for the preservation of good order therein, all of which will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant. The initial Building Rules "Rules and Regulations" are attached hereto as Exhibit "B". In the event of a conflict between this Lease and such Rules and Regulations or the "INFOMART Policy Statement" (as defined below), this Lease shall control for all purposes. Landlord shall provide Tenant with a copy of all changes to the Rules and Regulations and INFOMART Policy Statement which are approved, adopted, amended or modified after the date this Lease is entered into. Landlord shall not discriminate among the tenants of the Buildings regarding the enforcement of Rules and Regulations and INFOMART Policy Statement.

SECTION 1.5. COMMENCEMENT DATE shall mean the date on which Tenant commences occupancy of the Leased Premises which shall be the date Tenant takes possession of the Leased Premises for the purpose of equipping, furnishing, and improving the Leased Premises. The term "Rental Commencement Date" (as defined below) shall mean as defined in Section 1.21 hereof.

SECTION 1.6. COMMON AREAS shall mean those areas devoted to corridors, elevator foyers, restrooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas, lobby areas, meeting rooms, auditoriums, exhibit halls and other similar facilities provided for the common use or benefit of tenants generally.

SECTION 1.7. INFOMART shall mean "INFOMART - The Technology Community" and shall include that certain Building and Property as the same currently exists or as it may from time to time hereafter be expanded or modified.

SECTION 1.8. INSURANCE COSTS shall mean all costs incurred by Landlord in providing insurance, including but not limited to, property, liability and casualty insurance, on the Building and Property, but excluding all insurance costs which Tenant is required to provide under Section 5.3 hereof.

SECTION 1.9. LEASE TERM shall mean a term commencing on the Rental Commencement Date and continuing for one hundred twenty (120) months.

SECTION 1.10. LEASED PREMISES shall mean Suite No. 6060 in the Building, as outlined or marked in red on the floor plan of the Building attached to this Lease as Exhibit "C".

SECTION 1.11. PERMITTED USE shall mean use for professional offices, and for the installations, operation and maintenance of equipment and facilities in connection with Tenant's telecommunications business and use for the display and marketing of information processing and communications products and services and for offices, storage and service areas incidental and related to such use.

SECTION 1.12.  RELOCATION SPACE Intentionally omitted.

SECTION 1.13. RENTABLE SQUARE FEET shall mean the Usable Square Feet of the Leased Premises, together with an additional amount representing a portion of the Common Areas, Service Areas and other non-tenant space on floors two (2) through six (6) in the Building. For purposes of this Lease, the parties have agreed that the Leased Premises shall be deemed to consist of 19,249 Rentable Square Feet on floors two (2) through six (6) of the Building which shall be deemed to consist of 1,056,200 Rentable Square Feet. However, both Landlord and Tenant acknowledge that neither of these figures was calculated by measuring the areas of actual Common Areas, Service Areas and other non-tenant spaces in the Building and neither Landlord nor Tenant shall have a right to demand remeasurement or recalculation of the Rentable Square Feet amounts for Floors two (2) through six (6) or the Leased Premises, and regardless of the actual size of the Building of Leased Premises, such areas shall be deemed to be the measurements set forth in this Section 1.13.

SECTION 1.14. SECURITY DEPOSIT as used in Section 6.9 hereof shall mean Thirty-six Thousand One Hundred Fifty-nine and 11/100ths Dollars ($38,159.11).

SECTION 1.15. SERVICE AREAS shall mean those areas within the outside walls used for elevator mechanical rooms, building stairs, elevator shafts, flues, vents, stacks, pipe shafts and vertical penetrations (but shall not include any such areas for the exclusive use of a particular tenant).

SECTION 1.16. TAXES shall mean all taxes and assessments and governmental charges, whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Leased Premises or the Property or any part thereof, or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Property or its operation but shall not include penalties for late or non-payment thereof. Should taxes become payable over a number of years, only the portion of taxes attributable to the Lease Term shall be included herein..

SECTION 1.17. TENANT'S PROPORTIONATE SHARE shall mean a fraction, the numerator of which is the number of Rentable Square Feet comprising the Leased Premises, and the denominator of which is the number of Rentable Square Feet comprising floors two (2) through six (6) of the Building. Accordingly, the parties acknowledge and agree that Tenant's Proportionate Share under this Lease is 1.18 percent.

SECTION 1.18. TRADE FIXTURES shall mean any and all signs placed by Tenant within the Leased Premises pursuant to provisions hereof and any and all items of property used by Tenant in the Leased Premises, including but not limited to furniture and equipment; provided, however, that the term Trade Fixtures shall not include any permanent leasehold improvements, including but not limited to any floor, wall or ceiling coverings, any interior walls or partitions, any lighting fixtures, track lights or any property which is a part of or associated with any electrical, plumbing, or mechanical system, notwithstanding that the same may have been installed within the Leased Premises. Not withstanding the foregoing, Tenant's generator and telecommunications equipment, including, but not limited to, Tenant's telephone switches, shall be deemed Trade Fixtures.

SECTION 1.19. USABLE SQUARE FEET shall mean the gross number of square feet enclosed by the surface of the exterior glass walls, the midpoint of any walls separating portions of the Leased Premises from those of adjacent tenants, the slab penetration line of all walls separating the Leased Premises from Service Areas and the corridor side of walls separating the Leased Premises from Common Areas.

SECTION 1.20. UTILITY COSTS shall mean all costs incurred by Landlord in providing electricity, gas, water and sewage disposal facilities to the Building, including, without limitation, electricity used for heating, air conditioning, operation of office machines and other equipment used on or about the Building, and elevator and escalator service and lighting, but excluding all such costs which Tenant may, from time to time, be obligated under the provisions of Section 2.5 hereof to pay on a separately metered basis and excluding such costs which other tenants of the Building may, from time to time, be obligated to pay under the provisions of their leases.

SECTION 1.21. RENTAL COMMENCEMENT DATE shall mean the earlier of the date Tenant receives a Certificate of Occupancy for the Leased Premises or September 1, 1999 provided that if the Commencement Date does not occur on or before February 1, 1999, the Rental Commencement Date shall be delayed one day for each day after February 1, 1999 on which the Commencement Date occurs.


                                    ARTICLE 2
                                    ---------

SECTION 2.1. LEASED PREMISES AND TERM. Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease and take from Landlord the Leased Premises for a term beginning on the Commencement Date and continuing in full force and effect for the Lease Term, unless this Lease is terminated earlier pursuant to the provisions hereof. The Leased Premises are demised hereby subject to all easements, restrictions, agreements of record, mortgages and deeds of trust, and zoning and building laws. If Landlord is unable to deliver possession of the Leased Premises to Tenant as of the Commencement Date specified in Article 1 for any reason, including, without limitation, the holding over of any tenant or occupant of the Leased Premises, then the term "Commencement Date" shall mean such subsequent date upon which the Landlord is able to deliver possession of the Leased Premises to Tenant, and such failure to deliver possession of the Leased Premises on the Commencement Date specified in
Article 1 hereof shall not constitute a default by Landlord hereunder or render Landlord liable for any loss or damage that may be incurred as a result of such failure. If the Leased Premises are delivered to Tenant for occupancy on a date prior to the Commencement Date specified in Article 1 hereof, Tenant agrees to accept and occupy the Leased Premises on such date and the term "Commencement Date" shall mean such date. Tenant shall commence to furnish, equip, and improve the Leased Premises, in accordance with Section 4.2(a) hereof, on the Commencement Date. Landlord shall have no obligation to furnish, equip or improve the Leased Premises and Tenant has been afforded the right to inspect the Leased Premises prior to the Commencement Date. By occupying the Leased Premises, Tenant shall be deemed to have accepted the same and to have acknowledged that the same comply fully with Landlord's covenants and obligations hereunder. Notwithstanding the foregoing, to the extent that the Leased Premises are not delivered to Tenant on or before April 1, 1999, Tenant shall have the right to terminate this Lease by providing notice to Landlord after such date.

Landlord acknowledges that Tenant's business to be conducted in the Lease Premises requires the installation in the Leased Premises of certain communications equipment by telecommunications customers of Tenant ("Customers") in order for such Customers to interconnect with Tenant's terminal facilities. Not withstanding anything contained in Section 4.7 of the Lease, Landlord agrees that no consent shall be required for a co-location agreement between Tenant and any such Customer for the purposes of permitting such a telecommunications connection, so long as (i) such Customer agrees in writing to comply with all obligations of Tenant under this Lease to the extent relating to the portion of the Leased Premises in question, and (ii) each co-location agreement is in writing and is consistent with the provisions of this Lease. Co-location shall not be deemed under any circumstances to be a sublet or assignment of the Leased Premises.

SECTION 2.2. USE. The Leased Premises may be used and occupied by Tenant solely for the Permitted Use and for no other purpose. Warehousing and on-site delivery to customers is prohibited in the Building or any part thereof. Payment for products or services that are of a retail sales nature are prohibited (provided, however, that payment or partial payment for orders taken at the Leased Premises for future delivery to a buyer will be allowed if it is within the Tenant's normal business practice and is not of a retail sales nature, it being the intention hereof to permit payments or partial payments intended to bind an order for future delivery without in any way qualifying or circumventing the prohibition within the Building against retail sales). Tenant warrants and represents to Landlord that it is a producer of hardware, software or services utilizing information processing equipment (and, if the Tenant's business includes the resale of products or services, Tenant warrants and represents that it adds to or enhances the value of such products or services). Tenant shall not use or allow the Leased Premises to be used in any manner which obstructs or interferes with the rights of other tenants of the Building or injures or annoys such tenants, and Tenant shall not cause, maintain or permit any nuisance in, on or about the Leased Premises or the Building, or permit or suffer to be committed any defacement, injury or waste to, in, on, or about the Leased Premises or the Building.

         SECTION 2.3. BASE RENTAL. Tenant agrees to pay the Base Rental to Landlord for each month during the Lease Term as herein provided. Base Rental for the first month of the Lease Term shall be due and payable in advance on the Rental Commencement Date, and Base Rental for each and every month thereafter during the Lease Term shall be due and payable in advance on the first day of the month. If the Rental Commencement Date is a day other than the first day of a calendar month or in the event this Lease terminates on other than the last day of a calendar month, then Base Rental for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. In the event that Tenant fails to make any payment of Base Rental or any other sums due hereunder on or before the date any such payment becomes due and payable, the Tenant shall also be obligated to pay interest on such past due amounts at a rate equal to the lesser of the prime rate plus four percent (4%) per annum or the highest rate permitted by law, such interest being in addition to and cumulative of any other rights and remedies which Landlord may have hereunder with regard to the failure of Tenant to make any payment of Base Rental or any other sum due hereunder. As used herein, the phrase "prime rate" means, on any day, the rate of interest per annum then most recently established by NationsBank of Texas, N.A. as its general reference rate of interest, taking into account such factors as such bank may deem appropriate, it being understood that such rate is not necessarily the lowest or best rate actually charged to any customer of such bank or a favored rate.

SECTION 2.4. TENANT'S PROPORTIONATE SHARE OF TAXES, INSURANCE COSTS AND UTILITY COSTS. In addition to the payment of Base Rental, Tenant shall pay to Landlord Tenant's Proportionate Share of Utility Costs, Insurance Costs and Taxes, in accordance with the following provisions:

(a) Tenant shall pay to Landlord, either in the form of a lump sum payment due and payable upon demand by Landlord or on a monthly basis contemporaneously with the payment of Base Rental, as Landlord may elect, (i) an amount reasonably estimated by Landlord to be Tenant's Proportionate Share of all Utility Costs for each calendar year or portion thereof during the Lease Term, (ii) an amount reasonably estimated by Landlord to be

         Tenant's Proportionate Share of all Insurance Costs for each calendar year or portion thereof during the Lease Term and (iii) an amount reasonably estimated by Landlord to be Tenant's Proportionate Share of the amount, if any, by which Taxes for each calendar year or portion thereof during the term of this Lease exceed Taxes for the Base Year.

(b) If at any time Landlord shall have reasonable grounds to believe that actual Utility Costs, Insurance Costs or Taxes incurred will vary from such estimates, then Landlord reserves the right to revise such estimates accordingly. Upon any such revision, Landlord shall notify Tenant and Landlord may, at Landlord's election, either (i) require Tenant to make a lump sum payment to Landlord reflecting such revised estimate or (ii) require that the monthly payments due and payable to Landlord by Tenant under this Section be revised to an amount which will amortize such revised estimate over the remainder of the calendar year in which any such revision is made by Landlord.

(c) As soon as reasonably practical following the end of any calendar year during which such payments were made by Tenant, Landlord shall deliver to Tenant a statement reconciling the amounts paid by Tenant for such year against the actual charges for such items and a lump sum payment (or credit against the next succeeding installments of Base Rental, if any, in case of amounts owed by Landlord to Tenant) shall be made from Tenant to Landlord or from Landlord to Tenant, as the case may be, so that Tenant shall have paid to Landlord only Tenant's Proportionate Share of (i) Utility Costs for the previous calendar year, (ii), Insurance Costs for the previous calendar year, and (iii) the amount, if any, by which Taxes for the previous calendar year exceed Taxes for the Base Year and no more, which obligation to make such reconciliation payment shall survive the termination of the Lease. Tenant shall have the right to audit copies of paid invoices for Common Area Utility Costs, Taxes, and Insurance for the then previous calendar year within the Lease Term; but Tenant shall not have the right to audit Landlord's records for any previous calendar year within the Lease Term or for any year prior to the Commencement Date of this Lease. If Tenant's audit reveals Landlord's statement for such expenses have been overstated by more than five percent (5%), then Tenant shall submit a copy of its audit to Landlord. If Landlord disagrees with the results of Tenant's audit, Landlord shall submit such audit, and Landlord's records relative to such expenses, to Landlord's independent auditors for their review. If Landlord or Landlord's auditors agree that such expenses have been overstated by more than five percent (5%), then Landlord shall pay all reasonable costs and expenses of such audit, and, in any event, shall, within thirty (30) days after the completion of Landlord's review of such audit, reimburse Tenant for any and all overages. If the audit conducted by Landlord or Tenant reveals that Landlord's statement for such expenses was correct, then Tenant shall pay all reasonable costs and expenses incurred by Landlord relative to such audit. Further, if either audit reveals that Landlord undercharged Tenant relative to these expenses, then Tenant shall, within thirty
         (30) days after the completion of such audit, reimburse Landlord for any undercharges. Tenant shall not have the right to audit Landlord's records relative to such expenses more than once in any calendar year.

(d) If the Commencement Date is a day other than the first day of a calendar month or if this Lease terminates on other than the last day of a calendar month, then the amounts due and owing by Tenant to Landlord under this Section shall be prorated accordingly.

SECTION 2.5. SEPARATELY METERED UTILITIES AND UTILITY USAGE. Tenant shall pay upon demand or receipt of an invoice all amounts due and owing with respect to utilities furnished to the Leased Premises which may, from time to time, be separately measured and charged to the Tenant by Landlord or any public utility as may furnish such utilities to the Leased Premises. In the event that any electrical services required or used in the Leased Premises shall exceed seven
(7) watts per square foot of Usable Square Feet within the Leased Premises. Tenant shall cause the installation of all facilities necessary to separately meter electrical usage within the Leased Premises and/or cause the installation of such riser or risers, wiring, transformer, or electrical panels as are required to meet Tenant's excess electrical requirements and Tenant shall pay to Landlord or, at the election of Landlord, to the applicable public utility, promptly upon receiving any invoice, all charges for electrical usage within the Leased Premises in excess of seven (7) watts per square foot of Usable Square Feet within the Leased Premises; which payment, if any, shall be in addition to sums required to be paid by Tenant pursuant to Section 2.4 above. Landlord covenants that (a) there are currently 7 watts of electricity per square foot of Usable Square Feet serving the floor upon which the Leased Premises are located and (b) there are currently at least 28 watts of electricity per square foot of Usable Square Feet available to Tenant's use in the Leased Premises. To the extent that Tenant requests the ability to upgrade the electrical service to the Leased Premises to an amount in excess of 28 watts of electricity per square foot of Usable Square Feet of the Leased Premises, Tenant shall have the right, at its sole cost, to upgrade the Building's electrical system for the floor on which the Leased Premises are located in order to meet such excess capacity request. In such event, Landlord shall have the right to review Tenant's plans and specifications for such upgrade and Landlord shall have the right to supervise Tenant's installations necessary to upgrade the electrical service to the Leased Premises. Tenant shall promptly reimburse Landlord for Landlord's documented actual out-of-pocket costs for such supervision. Notwithstanding the foregoing, Landlord may refuse to install, and may withhold consent for Tenant's installation of, any riser, wiring, transformer, or electrical panel if, in Landlord's sole reasonable judgment (exercised in good faith), the same would cause permanent damage or injury to the Building or the Leased Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs, or expense or interfere with or disturb other tenants or occupants of the Building. In no event shall Landlord incur any liability or obligation with respect to Landlord's refusal to install, or withholding consent for Tenant's installation of, any such additional electrical facilities or equipment.

SECTION 2.6. ADDITIONAL RENT; PAYMENTS. All sums of money due and payable by Tenant to Landlord under the term of this Lease in addition to the Base Rental shall constitute additional rent hereunder. Landlord shall have the same remedies for default in the payment of additional rent as are available to Landlord in the case of a default in the payment of Base Rental. All rent shall be payable at Landlord's address as provided herein (or at such other address as may be designated by Landlord from time to time). Tenant agrees to pay all rent under this Lease at the times and in the manner herein provided, without demand, counterclaim or set-off, except as set forth herein.

                                    ARTICLE 3
                                    ---------

SECTION 3.1. UTILITIES. Landlord shall use reasonable efforts to cause public utilities to furnish electricity to the Leased Premises and water to the Building to the extent and in such manner as is reasonably deemed by Landlord to be standard for the Building.

SECTION 3.2. SERVICES TO BE FURNISHED BY LANDLORD TO TENANT. Landlord shall furnish or cause to be furnished during the Lease Term:

(a) Central heating and air conditioning to the Leased Premises and enclosed public areas of the Building in season;

(b) Non-exclusive passenger escalator and elevator service and non-exclusive freight elevator service;

(c)      Electric lighting service for all public areas of the Building;

(d) Janitorial service for the corridors and other public areas of the Building; and

(e)      Public toilets and restrooms and public drinking fountains;

Such services shall be provided during normal business hours, reasonably established by Landlord, at such locations, in such manner and to the extent deemed reasonable by Landlord, to be adequate for the use and occupancy of the Building, with due regard for the prudent control of energy.

SECTION 3.3. LANDLORD'S FAILURE TO PROVIDE UTILITIES OR SERVICES. Failure by Landlord to any extent to furnish or cause to be furnished the utilities or services described in Section 3.1 and 3.2, or any cessation or interruption thereof, resulting from any cause, including without limitation, mechanical breakdown, overhaul or repair of equipment, strikes, riots, acts of God, shortages of labor or material, compliance by Landlord with any voluntary or similar governmental or business guidelines, governmental laws, regulations or restrictions, or any other similar causes shall not render the Landlord liable in any respect for damages to either person or property, for any economic loss or other consequential damages incurred by Tenant as a result thereof, be construed as an eviction of Tenant, result in an abatement of rent, or relieve Tenant from its obligation to perform or observe any covenant or agreement contained in this Lease. Notwithstanding the foregoing, in the event that the Leased Premises are rendered untenantable due to the failure or interruption of the utilities or services described in Sections 3.1 and 3.2 hereof (for any reason other than Tenant's fault or neglect) for ten (10) consecutive days and Tenant does not, in fact, use the applicable portion of the Leased Premises during such period of such untenantability, Base Rental hereunder shall abate with respect to that portion of the Leased Premises so rendered untenantable from the business day Tenant first ceases to use that portion of the Leased Premises to the earlier to occur of (i) the date Tenant again commences to use that portion of the Leased Premises or (ii) the date on which that portion of the Leased Premises is again rendered tenantable.

SECTION 3.4. PEACEFUL ENJOYMENT. Subject to the other terms of this Lease, Landlord covenants that Tenant shall, and may peacefully have, hold and enjoy the Leased Premises for the Lease Term free of any claims by any party claiming by, through or under Landlord, provided that Tenant pays the rent to be paid by Tenant under this Lease and performs all of Tenant's covenants and agreements herein provided after notice and cure periods, if any.

                                    ARTICLE 4
                                    ---------

SECTION 4.1. OPERATION. If the Leased Premises front on the atrium within the Building, at all other times during all normal business hours of the Building, Tenant shall not abandon the Lease Premises and shall ensure that the lights remain on in the Leased Premises during normal business hours. If the Leased Premises front on the atrium of the Building, the failure of Tenant to substantially complete its improvements at the Leased Premises by December 31, 1999, with adequate staff, shall, at the option of Landlord, be an event of default hereunder.

SECTION 4.2.  ALTERATIONS, IMPROVEMENTS AND ADDITIONS.

(a) Tenant shall furnish, equip and improve the Leased Premises with partitions, lighting fixtures, wall and floor coverings, paintings and other interior decoration suitable for a trade mart and of a quality and design consistent with the standards generally observed by Landlord. Prior to the commencement of any such work, Tenant shall submit to Landlord for its written approval, detailed plans and specifications providing for the initial furnishing, equipping and improving of the Leased Premises. Two (2) complete sets of final working drawings and specifications of materials relating to all improvements ("Improvements") that Tenant desires to be installed in the Leased Premises shall be submitted to Landlord no later than thirty
         (30) days prior to the date specified in Section 1.5 hereof. Such drawings and the specifications of materials shall be subject to approval by Landlord which approval shall not be unreasonably withheld. Any delay occasioned as a result of Landlord's disapproval of Tenant's plans and specifications shall not delay the Commencement Date under this Lease except as set forth herein. Upon the approval of the plans and specifications by Landlord, Tenant shall commence to equip, furnish, and improve the Leased Premises, and shall diligently and continuously prosecute such work to substantial completion on or before December 31, 1999. The failure of Tenant to substantially complete such work on or before the date specified in the preceding sentence shall, at the option of Landlord, be an event of default hereunder. Any further alterations, improvements or additions to the Leased Premises (including constructing partitions, installing light fixtures or painting or changing the color of any painted surface or the color type of any wall, floor or ceiling covering) shall likewise require Landlord's prior written approval. In the event that Landlord and Tenant cannot agree on Tenant's plans and specifications within sixty
         (60) days after submission thereof to Landlord, Tenant shall have the right to terminate this Lease by providing written notice to Landlord within sixty-five (65) days after submission of plans to Landlord.

         In addition, but provided no event of default has occurred and is continuing under the Lease, Tenant shall have the right at any time during the Lease Term to upgrade the Building's and/or Tenant's HVAC/chilled water capacity, or install its own HVAC system at its sole expense with Landlord's prior written approval.

(b) Any and all furnishing, equipping and improving of or other alteration or addition to the Leased Premises shall be:

         (i)      made at Tenant's sole cost, risk and expense;

         (ii) performed in a prompt, good and workmanlike manner with labor and materials of such quality as Landlord may reasonably require;

         (iii) constructed in accordance with all plans and specifications approved in writing by Landlord prior to the commencement of any such work, provided, however, that Landlord shall have no responsibility with respect to, nor any liability as a result of, defects or deficiencies therein;

         (iv) prosecuted diligently and continuously to completion and in such manner so as to minimize interference with the normal business operations of other tenants in the Building, the performance of Landlord's obligations under this Lease or any mortgage or ground lease covering or affecting all or any part of the Building or the Property, and any work being done by contractors engaged by Landlord with respect to or in connection with the Building; and

         (v) performed by contractors approved in writing by Landlord, and if requested by Landlord any such contractor and all work to be performed by such contractor shall be fully bonded with companies and in amounts acceptable to Landlord in its sole discretion.

(c) Any and all alterations, improvements and additions to the Leased Premises (except for Trade Fixtures as specified in Section 4.4 hereof) shall constitute a part of the Leased Premises, and shall be owned by and become the property of Landlord effective as of the termination of this Lease. Tenant shall have no (and hereby waives all) rights to payment or compensation for any such alteration, improvement or addition to the Leased Premises.

SECTION 4.3. MAINTENANCE AND REPAIRS. Tenant shall maintain the Leased Premises, all plate glass and all Trade Fixtures and other improvements situated therein in first class, clean, and safe condition. Tenant shall repair or replace any damage to the Building, or any part thereof, caused by Tenant or Tenant's agents, employees, customers or invitees. All such repair or replacement shall be performed in accordance with the conditions set forth in Section 4.2.(b) (i),
(ii), (iii), (iv) and (v).

SECTION 4.4. TRADE FIXTURES. Landlord and Tenant agree that all Trade Fixtures installed in the Leased Premises shall be and remain the property of Tenant and, so long as Tenant is not in default hereunder, may be removed by Tenant prior to or upon the expiration of the Lease Term. Tenant shall repair any damage caused by such removal and restore the Leased Premises to such condition as existed prior to the installation of such Trade Fixtures. Any such repair and restoration shall be performed in accordance with the conditions set forth in Section

4.2(b) (i), (ii), (iii), (iv) or (v). Any Trade Fixtures which are not removed from the Leased Premises upon cessation of occupancy by Tenant and upon prior written notice to Tenant's last known address shall become the property of Landlord. Tenant shall have no (and hereby waives all) rights to payment or compensation for any such item.

SECTION 4.5.  LAWS AND REGULATIONS; BUILDING RULES; INFOMART POLICY STATEMENT.

(a) Tenant shall comply with all laws, ordinances, rules and regulations of any governmental authority relating to the use, condition or occupancy of the Leased Premises or the Building, including the furnishing, equipping and improving thereof.

(b) Tenant shall, and shall cause its employees, agents, customers and invitees to comply with the Building Rules adopted and altered by Landlord from time to time. All changes in such rules will be sent by Landlord to Tenant in writing.

(c) Landlord has prepared a policy statement with respect to the operation of the Building attached hereto as Exhibit "D" which may from time to time be amended, revised or supplemental at Landlord's sole discretion (the "INFOMART Policy Statement"). Tenant shall be responsible for conducting its operations within the Leased Premises and the Building in compliance with the INFOMART Policy Statement. The failure of the Landlord to successfully enforce any provisions of the INFOMART Policy Statement against Tenant, or against any other tenant or occupant of the Building, shall not be deemed to be a waiver of the requirements of the INFOMART Policy Statement. Landlord shall not be responsible to Tenant for nonperformance by any other tenant or occupant of the Building of any of the requirements of the Building Rules or the INFOMART Policy Statement; and Tenant shall be liable for all injuries or damages sustained by Landlord or Landlord's agents or by other tenants, occupants, or invitees of the Building arising by reason of any breach of the requirements of the Building Rules or the INFOMART Policy Statement by Tenant or Tenant's agents, employees or invitees.

SECTION 4.6. LANDLORD'S ACCESS. Landlord and its representatives, agents, officers and contractors shall have the right to enter upon the Leased Premises at any reasonable time for any reasonable purpose, at any time for any emergency, and if a default by Tenant exists hereunder, at any time to show the Leased Premises to prospective tenants. Landlord agrees that to the extent possible it will not unreasonably interfere with the conduct of Tenant's business in the exercise of its rights hereunder.

SECTION 4.7. ASSIGNMENT AND SUBLETTING BY TENANT.

(a) Tenant shall not, by operation of law or otherwise, (i) assign, transfer, mortgage, pledge, hypothecate or otherwise encumber this Lease, the Leased Premises or any interest therein, (ii) grant any concession or license within the Leased Premises, (iii) grant or transfer any management privileges or rights with respect to the Leased Premises, (iv) sublet all or any part of the Leased Premises or any right or privilege appurtenant to the

         Leased Premises, or (v) permit any other party to occupy or use all or any part of the Leased Premises except for as provided in Section 2.2. If Tenant is other than an individual person, any conveyance, assignment or transfer of any interest in Tenant shall be deemed to constitute a transfer or assignment prohibited by the immediately preceding sentence. No consent granted by Landlord to any transfer, assignment or other transaction prohibited by this Section shall release Tenant from any of Tenant's obligations under this Lease or be deemed to constitute a consent to any subsequent assignment, subletting, occupancy or use of the Leased Premises by another person. Subject to the foregoing, the rights and obligations of the parties to this Lease shall inure to the benefit of and be binding upon their respective successors, assigns, heirs and legal representatives. Any attempted assignment or sublease by Tenant in violation of the terms and covenants of this paragraph shall be void and constitute a default by Tenant.

(b) One half of all net cash or other net proceeds of any assignment, sale or sublease of Tenant's interest in this Lease and/or the Leased Premises (not including Trade Fixtures), whether consented to by Landlord or not, shall be paid to Landlord notwithstanding the fact that such proceeds exceed the rents called for hereunder, unless Landlord agrees to the contrary in writing, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. This covenant and assignment shall benefit Landlord and its successors in ownership of the Building and shall bind Tenant, Tenant's heirs, executors, administrators, personal representatives, successors and assigns. Any assignee, sublessee, or purchaser of Tenant's interest in this Lease (all such assignees, sublessees or purchasers being hereinafter referred to as "Successors"), by occupying the Leased Premises and/or assuming Tenant's obligations hereunder, shall be deemed to have assumed liability to Landlord for all amounts paid to persons other than Landlord by such Successor in consideration of any such sale, assignment or subletting, in violation of the provision hereof. The acceptance by Landlord of any rent from any sublessee or assignee of Tenant shall not constitute Landlord's consent to such assignment or sublease. Notwithstanding the foregoing, Tenant may, upon written notice to Landlord of the identity of the Affiliate, assign or sublet its interest under this Lease in the Leased Premises to an "Affiliate" of Tenant, provided (i) that such assignee or subtenant assumes in full, the obligations of Tenant under this Lease, (ii) such Affiliate's business operations are consistent with the Permitted Use, and (iii) such sublease or assignment shall not operate to release Tenant from its obligations under this Lease. As used herein, the term "Affiliate" shall be a corporation which controls, is controlled by, or is under common control with Tenant, control to be determined, for purposes hereof, by the ownership of in excess of fifty percent (50%) of the issued and outstanding voting stock of such entity. In addition, the term "Affiliate" shall include any entity (a) resulting from a merger or consolidation with Tenant, (b) any entity succeeding to substantially all the business and assets of Tenant at the Leased Premises, (c) any subsidiary, spin-off, affiliate or parent of Tenant, or (d) any entity resulting from the reorganization of Tenant outside of a bankruptcy organization. In the case of sublease or assignment to an Affiliate, Landlord shall not have any right to share in any excess rents.

SECTION 4.8. LIGHT, AIR AND VIEW. Neither the diminution nor the shutting off of any natural light, air, or view nor any other effect on the Leased Premises by any structure or condition now or hereafter existing on property adjacent to the Building shall affect this Lease, abate rent, or otherwise impose any liability on Landlord.

SECTION 4.9. TAXES. Tenant shall pay all ad valorem and similar taxes or assessments levied upon or applicable to any of Tenant's Trade Fixtures or any other improvements, equipment, fixtures, furniture or other property situated in the Leased Premises and all license and other fees or charge imposed on the business conducted by Tenant on the Leased Premises. Upon request by Landlord, Tenant will furnish Landlord annually with official tax receipts and other official receipts showing payment of such taxes, assessments, fees and charges. If Landlord shall be required to pay a higher ad valorem tax as a result of Tenant's leasehold improvements, then Tenant shall pay to Landlord, upon demand, the amount of such increase in ad valorem taxes.

SECTION 4.10. LIENS. Tenant shall not place or permit to be placed any lien, affidavit, charge or order upon INFOMART, the Building or the Leased Premises or any part thereof or any interest therein. In the event that any such lien, affidavit, charge or order attaches, regardless of the validity or enforceability thereof, Tenant shall promptly cause the same to be discharged of record by payment or by the filing of a statutory bond in lieu of payment within ten (10) days of Tenant's receipt of notice of such lien. In the event any such lien is attached to the INFOMART, the Leased Premises or the Building, then in addition to any other right or remedy of Landlord, Landlord may but shall not be obligated to discharge the same. Any amount paid by Landlord for any of the aforesaid purposes shall be paid by the Tenant to Landlord on demand as additional rent.

SECTION 4.11. SUBORDINATION TO MORTGAGES AND LEASES. This Lease shall be subject and subordinate at all times to (a) all ground or underlying leases now existing or which may hereinafter be executed affecting the Building, the Leased Premises and/or the Property (b) the lien or liens of all mortgages and deeds of trust in any amount or amounts whatsoever now or hereafter placed on the Building, the Leased Premises and/or the Property or Landlord's interest or estate therein or on or against such ground or underlying leases and (c) all renewals, modifications, consolidations, replacements and extensions thereof. The subordinations set forth herein shall be self-operative and effective without the necessity of execution of any further instruments by any party; provided, however, Tenant shall execute and deliver upon demand by Landlord any instruments, releases or other documents requested by any lessor or mortgager for the purpose of confirming the provisions hereof or further subjecting and subordinating this Lease to any such ground lease, mortgage or deed of trust. In the event of the enforcement by the trustee or the beneficiary under any such mortgage or deed of trust, of the remedies provided for by law or by such mortgage or deed of trust, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, Tenant will automatically become the Tenant of such successor in interest without change in the terms or provisions of this Lease; provided, however, that such successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one month in advance except prepayments actually delivered to such successor in the nature of security for the performance by Tenant of its obligations under this Lease, (ii) any payment of the security deposit or any other deposit unless such security deposit or other deposit has actually been delivered to such successor or (iii) any amendment or modification of this Lease made without the written consent of such trustee or such beneficiary or such successor in interest, and Tenant shall execute and deliver an instrument or instruments confirming the attornment and other agreements provided for herein. Further, notwithstanding anything contained in this Lease to the contrary, in the event of any default by Landlord in the performance of its covenants or obligations hereunder which would give Tenant the right to terminate this Lease, Tenant shall not exercise such right unless and until (i) Tenant gives written notice of such default (which notice shall specify the exact nature of said default and the steps necessary to cure same) to the holder of any mortgage or deed of trust encumbering the Building, the Leased Premises and/or the Property who has theretofore notified Tenant in writing of its interest and the address to which notices are to be sent, and (ii) such holder, upon becoming entitled to do so, through foreclosure of its lien, or accepting a deed in lieu of foreclosure, or otherwise, fails to cure or cause to be cured such default within thirty (30) days from the later of the receipt of such notice from Tenant or its becoming entitled to do so, or, if such default relates to a condition which cannot reasonably be cured within such period, such holder commences to cure within such period and thereafter diligently prosecutes the completion of such cure. Landlord shall, in the event that a mortgage or deed of trust lien is placed upon the Property and/or the Building, utilize reasonable efforts to obtain a non-disturbance agreement from the holder thereof with respect to Tenant's leasehold interests under the Lease, which non-disturbance agreement shall be deemed to be sufficient if in form and content identical to the form of Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit "L" and incorporated herein by reference for all purposes.

SECTION 4.12. CERTIFICATES. At any time and from time to time during the Lease Term, within ten (10) days after written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord and any other persons specified by Landlord a certificate certifying (to the extent of being true and accurate) (i) that this Lease is in full force and effect, (ii) the date and nature of each modification to this Lease , (iii) the date to which rental and other sums payable to this Lease have been paid, (iv) that Tenant is not aware of any default under this Lease which has not been cured, except such defaults as may be specified in said certificate, and (v) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by Landlord and by any other person to whom it is delivered for such purpose.

SECTION 4.13. LIMITATION ON WEIGHT. Tenant shall not permit upon the floor of the Leased Premises any weight exceeding seventy-five (75) pounds per square foot of floor area.

                                    ARTICLE 5
                                    ---------

SECTION 5.1. CONDEMNATION. If all of the Building, or the whole or substantially the whole of the Property (including surface and covered parking associated with the Building) or the Leased Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building, or the Leased Premises, or the Property is taken by the condemning authority. If less than the whole of the Building or less than the whole or substantially the whole of the Property (including surface and covered parking associated therewith) or the Leased Premises is thus taken or sold, Landlord (whether or not the Leased Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant; in which event this Lease shall terminate as of the date when physical possession of such portion of the Building, Property, or Leased Premises is taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the Base Rental payable hereunder shall be diminished by a prorata amount representing that portion of the Base Rental allocable to the portion, if any, of the Leased Premises subject to such taking, and Landlord shall, to the extent Landlord deems feasible, restore the Building shell to substantially their former condition, but such work shall not exceed the scope of the work done by landlord in originally constructing the Building, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. All amounts awarded upon a taking of any part or all of the Property, the Building or the Leased Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claim to any such compensation.

SECTION 5.2. CASUALTY DAMAGE. If the Leased Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's sole discretion, be required (whether or not the Leased Premises shall have been damaged by such casualty) or in the event any mortgagee of Landlord's should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building shell; except that Landlord's obligation to restore shall not require Landlord to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty. When the repairs described in the preceding sentence have been completed by Landlord, Tenant shall restore all improvement necessary to permit Tenant's re-occupancy of the Leased Premises, and the restoration of Tenant furniture and equipment. All cost and expense of reconstructing the Leased Premises shall be borne by Tenant. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of rent during the time and to the extent the Leased Premises are unfit for occupancy and are unoccupied. If the Leased Premises or any other portion of the Building be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any Tenant's agents, employees, or invitees, the rent hereunder shall not be diminished during the repair and restoration of the Building and Tenant shall be liable to Landlord for rent and for the cost of repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds actually received by Landlord. Notwithstanding the foregoing, in the event that it is estimated that Landlord will need more than one hundred eighty (180) days to repair the damage caused by such casualty, Tenant shall have the right to terminate this Leased by providing written notice to Landlord within five (5) days of Landlord's notice to Tenant.

SECTION 5.3. INSURANCE.

(a) Landlord shall not be obligated to insure any of Tenant's goods, Trade Fixtures, furniture or any other property placed in or incorporated in the Leased Premises or the Building. Landlord shall maintain insurance during the Lease Term as required by then current lender.

(b) Tenant shall, at its sole cost and expense, procure and maintain during the Lease Term, commercial general liability insurance (such insurance to afford minimum protection of not less than $5,000,000.00 combined single limit coverage of bodily injury, property damage or combination thereof), property insurance with respect to Tenant's personal property, inventory and leasehold improvements written on an all "All Risk" basis for full replacement cost, worker's compensation and employer's liability insurance, comprehensive catastrophe liability insurance and such other insurance as Landlord may, from time to time, reasonably require. In addition, Tenant agrees to obtain a fire legal liability endorsement or other coverage satisfactory to Landlord which removes the "owned, rented or occupied" property exclusion from Tenant's liability policy. All such insurance shall be maintained by companies on forms and in amounts approved by Landlord.

(c) In the event that Tenant fails to take out or maintain any policy required by this Article to be maintained by Tenant, such failure shall be a defense to any claim asserted by Tenant against Landlord by reason of any loss sustained by Tenant that would have been covered by such policy.

(d) All policies of insurance required to be maintained by Tenant shall provide that the Landlord shall be given at least thirty (30) days prior written notice of any cancellation or non-renewal of any such policy. A duplicate original of each such policy or a duly executed certificate of insurance with respect to each such policy shall be deposited with Landlord by Tenant on or before the Commencement Date, and a duplicate original of each subsequent policy or a duly executed certificate of insurance with respect to each subsequent policy shall be deposited with Landlord at least fifteen (15) days prior to the expiration of the policy then in force.

(e) Tenant shall not do or permit anything to be done in the Building or about the Leased Premises nor bring nor keep nor permit anything to be brought to or kept therein, which will in any way increase the existing rate of or affect any fire or other insurance which Landlord carries upon any part of the Building or any of its contents, or cause a cancellation or invalidation of any such insurance. If the annual premiums to be paid by Landlord with respect to any insurance obtained by Landlord covering any part of the Building or any of its contents shall exceed the standard rates because of Tenant's operations, or contents of the Leased Premises or because improvements with respect to the Leased Premises result in extra-hazardous exposure, Landlord shall have the further right, exercisable in Landlord's sole discretion, to terminate this Lease by giving written notice of such election to Tenant.

(f) Subject to the conditions hereinafter specified in this Subsection (f) and only to the extent that and so long as the same is permitted under the laws and regulations governing the writing of insurance within the State of Texas with respect to the respective insurance that is to be carried by either Landlord or Tenant covering losses arising out of the destruction or damage to the Leased Premises or its contents or to other portions of the Building or to Tenant's occupancy and operation of the Leased Premises without invalidating or nullifying any such policy, or providing a defense to the applicable insurance carrier with respect to the coverage of any such policy, all such insurance carried by either Landlord or Tenant shall provide for a waiver of rights of subrogation against Landlord and Tenant on the part of the insurance carrier. Notwithstanding the foregoing, nothing contained herein shall require either party to obtain the inclusion of such a waiver of rights of subrogation in the event that, because of the cost or premium attributable to such waiver, the obtaining of such waiver is not feasible and reasonable. Except as otherwise provided in Section 5.2 hereof or in the event that such waivers contemplated by this sentence will invalidate, nullify, or provide a defense to coverage under any such insurance policy or are not obtainable for the reasons described in this Subsection (f), Landlord and Tenant each hereby waive any and all rights of recovery, claims, actions or causes of action against the other, its agents, officers, or employees, or any loss or damage that may occur to the Leased Premises or the Building, or any improvements thereto, which loss or damage is covered by valid and collectible insurance policies, to the extent that such loss and damage is recoverable under such insurance policy. The waivers set forth in the immediately preceding sentence shall be in addition, and not substitution for, any other waivers, indemnities, or exclusions of liabilities as set forth in this Lease, including, without limitation, Sections 5.5 and 5.6 of the Lease.

SECTION 5.4. SURRENDER OF LEASED PREMISES. Upon termination of this Lease or Tenant's right to possession of the Leased Premises, Tenant shall peaceably and quietly surrender the Leased Premises to Landlord, broom-clean and in a good state of repair and condition, excepting only ordinary wear and tear. Upon request of Landlord, Tenant shall demolish or remove all or any portion of any Trade Fixtures and other property or the making of any such alteration, improvement, addition or change. Notwithstanding the foregoing, Tenant shall be required to remove only those items which Landlord specified are to be removed at the time that Landlord consents to the installation thereof. All such demolition, removal and restoration shall be performed in accordance with the conditions set forth in Section 4.2(b). Upon termination of this Lease, Tenant will also surrender to Landlord all keys to the Leased Premises and inform Landlord of all combinations on locks, safe, and vaults, if any, at the Leased Premises.

SECTION 5.5. DAMAGES FROM CERTAIN CAUSES. Landlord and Landlord's agents and employees shall not be liable or responsible to Tenant or any person claiming through Tenant for any loss or damage or injury to business or to any property or person in, upon or about the Leased Premises or any other portion of the Building arising at any time from any cause, negligent or otherwise, other than solely by reason of the gross negligence or willful misconduct of Landlord or of Landlord's employees or agents acting within the scope of their employment or authority.

SECTION 5.6. HOLD HARMLESS. Landlord shall not be liable to Tenant, or to Tenant's agents, employees, contractors, customers or invitees or to any other person whomsoever for any injury or damage to person or property caused by or arising out of an act, omission or neglect of Tenant, its agents, contractors, subtenants, employees, customers, licensees, concessionaires or invitees or any other person entering the Building under express or implied invitation of Tenant or other tenants of the Building, and Tenant agrees to indemnify and hold Landlord harmless from all liability and claims for any such damage and from all claims, costs, damages or liabilities arising out of the foregoing, including without limitation attorneys' fees and all other out-of-pocket expenses incurred in connection therewith. Likewise, Landlord shall indemnify and hold Tenant harmless from all liability and claims for any damage incurred by Tenant as a result of and from all claims for any damage incurred by Tenant as a result of and from all claims, costs, damages, or liabilities arising out of the gross negligence or willful misconduct of Landlord, its agents or employees, including, without limitation, attorneys' fees and all other out-of-pocket expenses incurred in connection therewith. In any case in which Landlord or Tenant has agreed to indemnify the other, such indemnity shall be deemed to include an obligation on the part of the indemnifying party to appear on behalf of the indemnified party in any and all proceedings involving a claim or cause of action covered by such indemnity and to defend the indemnified party against such claim or cause of action, all at the indemnifying party's cost; provided, however, at the option of any party indemnified hereunder, such party shall have the right to appear on its own behalf, employ its own legal counsel and defend any claim or cause of action indemnified in this Section, all at the cost of the indemnifying party's.

                                    ARTICLE 6
                                    ---------

SECTION 6.1. DEFAULT BY TENANT. The occurrence of any one or more of the following events shall constitute a default by Tenant under this Lease:

(a) Failure of the Tenant to pay rent or any other amount due under this Lease within ten (10) days after Tenant's receipt of Landlord's written notice of such failure to pay provided Landlord shall be required to give such notice only once in any twelve (12) month period and thereafter Tenant shall be in default if any such payment is not received when due and without notice;

(b) Failure of the Tenant to perform, observe, or comply with or default under any of the terms, covenants, conditions or provisions contained in Section 4.1 of this Lease within twenty-four (24) hours after written notice to Tenant with respect thereto, if such condition cannot reasonably be cured within such twenty-four (24) period, Tenant shall thereafter diligently and continuously prosecute such cure to completion within five (5) days from the date of Landlord's notice of such default provided that Landlord shall be required to give such notice only once in any twelve (12) month period and the second violation of the provisions contained in Section 4.1 hereof by Tenant shall constitute a default by Tenant hereunder whether or not Landlord shall provide Tenant with notice thereof and;

(c) Failure of the Tenant to perform, observe, or comply with or default under the negative covenant or agreement set forth in Sections 4.7 and
         4.10 of the Lease and all other covenants and agreements set forth in this Lease which prohibit or restrict Tenant from taking or omitting to take any action without the consent of the Landlord or which requires the Tenant to take action upon the request of the Landlord;

(d) Failure of the Tenant to perform, observe, or comply with or default under any of the terms, covenants, conditions or provisions contained in this Lease (other than covenants to pay rent, the covenants set forth in Sections 4.1 and 8.3 of this Lease, negative covenants and agreements set forth in this Lease and all other covenants and agreements set forth in this Lease which prohibit or restrict the Tenant from taking or omitting to take any action upon request of the Landlord) and such failure or default is not cured to Landlord's satisfaction within thirty (30) calendar days after the Landlord has given Tenant written notice thereof or, if such condition cannot reasonably be cured within such thirty (30) day period, Tenant shall thereafter diligently and continuously prosecute such cure to completion within eighty (80) days from the date of Landlord's notice of such default, except as such eighty (80) day period otherwise be delayed by the provisions of Section 8.1 hereunder;

(e) The interest of Tenant under this Lease shall be levied on under execution or other legal process;

(f) Any petition in bankruptcy or other insolvency proceedings shall be filed by or against Tenant, or any petition shall be filed or other action taken to declare Tenant a bankrupt or to delay, reduce or modify Tenant's debts or obligations or to reorganize or modify Tenant's capital structure or indebtedness or to appoint a trustee, receiver or liquidator of Tenant or of any property of Tenant, or any proceeding or other action shall be commenced or taken by any governmental authority for the dissolution or liquidation of Tenant to the extent not cured or removed within sixty (60) days notice from Landlord;

(g) Tenant shall become insolvent, or Tenant shall make an assignment for the benefit of creditors, or Tenant shall make a transfer in fraud of creditors, or a receiver or trustee shall be appointed for Tenant or any of its properties;

(h) Tenant shall abandon the Leased Premises or any substantial portion thereof;

(i) Tenant shall do or permit to be done anything which creates or causes to be filed a lien, security interest or other encumbrance (whether consensual or created by operation of law or otherwise) against all or any part of the Leased Premises, the Building or any property situated therein or Tenant's interest in this Lease; or

(j) The death or legal incapacity of Tenant if Tenant is an individual person or the termination, dissolution or liquidation of Tenant, if Tenant is a corporation, partnership, or other entity.

(k) Failure of the Tenant to perform, observe, or comply with or default under any of the terms, covenants, conditions or provisions contained in Section 8.3 hereof and default is not cured within fifteen (15) days of Landlord's notice to Tenant of such default.

SECTION 6.2. LANDLORD'S REMEDIES. Upon the occurrence of any default by Tenant under this Lease, Landlord may, at its sole option, do any one or more of the following, without any notice or demand for possession whatsoever, and Tenant hereby waives any and all notice and demand requirements imposed by applicable law:

(a) Terminate this Lease, whereupon Landlord shall have the remedies set forth in Section 6.3 below;

(b) Without having terminated this Lease, enter upon and take possession of the Leased Premises, whereupon Landlord shall have the remedies set forth in Section 6.4 below; or

(c) Upon Tenant's failure to perform, observe or comply with the covenants set forth in Sections 2.2, 4.1, or 4.7 of this Lease, Landlord may, without terminating this Lease and without taking possession of the Leased Premises, collect from Tenant, in addition to any rent payable by Tenant to Landlord under this Lease, as liquidated damages, a sum equal to twice the Base Rental (computed on a daily basis) for each day or any portion thereof that such default by Tenant continues, Landlord and Tenant agreeing that actual damages which might be sustained by Landlord by reason of such failure are uncertain and difficult to ascertain and that said sum would be reasonable and just compensation for such failure.

SECTION 6.3. TERMINATION OF LEASE. Upon termination of this Lease by Landlord, pursuant to Section 6.2(a), Landlord may forthwith repossess the Leased Premises and be entitled to recover as damages a sum of money equal to the total of (i) the cost of recovering the Leased Premises, (ii) the cost of removing and storing Tenant's or any other occupant's property, (iii) the unpaid rent accrued at the date of termination, and (iv) any other sum of money or damages that may be owed to Landlord as the result of the exercise of Landlord's rights at law or in equity.

SECTION 6.4. TERMINATION OF POSSESSION. Upon termination of Tenant's right of possession to the Leased Premises pursuant to Section 6.2(b), Landlord may repossess the Leased Premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord may (but shall not be obligated to) relet the same for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. In such event, Tenant shall be liable for and shall pay to Landlord all rent payable by Tenant under this Lease plus an amount equal to (i) the cost of recovering possession, (ii) the cost of decorations, repairs, changes, alterations and additions to the Leased Premises, (iii) the cost of collection of the rent accruing from such reletting, and (iv) any other costs incurred by Landlord in connection with such reletting, reduced by any sums received by Landlord through reletting the Leased Premises; provided, however, that in no event shall Tenant be entitled to any excess of any sums obtained by reletting over and above rent provided in this Lease to be paid by Tenant to Landlord. For the purpose of such reletting, Landlord is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Leased Premises that Landlord may deem necessary or advisable. Landlord may file suit to recover any sums falling due under the terms of this Section from time to time, and no delivery to or recovery by Landlord of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord. No reletting shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default.

SECTION 6.5. LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS., Should Tenant fail to perform any of its obligations hereunder, Landlord may (but shall not be obligated to), after written notice to Tenant, (except in an emergency, when no notice shall be required) enter upon the Leased Premises and perform all or any part of such obligations. Upon demand, Tenant shall reimburse Landlord for the cost to Landlord of performing such obligations plus profit and overhead in an amount equal to fifteen percent (15%) of such cost. No action taken by Landlord under this Section shall relieve Tenant from any of its obligations under this Lease or from any consequences or liabilities arising from the failure to perform such obligations.

SECTION 6.6. CUMULATIVE REMEDIES. The rights and remedies of Landlord under this Article shall be non-exclusive and shall be in addition to and cumulative of all other remedies available to Landlord under this Lease or at law or in equity.

SECTION 6.7.  LANDLORD'S LIEN. Intentionally omitted.

SECTION 6.8. HOLDING OVER. In the event Tenant remains in possession of the Leased Premises after the expiration or termination of this Lease without the execution of a new lease, then Tenant shall be deemed to be occupying the Leased Premises as a tenant from month to month at a rental equal to 150% of the Base Rental for the first forty-five (45) days and 200% of the Base Rental thereafter and shall otherwise remain subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month to month tenancy. No holding over by Tenant after the expiration or termination of this Lease shall be construed to extend the Lease Term or in any other manner be construed as permission by Landlord to hold over.

SECTION 6.9. SECURITY DEPOSIT. Tenant shall pay the Security Deposit to Landlord on the date this Lease is executed by Tenant. Landlord may commingle the Security Deposit with its other funds and shall receive and hold the Security Deposit without liability for interest. Upon default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, apply such Security Deposit to the extent necessary to make good any arrears of rental or any other damage, injury, expense or liability caused by Landlord by reason of default by the Tenant. After any such application of Security Deposit, Tenant shall, upon request of Landlord, pay to Landlord the amount so applied so as to restore the Security Deposit to its original amount. Any remaining balance of the Security Deposit shall be returned by Landlord to Tenant within a reasonable period of time after the termination of this Lease. If Landlord transfers its interest in the Leased Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

                                    ARTICLE 7
                                    ---------

SECTION 7.1. ATTORNEY'S FEES AND OTHER EXPENSES. In the event of the default by either party hereto in the performance or observance of any of the terms, agreements or conditions contained in this Lease, the defaulting party shall be liable for and shall pay the prevailing party all expenses incurred by the prevailing party in enforcing any of the prevailing party's remedies for any such default, including, without limitation, the prevailing party's reasonable attorney's fees.

SECTION 7.2. AMENDMENTS, BINDING EFFECT. This Lease may not be altered, changed or amended, except by instrument in writing signed by both parties hereto. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord and addressed to Tenant, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waiver or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

SECTION 7.3. NON-WAIVER. No course of dealing between Landlord and Tenant or any other person, nor any delay on the part of Landlord in exercising any rights under this Lease, nor any failure to enforce any provision of this Lease, nor the acceptance of rental by Landlord shall operate as a waiver of any rights of Landlord, except to the extent, if any, expressly waived in writing by Landlord. The waiver by Landlord of any agreement, condition or provision herein contained shall not be deemed a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained.

SECTION 7.4. NOTICES. Any notice or other communications to Landlord or Tenant required or permitted to be given under this Lease must be in writing and shall be effectively given if hand delivered or transmitted by facsimile to the addresses for Landlord and Tenant stated above or if sent by United States Mail, certified or registered, return receipt requested, to said addresses. Any notice mailed shall be deemed to have been given three (3) calendar days following the date of deposit of such item in a depository of the United States Postal Service. Any notice by facsimile shall be deemed delivered upon confirmation of receipt on the day of receipt or, if after 5:00 p. m. the next business day. Any other form of notice effected other than by mail shall be deemed to have been given at the time of actual delivery. Either party shall have the right to change its address to which notices shall thereafter be sent by giving the other written notice thereof.

SECTION 7.5. INTEREST. All amounts of money payable by Tenant to Landlord under this Lease shall bear interest from the date due until paid at the rate of interest set forth in Section 2.3.

SECTION 7.6. MERGER OF ESTATES. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof, shall not constitute a merger; and upon such surrender or cancellation of this Lease, Landlord shall have the option, in Landlord's sole discretion, to (i) either terminate all or any existing subleases or subtenancies, or (ii) assume Tenant's interest in any or all subleases or subtenancies.

SECTION 7.7. OTHER TENANTS OF BUILDING. Neither this Lease nor Tenant's continued occupancy of the Leased Premises is conditioned upon the opening of any store or business in the Building, nor upon the continued operation of any such store or business.

SECTION 7.8. CONSENT BY LANDLORD. In all circumstances under this Lease where the prior consent or permission of Landlord is required before Tenant is authorized to take any particular type of action, such consent must be in writing and the matter of whether to grant such consent or permission shall be within the sole and exclusive judgment and discretion of Landlord, except as set forth herein, and it shall not constitute any nature of breach by Landlord under this Lease or any defense to the performance of any covenant, duty or obligation of Tenant under this Lease that Landlord delayed or withheld the granting of such consent or permission.

SECTION 7.9. LEGAL INTERPRETATION. This lease and the rights and obligations of the parties hereto shall be interpreted construed and enforced in accordance with the laws of the State of Texas and the United States. All obligations of the parties hereto shall be performable in, and all legal actions to enforce or construe this Lease shall be instituted in the courts of Dallas County, Texas. The determination that one or more provisions of this Lease is invalid, void, illegal or unenforceable shall not affect or invalidate the remainder. All obligations of either party requiring any performance after the expiration of the Lease Term shall survive the expiration of the Lease Term and shall be fully enforceable in accordance with those provisions pertaining thereto. Section titles appearing in this Lease are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this Lease.

SECTION 7.10. ENTIRE AGREEMENT. Tenant agrees that this Lease supersedes and cancels any and all previous statements, negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Leased Premises or the Building, and that there are no representations, agreements or warranties (express or implied, oral or written) between Landlord and Tenant with respect to the subject matter of this Lease, the Leased Premises or the Building other than contained in this Lease.

SECTION 7.11. ASSIGNMENT BY LANDLORD. Landlord shall have the right at any time to transfer and assign in whole or in part, by operation of law or otherwise, its rights, benefits, privileges, duties and obligations hereunder or in the Property.

SECTION 7.12. TENANT'S AUTHORITY. Tenant represents and warrants that it has the full right, power and authority to enter into this Lease and to perform its obligations hereunder, and that upon execution of this Lease by Tenant, this Lease shall constitute a valid and legally binding obligation of Tenant. If Tenant signs as a corporation, each of the persons executing this

Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly and validly existing corporation, that the execution of this Lease by such persons on behalf of Tenant has been duly authorized by all necessary corporate action and that Tenant is qualified to do business in the State of Texas.

SECTION 7.13. LANDLORD'S LIABILITY. Any provisions of this Lease to the contrary notwithstanding, Tenant hereby agrees that no personal, partnership or corporate liability of any kind or character whatsoever now attaches or at any time hereafter under any condition shall attach to Landlord or its partners or venturers for payment of any amounts payable under this Lease or for the performance of any obligation under this Lease. The exclusive remedy of Tenant for the failure of Landlord to perform any of its obligations under this Lease shall be to proceed against the interest of Landlord in and to the Building. In no event shall Landlord incur any liability or obligation to Tenant or other person or entity with respect to any action, omission, or inaction, negligent or otherwise, of Landlord, except as such may be due to the gross negligence or willful misconduct of Landlord.

SECTION 7.14. TIME OF ESSENCE. In all instances where Tenant is required under this Lease to pay any sum or do any act at a particular time or within a particular period, it is understood that time is of the essence.

SECTION 7.15. INSTRUMENTS AND EVIDENCE REQUIRED TO BE SUBMITTED TO LANDLORD. Each written instrument and all evidence of the existence or non-existence of any circumstances or condition which is required by this Lease to be furnished to Landlord shall in all respects be in form and substance satisfactory to Landlord, and the duty to furnish such written instrument or evidence shall not be considered satisfied until Landlord shall have acknowledged that it is satisfied therewith.

SECTION 7.16. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

SECTION 7.17. GENDER AND NUMBER. The pronouns of any gender shall include the other gender and either the singular or the plural shall include the other.

SECTION 7.18. RECORDATION. Tenant agrees not to record this Lease or any instrument to which this Lease may now or hereafter be attached.

                                    ARTICLE 8
                                    ---------

SECTION 8.1. FORCE MAJEURE. Except for the payment of Base Rental or any additional sums payable by Tenant hereunder, whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of such party.

SECTION 8.2. COMMISSIONS. Landlord has agreed to pay commission to Grubb & Ellis with respect to the negotiation and execution of this Lease. Tenant hereby indemnifies and holds Landlord harmless against any loss, claim, expense or liability with respect to any other commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease or the expansion of the Leased Premises hereunder, if applicable, due to any action by Tenant. The provisions of this paragraph shall survive the termination of this Lease.

SECTION 8.3. USE OF THE TERM "INFOMART". Tenant may use the term "INFOMART" in any of its activities, provided that (a) such usage by Tenant is in compliance with such agreement relative to Landlord's use of the term "INFOMART" ("License Agreement") and (b) copies of all proposed written materials and advertising containing reference to the term "INFOMART" shall be furnished to Landlord in advance for its review and written approval. Any permitted use of the term "INFOMART" by Tenant shall additionally include the phrase "The Technology Community" immediately after the first (1st) usage of such term in any material. Landlord shall notify Tenant in writing after such proposed usage has been verified, and Tenant may thereafter commence such requested usage. Tenant shall not permit any third party to use the term "INFOMART" in any of its activities and shall report to Landlord any unauthorized uses of such term which comes to its attention. The breach by Tenant of any provisions of this Section 8.3 shall constitute an event of default under this Lease and Tenant shall cease and desist immediately from any unauthorized use within fifteen (15) days of Landlord's notice of such breach. Tenant shall indemnify and hold Landlord harmless from against any loss, cost, claim, liability, cause of action, or expense whatsoever (including, without limitation, attorney's fees and other costs and expenses of defending against any such claim) arising or alleged to arise from any unauthorized use by Tenant, or its agents or employees of the term "INFOMART".

SECTION 8.4. EFFECT OF DELIVERY OF THIS LEASE. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer or option to Tenant. This Lease shall not be effective until a copy executed by both Landlord and Tenant is delivered to and accepted by Landlord, and this Lease has been approved by Landlords' mortgagee.

SECTION 8.5. EXHIBITS, SCHEDULES AND RIDERS. The Exhibits and Riders attached to this Lease are hereby incorporated herein and hereby made a part of this Lease.

IN TESTIMONY HEREOF, the parties have executed this Lease as of the day and year first above written.

                             L A N D L O R D
                             ---------------

                             INFOMART-Dallas, L.P., a Texas limited partnership

                             By:INFOMART USA, L.P., a Texas limited partnership

                             By: /s/ Thomas E. Jones
                                --------------------------------
                             Name: Thomas E. Jones

                             Title:  Authorized Agent

                             T E N A N T
                             -----------

                             FOCAL COMMUNICATIONS CORPORATION OF
                             TEXAS, a Delaware corporation

                             By: /s/ Brian F. Addy
                                --------------------------------
                             Name:   Brian F. Addy
                                  ------------------------------
                             Title:  Executive Vice President
                                   -----------------------------

Exhibit "A" - Property Description
Exhibit "B" - Building Rules
Exhibit "C" - Designation of Leased Premises
Exhibit "D" - INFOMART Policy Statement
Exhibit "E" -  Parking
Exhibit "F" - Telecommunications Equipment License
Exhibit "G" - Satellite/Antenna License
Exhibit "H" - Generator
Exhibit "I" - Renewal Option
Exhibit "J" - Work Letter (Allowance)
Exhibit "K" - Rooftop Cooling Provisions
Exhibit "L" - Subordination, Non-Disturbance and Attornment Agreement

                                   EXHIBIT "A"
                                   -----------
      To Lease Agreement By and Between INFOMART-Dallas, L.P., as Landlord
            and FOCAL COMMUNICATIONS CORPORATION OF TEXAS, as Tenant

-------------------------------------------------------------------------------

                              PROPERTY DESCRIPTION
                              --------------------

BEING a 25.454 acre tract of land situated in the City of Dallas, Dallas County, Texas and out of the James A. Sylvester Survey, Abstract No. 1383 and being a part of City of Dallas Block No. 6053, also being the same tract of land conveyed to Dallas Market Center Company by a Special Warranty Deed recorded in Volume 82113, Page 3240 of the Deed Records of Dallas County, Texas, said 25.454 acre tract of land being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod found for the point of intersection of the southwesterly right-of-way line of the Chicago Rock Island and Pacific Railroad with the northwesterly right-of-way line of Oak Lawn Avenue;

THENCE with the northwesterly right-of-way line of Oak Lawn Avenue the following:

         South 31 31'40" West a distance of 366.74 feet to an "X" chiseled in concrete found for corner in a curve to the right, the radius point of said curve bearing North 50 08'58" West a distance of 241.00 feet from said "X";

         Southwesterly with said curve to the right through a central angle of 03 09'20" an arc distance of 13.27 feet to an "X" chiseled in concrete set for the point of reverse curvature of a curve to the left having a radius of 259.00 feet;

         Southwesterly with said curve to the left through a central angle of 11 28'43" an arc distance of 51.89 feet to a 1/2 inch iron rod found for the point of reverse curvature of a curve to the right having radius of
         129.00 feet;

         Southwesterly with said curve to the right through a central angle of 24 06'22" an arc distance of 138.22 feet to a 1/2 inch iron rod set for the point of compound curvature of a curve to the right having a radius of 50.00 feet;

         Northwesterly with said curve to the right through a central angle of 24 06'22" an arc distance of 21.04 feet to a 1/2 inch iron rod found in the northeasterly right-of-way line of Stemmons Freeway for the point of compound curvature of a curve to the right having a radius of 1130.92 feet;

         THENCE with the northeasterly right-of-way line of Stemmons Freeway the following:

         Northwesterly with said curve to the right through a central angle of 07 24'40" an arc distance of 146.28 feet to a 1/2 inch iron rod found for the point of tangency of said curve;

         North 55 33'45" West a distance of 816.18 feet to a 1/2 inch iron rod found for point of curvature of a curve to the left having a radius of 3289.04 feet;

         Northwesterly with said curve to the left through a central angle of 01 23'21" an arc distance of 79.74 feet to a bolt in concrete found for the most southerly corner of a tract of land leased to Southwestern Furniture Mart Co. from Industrial Properties Corporation as recorded in Volume 67076, Page 0690 of the Deed Records of Dallas County, Texas;

THENCE departing the northerly right-of-way line of Stemmons Freeway with the easterly line of the Southwestern Furniture Mart Company tract, North 09 21'30" East a distance of 1064.46 feet to a 1/2 inch iron rod found for corner in the curving southwesterly right-of-way line of the Chicago, Rock Island and Pacific Railroad, the radius point of said curve being situated South 33 11'48" West a distance of 1599.88 feet;

THENCE with the southerly right-of-way lien of the Chicago, Rock Island and Pacific Railroad the following:

         Southeasterly with said curve to the right through a central angle of 02 41'48" an arc distance of 75.30 feet to a 1/2 inch iron rod found for corner;

         North 52 07'00" East a distance of 30.11 feet to a 1/2 inch iron rod found for corner in a curve to the right, the radius point of said curve being situated South 32 19'18" West a distance of 1553.95 feet;

         Northwesterly with said curve to the right through a central angle of 21 26'39" an arc distance of 581.59 feet to a 1/2 inch iron rod set for corner;

         North 45 16'10" East a distance of 53.07 feet to 1/2 inch iron rod set for corner;

         South 31 48'40" East a distance of 976.20 feet to the POINT OF
         BEGINNING;

CONTAINING an area of 25.454 acres of land.

                                    INITIALS

                    Landlord                 Tenant
                            -----------            -----------

                                   EXHIBIT "B"
                                   -----------

      To Lease Agreement By and Between INFOMART-Dallas, L.P., as Landlord and FOCAL COMMUNICATIONS CORPORATION OF TEXAS, as Tenant

--------------------------------------------------------------------------------

                              RULES AND REGULATIONS
                              ---------------------

1. No additional locks shall be placed on the doors of the Leased Premises by Tenant, nor shall any existing locks be changed unless Landlord is immediately furnished with two keys thereto. Landlord will without charge furnish Tenant with two keys for each lock existing upon the entrance doors when Tenant assumes possession with the understanding that at the termination of the lease these keys shall be returned or paid for at five dollars ($5.00) each. A deposit of one dollar ($1.00) each shall be required for additional keys.

2. Tenant shall not at any time display a "For Rent" sign upon the Building or the Leased Premises, or advertise the Leased Premises for rent.

3. Safes and other unusually heavy objects shall be placed by Tenant only in such places as may be approved by Landlord. Any damage caused by overloading the floor or by taking in or removing any object from the Leased Premises or the Building shall be paid by Tenant.

4. Windows facing on corridors shall at all times be wholly clear and uncovered (except for such signs as Landlord may approve) so that a full unobstructed view of the interior of the Leased Premises may be had from the corridors, unless otherwise approved in writing by Landlord.

5. No vehicles or animals shall be brought into the Building, other than as required by handicapped persons.

6. Tenant shall not make any changes in the pipes, ducts, or wiring serving the Leased Premises or add any additional pipes, ducts, or wiring without the prior written consent of Landlord, and any such changes or additions shall be made in such manner as Landlord may direct.

7. No sign, tag, label, picture, advertisement, or notice (other than price tags of customary size used in marking samples) shall be displayed, distributed, inscribed, painted or affixed by Tenant on any part of the outside of the Building or of the Leased Premises without the prior written consent of the Landlord.

8. In the event Landlord should advance upon the request, or for the account of the Tenant, any amount for labor, material, packing, shipping, postage, freight or express upon articles delivered to the Leased Premises or for the safety, care, and cleanliness of the Leased Premises, the amount so paid shall be regarded as additional rent and shall be due and payable forthwith to the Landlord from the Tenant.

9. The corridors and hallways of the Building shall not be used by Tenant for any purpose other than ingress to or egress from the Leased Premises.

10. Tenant shall not do or permit to be done within the Leased Premises anything which would unreasonably annoy or interfere with the rights of other tenants in the Building, or which might constitute a potential hazard to other tenants or visitors.

11. During the thirty (30) days prior to the expiration of this Lease, Landlord may show the Leased Premises to prospective tenants.

12. Tenant shall not put or operate any steam engine, boiler, industrial machinery or stove in the Building or upon the Leased Premises or do any cooking thereon or use or allow to be kept in the Building or upon the Leased Premises any explosives or any kerosene, camphene, bottled gas, oil or other highly flammable materials, except gas supplied through metal pipes for heating purposes and normal and customary cleaning and janitorial supplies to the extent permitted under applicable laws.

13. Landlord reserves the right to prescribe reasonable qualifications for admission into the Building.

14. Models, salespersons or other employees or representatives of Tenant, shall not model, demonstrate display, or show in any manner any merchandise outside of the Leased Premises in the Building or on the Property without Landlord's prior written consent.

15. As a courtesy, but not as an obligation, Landlord may, at Landlord's option, upon request by Tenant, receive and store articles or merchandise delivered to Tenant at the Building; provided, however that such articles of merchandise are properly addressed and identified and all postage, handling and delivery charges are prepaid by Tenant. Landlord assumes no responsibility whatsoever for the loss, damage or destruction of such articles of merchandise received at the Building by Landlord on behalf of Tenant, and Tenant hereby waives all claims against Landlord for any damage or loss arising at any time from the loss, damage or destruction of such articles of merchandise. Tenant agrees to pay to Landlord as additional rent the amount of all storage, delivery, handling and other expenses incurred by Landlord as a result of the receipt and storage of such articles of merchandise.

16. Canvassing, peddling, soliciting and distribution of handbills or any other written material in the Building or in the Building's parking areas are prohibited, and each tenant shall cooperate to prevent the same.

17. If the Leased Premises front on the atrium within the Building, Tenant shall cause the Leased Premises to be kept open for business and occupied by Tenant's personnel during all normal business hours of the Building.

18. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of space in the Building.

19. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

20. Smoking is not permitted within the Building. Smoking within the Leased Premises is at the discretion of Tenant, provided, however, that such smoke does not migrate into the Building's common areas, hallways, etc. or into another tenant's premises. Tenant hereby indemnifies Landlord from any and all claims resulting from Tenant's permitting of smoking within the Leased Premises.

21. Tenant shall comply with the INFOMART Policy Statement. Tenant shall be liable for all injuries and damages sustained by Landlord or Landlord's agents or by other tenants, occupants, or invitees of the Building by reason of any breach of the requirements of the INFOMART Policy Statement by Tenant or Tenant's agents, employees or invitees.

22. Landlord may amend these Rules and Regulations from time to time and such changes shall be binding upon Tenant.



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                    Landlord                 Tenant
                            -----------            -----------


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                                       34

                                   EXHIBIT "C"
                                   -----------
            To Lease Agreement By and Between INFOMART-Dallas, L.P.,
      as Landlord and FOCAL COMMUNICATIONS CORPORATION OF TEXAS, as Tenant

--------------------------------------------------------------------------------

                         DESIGNATION OF LEASED PREMISES
                         ------------------------------
                        (For illustrative purposes only)

                            [Floorplan Appears here]




                                    INITIALS

                    Landlord                 Tenant
                            -----------            -----------

                                       35
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                                       36

                                  EXHIBIT "D"
                                  -----------

    To Lease Agreement By and Between INFOMART-Dallas, L.P., as Landlord and
              FOCAL COMMUNICATIONS CORPORATION OF TEXAS, as Tenant

--------------------------------------------------------------------------------

                            INFOMART POLICY STATEMENT
                            -------------------------
           GENERAL POLICIES AND PROCEDURES REGARDING INFOMART, DALLAS
           ----------------------------------------------------------


1. PERMANENT TENANT QUALIFICATIONS. Permanent tenants must be producers of hardware, software or services utilizing information processing equipment unless otherwise specifically approved by Landlord. If the tenant's business includes the resale of products or services, the tenant must add to or enhance the value of such products or services.

2.       TEMPORARY EXHIBITOR REGULATIONS.

         (a) During designated temporary trade events sponsored by Landlord which are conducted in conjunction with the use of permanent showrooms and which include the rental of temporary exhibit space, permanent tenants will be offered a priority selection of such temporary exhibit space based in the initial year upon the dates on which such permanent tenants entered into leases for space within the Building and in subsequent years on a priority basis reasonably determined by Landlord.

         (b) When temporary exhibit space is used in conjunction with permanent showrooms, non-information processing industry representatives may display wares for specific trade markets.

         (c) Temporary space areas may be rented independent of permanent showrooms, in which event Landlord will have sole discretion as to exhibition policies.

3. BUSINESS HOURS. Permanent showrooms bounded by an atrium wholly or partially will be open and staffed during all normal business hours of the Building. Showrooms must be open during all Landlord sponsored trade events with exceptions approved in writing by Landlord. The hours of these events will be established by Landlord.

4. SALES POLICY. Warehousing and on-site delivery to customers is prohibited in permanent showrooms and in exhibit space when used in conjunction with showrooms. Payment for products or services that are of a retail sales nature are prohibited (provided, however, that payment or partial payment for orders taken at the Building for future delivery to a buyer will be allowed if it is within the applicable tenant's normal business practice and is not of a retail sales nature, it being the intention hereof to permit payments or partial payments intended to bind an order for future delivery without in any way qualifying or circumventing the prohibition within the Building against retail sales).

5. ACCESS AND ADMISSION OF VISITORS. Landlord reserves the right to implement and/or use any or all of the following policies with regard to access and admission of visitors into the Building. Tenant will receive prior notice of any change in the policy.

         (a) All entrants to the Building will be registered and issued an identification badge with the exception of visitors with a pre-arranged appointment with a specific tenant. Appointment-only visitors will be issued a badge which requires such visitors to be accompanied by the applicable inviter. Appointment-only visitors will not be required to register on the Building's visitor database.

         (b) Terms of issuance of badges will be annual with the exception of specific trade events, including without limitation conferences and symposia, in which event badges will be valid only during the scheduled event. Temporary user badges will be issued to non-scheduled daily visitors.

         (c) A registration fee will be established by Landlord which will defray the cost of registration and better ensure the quality of visitors.

         (d) Permanent tenants' badges will be issued based on one badge per 500 Usable Square Feet of space, with additional badges available upon payment of a registration fee cost or annual renewal cost.

         (e) Members of the press and educational institutions will be issued a maximum of five annual complimentary badges with additional badges available upon payment of the standard registration fee.

         (f) Employees and agents of Landlord will be issued badges at the discretion of Landlord.

         (g) Visitor registration information deemed appropriate by Landlord will be made available to permanent tenants. Information regarding tenant invitees will be proprietary and not available to tenants. Attendee registration lists of externally sponsored events will be the property of the sponsoring group.

6.       PUBLIC FUNCTION/ON-SITE ACCOMMODATIONS.

         (a) A visitor information directory system will be provided by Landlord to assist visitors in locating vendors. Tenant and exhibitor listings will be categorized by company name and product offerings. Each tenant is eligible to multiple product listings applicable, up to a maximum of one product category listing per 500 Usable Square Feet of permanent lease space. Additional listings may be issued at a nominal fee subject to product eligibility.

         (b) Tenant's meeting room use will be coordinated on a reservation basis and all tenants will be eligible. Standard fees will be applied and Landlord will control the rental of these areas and the use of the areas will be coordinated by the buyer/tenant services department of Landlord. Reservations for meeting room space within the Building will be on a first-come first-served basis.

7. MERCHANDISING OF INFOMART. INFOMART reserves the right to list tenants, partially or in entirety, of INFOMART in merchandising programs and agrees that such use shall not contain editorial references regarding specific tenants.

8. AMENDMENTS TO GENERAL POLICIES AND PROCEDURES. Landlord may amend its policies from time to time and such changes shall be binding upon Tenant.





                                    INITIALS

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                            -----------            -----------

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

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                                       40

                                   EXHIBIT "E"
                                   -----------
            To Lease Agreement By and Between INFOMART-Dallas L.P.,
      as Landlord and FOCAL COMMUNICATIONS CORPORATION OF TEXAS, as Tenant

--------------------------------------------------------------------------------

                                     PARKING
                                     -------

This Exhibit "E" ("Exhibit") describes and specifies Tenant's non-exclusive right to use non-reserved parking spaces ("Garage Spaces") located inside the Building's exterior card access parking garage ("Parking Garage"), and reserved parking spaces ("Lower Level Spaces") on the lower level of the Building's interior card access parking garage ("Lower Level Garage"). Additionally, spaces in the surface parking lots associated with the Building and located on the Property ("Surface Parking") are provided for the non-exclusive and common use of Landlord, all tenants of the Building, and their respective guests and invitees. Utilization of the Surface Parking is subject to availability (and Landlord shall have no obligation to provide available Surface Parking) and to such rules and regulations as may be promulgated by Landlord from time to time. Use of the Parking Garage, Lower Level Garage and the Surface Parking is subject to the terms and conditions set forth below.

1.       DEFINITIONS.    The terms which are defined in the Lease shall have the
         same meaning in this Exhibit.

2. GRANT AND RENTAL FEE. Provided no event of default has occurred and is continuing under the Lease, Tenant shall be permitted non-exclusive use of nineteen (19) Garage Spaces in the Parking Garage during the Lease Term at such monthly rates and subject to such terms, conditions, and regulations as are, from time to time, promulgated by Landlord and charged or applicable to patrons of said parking Garage for spaces similarly situated within said Parking Garage. The parking rate for each of the Garage Spaces as of the date hereof is $45.00. Provided no event of default has occurred and is continuing under the Lease, Tenant shall be permitted use of six (6) reserved Lower Level Spaces in the Lower Level Garage during the Lease Term at such monthly rates and subject to such terms, conditions, and regulations as are, from time to time, promulgated by Landlord and charged or applicable to patrons of said Lower Level Garage. The parking rate for each of the Lower Level Spaces as of the date hereof is $60.00 for spaces designated on the attached Schedule 1 "Lower Level Garage Pricing Schedule" as "circle" parking and $90.00 for spaces designated as "diamond" parking. Tenant shall also have the right to use the Surface Parking, free of charge, during the Lease Term.

3. RISK. All motor vehicles (including all contents thereof) shall be parked in the Garage Spaces, Lower Level Spaces or in the Surface Parking, as applicable, at the sole risk of Tenant, its employees, agents, invitees and licensees, it being expressly agreed and understood that Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and that Landlord is not responsible for the protection and security of such vehicles. Landlord shall have no liability whatsoever for any property damage and/or personal injury which might occur as a result of or in connection with the parking of said motor vehicles in any of the Garage Spaces, Lower Level Spaces or in the Surface Parking, as applicable, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, claims, expenses, and/or causes of action which Landlord may incur in connection with or arising out of Tenant's use of the Garage Spaces, Lower Level Spaces or the Surface Parking pursuant to this Agreement.

4. RULES AND REGULATIONS. In its use of the Garage Spaces, Lower Level Spaces and the Surface Parking, Tenant shall follow all of the Rules and Regulations of the Building (attached to the Lease as Exhibit "B") applicable thereto, as the same may be amended from time to time. Upon the occurrence of any breach of such rules or default by Tenant under the Lease, Landlord shall be entitled to terminate this Exhibit, in which event Tenant's right to utilize the Garage Spaces, Lower Level Spaces and/or the Surface Parking shall thereupon automatically cease.

5. SECURITY. Landlord shall be entitled to utilize whatever access device Landlord deems necessary (including but not limited to the issuance of parking stickers or access cards), to insure that only tenants authorized to use spaces in the Parking Garage and Lower Level Garage are using such spaces. In the event Tenant, its agents or employees wrongfully park in any of the Parking Garage's or Lower Level Parking Garage's spaces, Landlord shall be entitled and is hereby authorized to have any such vehicle towed away, at Tenant's sole risk and expense, and Landlord is further authorized to impose upon Tenant a penalty of $25.00 for each such occurrence. Tenant hereby agrees to pay all amounts falling due hereunder upon demand therefor, and the failure to pay any such amount shall additionally be deemed an event of default under the Lease, entitling Landlord to all of its rights and remedies thereunder.

6. ADDITIONAL SPACES. In the event that Tenant expands the Leased Premises, Tenant shall be entitled to additional Garage Spaces within the Parking Garage based upon a ratio of one (1) additional Space per additional 1,000 Usable Square Feet incorporated into the Leased Premises and additional Lower Level Spaces within the Lower Level Garage based upon a ratio of one reserved parking space per 3,000 Rentable Square Feet incorporated into the Lease Premises. Such additional Garage Spaces and Lower Level Spaces shall be subject to such monthly rates, terms, conditions, and regulations as are, from time to time, promulgated by Landlord and charged or applicable to patrons of said Parking Garage or Lower Level Garage for spaces similarly situated within said Parking Garage or Lower Level Garage.

Schedule 1- Lower Level Garage Price Schedule



                                    INITIALS

                    Landlord                 Tenant
                            -----------            -----------

                                  SCHEDULE "1"
                                  ------------
      To Exhibit E to Lease Agreement By and Between INFOMART-Dallas L.P., as Landlord and FOCAL COMMUNICATIONS CORPORATION OF TEXAS, as Tenant

-------------------------------------------------------------------------------

                        Lower Level Garage Price Schedule
                        (For illustrative purposes only)


                            [Floorplan appears here]

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                                       44

                                   EXHIBIT "F"
                                   -----------

            To Lease Agreement By and Between INFOMART-Dallas L.P., as Landlord and FOCAL COMMUNICATIONS CORPORATION OF TEXAS, as Tenant

--------------------------------------------------------------------------------

                      TELECOMMUNICATIONS EQUIPMENT LICENSE
                      ------------------------------------

This Exhibit "F" describes the license to install and operate certain specified "Telecommunications Equipment" in the Building which is being granted by Landlord to Tenant upon the following terms and conditions:

1. DEFINED TERMS. For purposes of this Exhibit, all terms defined in this Lease (including other exhibits in this Lease) will be used in this Exhibit without further definition. In addition, when delineated with initial capital letters, the following terms will have the following respective meanings:

         (a) "Building Grade" shall mean the type, brand and/or quality of materials Landlord designates from time to time to be the minimum quality to be used in the Building or the exclusive type, grade, or quality of material to be used in the Building.

         (b) "Cable" shall mean only (i) optical fibers encased in an aluminum sleeve, (ii) EMT conduit, (iii) copper cable, or (iv) other materials approved by Landlord. The Cable (or conduit) shall not exceed four inches in diameter.

         (c) "License Fees" shall mean, collectively, the Service Fee, the Raceway Fee, and the Antenna License Fee as defined in Paragraph 3 of Exhibit "G" attached hereto, and other sums of money becoming due and payable to Landlord hereunder.

         (d) "License Term" shall mean a term commencing on the Commencement Date and shall expire upon the expiration or earlier termination of the Lease Term, unless sooner terminated pursuant to the provisions of this Exhibit.

         (e) "Normal Business Hours" for the Building shall mean 8:30 a.m. to 5:00 p.m. Mondays through Fridays, exclusive of normal business holidays.

         (f) "Raceway" shall mean a vertical and/or horizontal space and pathway within the Project of no more than four inches in diameter (unless a greater size is approved in writing by Landlord) used for routing telecommunications cables and ancillary equipment from Tenant's point of presence in the Building. The precise location of the Raceway applicable to this Telecommunications License will be designated by Landlord and the Telecommunications Equipment (as defined herein) will be installed only as designated by Landlord.

         (g) "Raceway Fee" shall mean the sum calculated for all installed Cable or conduits from Tenant's point of presence to other locations or customers in the Building at the rates identified in Schedule A per month.

         (h) "Service Fee" shall mean the sum calculated for all installed services from Tenant's point of presence to other locations or customers in the Building at the rates identified in Schedule B.

         (i) "Telecommunications Equipment" shall mean the Cable, junction boxes, hangers, pull boxes, grounding wiring and related equipment used in the normal course of Tenant's business, which will be installed by Tenant, after approval by Landlord, into the equipment room and Raceway to be used by Tenant, pursuant to the terms of this License.

2. GRANT OF LICENSE. Subject to and upon the terms set forth in this Exhibit, Landlord grants Tenant a license to use the Raceway and to install Cable in the Raceway which connects to various tenants of the Building on a non-exclusive basis, all as is more particularly described in this Exhibit for the purpose of providing access for Tenant's Telecommunications Equipment from the Leased Premises to the points of entry for the Building ("Telecommunications License"). Tenant acknowledges that this Telecommunications License gives Tenant the right to provide services to any tenant in the Building listed on Schedule C. Landlord specifically reserves the right to contract with competitors of Tenant for the same or similar services in the Building and acknowledges that it has entered into any such contracts prior to the date of this Telecommunications License. Landlord shall have no obligation to assist Tenant in marketing its equipment and/or services to the Building or to any other property owned by Landlord.

3. LICENSE TERM. This License shall be in effect during the Lease Term. If the Raceway is not available for the commencement of Tenant's installation operations by the Commencement Date, due to the omission, delay or default of Tenant or of anyone acting under or for Tenant, Landlord shall have no liability; and the obligations of Tenant under this License (including, without limitation, the obligation to pay License Fees shall nonetheless commence as of the Commencement Date. Prior to the expiration or earlier termination of this Telecommunications License, Tenant shall remove all its Telecommunications Equipment that can be removed without causing any material damage to the Building and shall surrender and deliver the Raceway to Landlord in the same condition in which it existed at the Commencement Date, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant. In the event that Tenant fails to comply with the terms of this Paragraph 3,
         (i) all such Telecommunications Equipment remaining within the Raceway or Building may, at Landlord's option, become the sole property of Landlord or (ii) Landlord may, if it so elects, perform any act which Tenant is required to perform and/or remove the Telecommunications Equipment and other property at Tenant's cost, and Tenant shall pay Landlord promptly all costs incurred in removing said property upon demand.

4. USE. The Raceway and mechanical room shall be used solely for the installation, operation and maintenance of the Telecommunications Equipment and for no other purpose whatsoever. Any use of the Raceway for any other purpose or any attempt by Tenant to allow the use or occupation of the Raceway by anyone other than Tenant shall, unless otherwise agreed to by Landlord in writing shall be a default; and Landlord shall have the right to immediately terminate this License pursuant to the provision of Section 6.1 of the Lease. Tenant shall not use or permit the use of the Raceway for any purpose which is illegal, dangerous to life, limb or property, or which, in Landlord's reasonable opinion, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. In particular, no semiconductors or other electronic equipment containing polychlorinated biphenyls (PCB's) or other environmentally hazardous materials will either be used or stored in or around the Raceway; and no such materials will be used in any of the Telecommunications Equipment installed by Tenant in the Raceway. Tenant will not permit unauthorized persons or persons with insufficient expertise or experience to enter any mechanical room in which the Raceway is located to maintain or operate its Telecommunications Equipment. Tenant understands that the mechanical rooms must be kept locked and secure at all times must not be available or open to the public. Landlord may, at Landlord's discretion, authorize other licensees and tenants of the Building to use portions of the Raceway, or to use portions of other raceways in the Building, whether for the installation of telecommunications equipment or otherwise, so long as such uses would not require Tenant to remove its previously installed Cable from the Raceway. Tenant acknowledges that interruptions in utility services are not uncommon in facilities such as the Building and that any sensitive electronic equipment which may be used in the Raceway should be protected by Tenant from utility service interruptions through the use of backup power supplies, surge protectors and other appropriate safety systems.

5. INSTALLATION. The point of presence and network interface will be in accordance with the rules and regulations established by (a) Landlord and (b) the Public Utility Commission or other governmental authority with jurisdiction over such matters in the State of Texas. Each horizontal Raceway (including the installation of Cable therein) shall be constructed and/or installed at the sole cost and expense of Tenant. Tenant shall provide Landlord with a site diagram depicting the distribution system to all end users no less frequently than once every year and in conjunction with each new service installation. Failure to provide such a diagram on a timely basis shall be an event of default. Schedule D depicts the Cable locations in the Raceway and terminal points on all floors. All specifications, Telecommunications Equipment, and Cable will be installed in a good and workmanlike manner, and the installation must be approved by Landlord's technical representative prior to the commencement of use of the Telecommunications Equipment by Tenant. No activities of Tenant associated with the construction of the Raceway and the installation of the Telecommunications Equipment shall be conducted during Normal Business Hours.

6.       LICENSE FEE PAYMENT.

         (a) The License Fees applicable to Tenant's initial installation of four (4), four inch (4") cables shall be paid to Landlord during the License Term, without any setoff or deduction whatsoever. Except as otherwise provided in this Exhibit, the License Fees for each calendar month or portion thereof during the License Term shall be due and payable in advance on the first day of each month during the

                  License Term; and Tenant shall pay such Service Fee and Raceway Fee as provided in Schedule F monthly, in advance, on or before the first day of each calendar month, and without demand. All installments of the License Fees which are not paid when due will bear interest and be subject to a late charge as provided in Section 3.2 of the Lease, and Landlord may exercise the remedies provided in Section 3.3 of the Lease in the event of consecutive late payments of any of the License Fees.

         (b) Tenant shall keep an accurate set of books and records of all installed service from business conducted in the Building or Raceway, and all supporting records such as, work orders and other records which are necessary to verify and substantiate the amount of Tenant's License Fees at Tenant's business office located in the Premises. All such books and records shall be retained and preserved for at least twenty-four (24) months after the end of the calendar year to which they relate, and shall be subject to inspection and audit by Landlord and its agents at all reasonable times. The acceptance by Landlord of payments of any License Fees shall be without prejudice to Landlord's right to an examination of Tenant's books and records in order to verify the computation of the Raceway Fee and Service Fee provided by Tenant. In the event Landlord is not satisfied with any monthly statement or annual statement submitted by Tenant, Landlord shall have the right to have its auditors make a special audit of all books and records, wherever located, pertaining to sales made in or from the Building or Raceway during the period in question. If such statements are found to be incorrect to an extent of more than two percent (2%) over the figures submitted by Tenant, Tenant shall pay for such audit. Tenant shall promptly pay to Landlord any deficiency or Landlord shall promptly credit to Tenant any overpayment, as the case may be, which is established by such audit.

         (c) In addition to the License Fees, Tenant shall pay Landlord if, and when due, any sales, use or other taxes or assessments which are assessed or due by reason of this License or Tenant's use of the Building hereunder.

         (d) Upon each anniversary date of this License, including any renewal term, the License Fees payable by Tenant shall increase as follows and using the following definitions:

                  "Consumer Price Index" - The monthly indexes of the National Consumer Price Index for All Urban Consumers (CPI-U) - All Items, issued by the Bureau of Labor Statistics.

                  "Base Price Index Number" - The Consumer Price Index as of December of the year in which the Commencement Date occurs.

                  "Current Index Number" - The Consumer Price Index as of December of the year in which the calculations are being done.

                  If the Current Index Number is greater than the Base Price Index Number, then the "Percentage of Increase" shall be calculated as follows:

                  (Current Index Number - Base Price Index Number) , Base Price Index ' 100 = Percentage of Increase

                  This Percentage of Increase shall be multiplied by the License Fee defined above to obtain the new rate to go into effect on each anniversary of the Commencement Date of this License. The fee increase shall in no case be less than 3.5% annually of the most recent past License Fees amount, as increased. This Percentage of Increase applies to License Fee only and does not apply to any charges in the Base Rent.

7. CONDITION OF THE RACEWAY. Tenant accepts the Raceway "as is" without benefit of any improvements to be constructed or made by Landlord.

8. MAINTENANCE AND REPAIR BY LANDLORD. Except as otherwise expressly provided herein, Landlord shall not be required to make any repairs to the Raceway other than repairs to exterior and load-bearing walls of the Building, floors of the mechanical rooms (but not to floor coverings), and the roof of the Building, which may be required from time to time, but only after such required repairs have been requested by Tenant in writing. In no event shall Landlord be responsible for the maintenance or repair of improvements which are not composed of Building Grade materials.

9. SERVICE AREA ACCESS. Except in the case of an emergency, Tenant shall not enter or attempt access to any of the Service Areas (including air, electrical, mechanical or telecommunications risers, ducts, closets, conduits, duct work, rooms or other horizontal or vertical spaces in the Building) without notifying Landlord in writing at least two (2) days in advance. In the case of an emergency, Tenant may enter or seek access to the Raceway through the Service Areas provided it gives Landlord at least two (2) hours prior notice and provided that a Building security guard must unlock such Service Area. If Landlord is also experiencing an emergency situation in the Building at the same time that Tenant has notified Landlord of an emergency, Landlord shall have no obligation to first address or respond to Tenant's emergency and shall only be obligated to accommodate Tenant's concerns as time permits thereafter. Tenant also agrees to furnish Landlord, within two
         (2) business days thereafter, a written report explaining all repairs and procedures which were conducted during any such emergency operations, in sufficient detail to permit Landlord's engineers to evaluate same. Any access to the Service Areas shall require Tenant to sign in at the security department console, and Tenant shall permit the Landlord's security guard or a representative of Landlord to accompany Tenant during any such work within a Service Area, if Landlord so desires. No installation, alterations or repairs shall be initiated without first delivering to Landlord's engineers plans and specifications of the proposed changes, in substance and form acceptable to Landlord. No oral approval of these plans and specifications shall be effective. No electrical grounding shall be permitted to other equipment in the mechanical rooms without Landlord's specific written approval of the method and location of such grounding. No monitoring or inspection of Tenant's work by Landlord's representatives shall be deemed supervision of Tenant's employees or shall be deemed to be a representation or warranty of any particular level of telecommunications expertise attained by Landlord's representative. Tenant shall monitor and supervise its own employees and shall assume responsibility for the expertise and quality of its work and shall not rely upon Landlord for same.

10. NO ACCESS TO OTHER TENANTS' PREMISES. Tenant acknowledges that nothing in this License entitles it to enter and connect its Telecommunications Equipment to any tenant's premises in the Building without the prior written consent of Landlord. Tenant also acknowledges that it has been informed that telecommunications connections to individual tenant's premises in the Building will normally require removal of ceiling panels, at each tenant's expense, with such removal operations only being performable by Landlord's agents or employees.

11. LICENSES AND PERMITS. Prior to commencing any work on the Raceway, Tenant shall obtain all necessary licenses, permits and consents and provide copies of same to Landlord. Landlord shall have the right to monitor all such work, at its own expense.

12. COSTS. Tenant shall be responsible for any and all cost, damage or expense arising from the installation, maintenance, or repair to the Raceway or the Telecommunications Equipment, including, without limitation, any and all cost, damage or expense to the Building or the property of Landlord or other licensees or tenants of the Building arising from such installation, maintenance or repair operations. Tenant will make any and all repairs necessary in a timely manner. If Tenant does not make required repairs to Landlord's satisfaction within twenty-four (24) hours of notification from Landlord that said repairs are necessary within a tenant's space or within ten (10) days of notification from Landlord that said repairs are necessary pursuant to Paragraph 13 of this Exhibit, then Landlord will have the right but not the obligation to perform any such repairs at Tenant's sole cost and expense. Tenant shall on demand pay to Landlord as additional License Fees (i) the cost of such work plus fifteen percent (15%) thereof as administrative costs; plus (ii) interest thereon at the rate of 12% per annum from the date of demand.

13. MAINTENANCE, REPAIRS, AND ALTERATIONS BY TENANT. Tenant shall not commit any waste or allow any waste to be committed within or on any portion of the Raceway or in any Service Area and will maintain the Raceway in a clean, attractive condition and in good repair. At the termination of this License, Tenant agrees to deliver up the Raceway to Landlord in as good condition as at the Commencement Date, ordinary wear and tear and damage by casualty excepted (unless caused by Tenant). Tenant will remove all excess cable, tools, and equipment and will keep all areas neat and clean at all times. Landlord shall have the right, at its option, at Tenant's own cost and expense, to repair or replace any damage done to the Building, or any part thereof, caused by Tenant (or by any Affiliate, contractor, agent, or employee of Tenant), and Tenant shall pay the reasonable cost thereof to Landlord on demand as additional License Fees. Tenant shall not make or allow any alterations to the Raceway without the prior written consent of Landlord. Tenant shall not place signs on any of the doors or corridors leading to the Raceway, without first obtaining the prior written consent of Landlord in each such instance, which consent may be given or arbitrarily withheld on such conditions as Landlord may elect. Landlord shall have the right, at its option, at Tenant's own cost and expense, to remove any signs placed by Tenant without Landlord's prior written consent, and to repair any damage caused by the such signs. Any and all alterations to the Raceway shall become the property of Landlord upon termination of this License.

14. USE OF ELECTRICAL SERVICES BY TENANT. All electrical usage associated with the Telecommunications Equipment will be governed by the provisions of Section 4.3 of the Lease.

15. LAWS AND REGULATIONS. Tenant shall comply with all Legal Requirements and Insurance Requirements and shall, at Tenant's sole cost, take all measures necessary to assure that the Telecommunications Equipment strictly complies with all Legal Requirements and Insurance Requirements. Tenant shall also pay promptly when due all royalties or other fees due in connection with the operation of the Telecommunications Equipment. In the event compliance with this paragraph shall require modifications or alterations of the Telecommunications Equipment or the Raceway, no modification or alteration shall be made without Landlord's prior written consent, which consent may be withheld in Landlord's sole judgment or granted on such terms and conditions as Landlord may determine in its sole judgment. Tenant shall take all measures necessary to assure that the Telecommunications Equipment does not interfere with or disturb the operation of any other equipment or business of Landlord or of any other licensee, tenant, or occupant of the Building.

16. SITE TECHNICAL STANDARDS. Tenant will strictly comply with the Site Technical Standards (Schedule E) as adopted and altered by Landlord from time to time and will cause all of the Tenant Related Parties to do so. All changes to such standards will be sent by Landlord to Tenant in writing.

17. ENTRY BY LANDLORD. Tenant shall permit Landlord or its employees, agents, contractors, or representatives to have access to any portion of the Raceway at all times to inspect the same, to clean or make repairs, alterations or additions thereto, and Tenant shall not be entitled to any abatement or reduction of License Fees by reason of any such entry.

18. INDEMNIFICATION. In addition to the indemnification obligations of Tenant under the Lease, Tenant shall protect, defend, indemnify, and hold Landlord harmless from all liability and claims for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, employees, or contractors, relative to the Telecommunications License, including, without limitation, the installation, operation, repair, and maintenance of the Telecommunications Equipment.

19. DAMAGE. Landlord shall not be liable to Tenant for any loss or damage to all or any part of the Telecommunications Equipment occasioned by theft, fire, act of God, public enemy, injunction, riot, vandalism, malicious mischief, earthquake, flood, strike, insurrection, war, court order, requisition, or order of governmental body or authority, or by any other cause whatsoever. Nor shall Landlord be liable for any damage or inconvenience which may arise through the repair or alteration of any part of the Building or through termination of the Telecommunications License. Further, Landlord shall not be liable for any damage which may arise through the repair or alteration of any part of the Building or through termination of this Telecommunications License other than damage caused by the gross negligence or willful misconduct of Landlord, its agents or employees.

20. INSURANCE. In addition to the insurance obligations of Tenant under the Lease, Tenant shall maintain a policy or policies of fire and extended coverage insurance on the Telecommunications Equipment, in such amounts as Tenant may deem appropriate; provided, however, that Tenant shall never have any claim against Landlord for any loss or damage that may occur to the "Antenna Equipment" (as defined in Exhibit "G") which could be covered by insurance.

21. TRANSFERS BY TENANT. Tenant shall not assign, convey, mortgage, pledge, hypothecate, encumber, or otherwise transfer the Telecommunications License or grant any license, concession, or other right with respect to the Telecommunications License without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion. In addition, the Telecommunications License shall terminate, in Landlord's sole discretion, upon the assignment of the Lease or a subletting of the Premises, unless such transfer is to an Affiliate of Tenant in connection with an assignment or sublease to an Affiliate as provided in Section 4.7 of the Lease.

22. DEFAULT BY TENANT. In addition to provisions of Articles 8 and 6 of the Lease, Tenant shall be deemed to be in default with respect to the Antenna License in the event that (a) Tenant shall fail to pay the Telecommunications License Fees when due; or (b) Tenant shall fail to maintain the Telecommunications Equipment in good order and repair and in a safe condition as provided in this Exhibit; or (c) Tenant shall fail to maintain all necessary licenses and permits with respect to the operation of the Telecommunications Equipment. Upon a default by Tenant with respect to the Telecommunications License, Landlord may, at Landlord's sole election, pursue the remedies granted to Landlord for default under the Lease or, in the alternative, terminate the Telecommunications License granted hereunder without terminating the Lease or terminating Tenant's right to possession of the Premises under the Lease.

23. SURVIVAL. Certain provisions of this Exhibit relate to the rights and obligations of Landlord and Tenant subsequent to the termination or expiration of the Lease Term. Such provisions include, without limitation, the restoration obligations of Tenant under Paragraph 13 hereof and the indemnification obligations of Tenant under Paragraph 19 hereof. Such provisions shall survive the expiration or other termination of the Lease Term and the Telecommunications License granted to Tenant hereunder.



                                    INITIALS

                    Landlord                 Tenant
                            -----------            -----------

                                   SCHEDULE A
                                   ----------

      To Exhibit F to Lease Agreement By and Between INFOMART-Dallas L.P., as Landlord and FOCAL COMMUNICATIONS CORPORATION OF TEXAS, as Tenant

--------------------------------------------------------------------------------

                                   RACEWAY FEE

Monthly charges for the initially installed three (3) for fee and one (1) for free 4" conduits are included in the Base Rental.

Any additional Raceway Fees for conduits shall mean the total installed conduits of conductors at the following rates:

         SIZE                               up to .5"  .5 to 1"  1 to 1.5"  1.5 to 2"  2 to 2.5"  2.5 to 4"  Over 4"
         $/linear foot horizontal           $0.10      $0.20     $0.30      $0.40      $0.75      $1.00      Quote
         $/linear foot horizontal           $0.15      $0.30     $0.45      $0.60      $1.13      $1.50      Quote
                  (out of Building)
         $/linear foot vertical (12'min)    $1.00      $2.00     $3.00      $4.00      $7.50      $10.00     Quote

per month.

Discount based on Rentable Square Feet:

0-10,000                    0%
10,001-20,000               5%
20,001-30,000              10%
30,001-40,000              15%
40,001-50,000              20%

                                   SCHEDULE B
      To Exhibit F to Lease Agreement By and Between INFOMART-Dallas L.P., as Landlord and FOCAL COMMUNICATIONS CORPORATION OF TEXAS, as Tenant

-------------------------------------------------------------------------------

                                  SERVICE FEE


The Service Fee shall mean the total installed services at the following rates:

                           a. DS-O = Zero Dollars per month,
                           b. DS-1 = Zero Dollars per month, and
                           c. DS-3 = Zero Dollars per month

                                   SCHEDULE C

      To Exhibit F to Lease Agreement By and Between INFOMART-Dallas L.P., as Landlord and FOCAL COMMUNICATIONS CORPORATION OF TEXAS, as Tenant

-------------------------------------------------------------------------------

              List of Tenants to Whom Licensee May Provide Services

                                   SCHEDULE D

      To Exhibit F to Lease Agreement By and Between INFOMART-Dallas L.P., as Landlord and FOCAL COMMUNICATIONS CORPORATION OF TEXAS, as Tenant

-------------------------------------------------------------------------------

                  Telecommunications Equipment Systems Diagram



    This schematic describes the telecommunications equipment systems to be installed for the limited purpose of the license described herein.

                                   SCHEDULE E

      To Exhibit F to Lease Agreement By and Between INFOMART-Dallas L.P., as Landlord and FOCAL COMMUNICATIONS CORPORATION OF TEXAS, as Tenant

-------------------------------------------------------------------------------

                            Site Technical Standards

                  1. The fiber transmission cables and all copper telephone cables must be Teflon (or of City approved fire retardant material) jacketed type cable, and secured by either stainless steel clamps or approved equal when not run in EMT type conduit. Excess transmission line must be removed.

                  2. Each fiber or copper telephone line or conduit shall be identified with stainless steel tags that identifies the user/Licensee: (1) at the equipment cabinet; (2) at each side of horizontal/vertical penetration (3) as the line traverses the Building at a minimum of 72' intervals, coincident with column lines, and (4) at the termination point(s).

                  3. The location and installation of all equipment and conduit will be designated by the site coordinator. These locations will be shown on the License. Changes must be approved in writing by the site coordinator. Any conduit or cable failing to meet the above standards will be immediately removed from the Building at Licensee's expense. In the event Licensee fails to promptly remove any such conduit or cable, Licensor may do so at Licensee's expense.

                  4. On a 24-hour notice, the Site Equipment will be made available for inspection by the site coordinator to assure compliance with the above standards.

                  5. The following information is essential for site coordination and must be provided. Any and all changes must have prior approval and be reported to the site coordinator.

                           A. Manufacturer and model number of all end equipment.

                           B.       Type and length of all cable and lines.

                           C. The name, address and telephone number of the person or group directly responsible for the day-to-day maintenance.

                           D. The name, address and telephone number of the person or group directly responsible for the License Agreement.

                                   SCHEDULE F
     To Exhibit F to Lease Agreement By and Between INFOMART-Dallas L.P., as Landlord and FOCAL COMMUNICATIONS CORPORATION OF TEXAS, as Tenant

-------------------------------------------------------------------------------

                           Calculation of License Fee

         The License Fee shall be paid in monthly installments pursuant to Paragraph 6 of the License. The License Fee shall be equal to:

                  1.  The Service Fee, plus

                  2.  The Raceway Fee, plus

                  3.  The Satellite/Antenna Fee.

         This License Fee does not include construction costs, installation costs, utilities or any other costs associated with occupancy and operation in the Building.

                                   EXHIBIT "G"

            To Lease Agreement By and Between INFOMART-Dallas L.P., as Landlord and FOCAL COMMUNICATIONS CORPORATION OF TEXAS, as Tenant

-------------------------------------------------------------------------------

                            SATELLITE/ANTENNA LICENSE
                            -------------------------

This Exhibit "G" describes the license to install certain specified satellite/antenna communications equipment upon the roof of the Building which is being granted by Landlord to Tenant upon the following terms and conditions:

1. DEFINED TERMS. For purposes of this Exhibit, all terms defined in this Lease (including other exhibits in this Lease) will be used in this Exhibit without further definition. In addition, other terms which are defined in this Exhibit will, when delineated with initial capital letters, have the respective meanings specified in this Exhibit.

2. GRANT OF LICENSE. Subject to the terms and provisions of this Exhibit, Landlord grants to Tenant a license ("Antenna License") to maintain a satellite antenna dish together with related wiring and equipment (collectively, the "Antenna Equipment") on the roof of the Building. The term of the Antenna License shall commence on the Commencement Date and shall terminate upon the expiration or the earlier termination of the Lease Term, unless sooner terminated pursuant to the provisions of this Exhibit. The size, location, and manner of installation of the Antenna Equipment shall be determined at Landlord's sole discretion, which discretion will take into consideration (a) the functional requirements of the Antenna Equipment and of any other satellite antenna dishes located on the roof of the Building and (b) standards of architectural integrity with respect to the Building (and, in that regard, the Antenna Equipment shall be located so as not to be visible except from above the Building, shall match the Building color, and shall have no visible marking or logo). The Antenna License shall commence on the Commencement Date and shall expire upon the expiration or earlier termination of the Lease Term.

3. ANTENNA LICENSE FEE. The Antenna License Fee allowed by this Exhibit is One Hundred Ten and 59/100ths Dollars ($110.59) . License Fees will not go into effect until the later of the Rental Commencement Date or the commencement of construction for such antenna. Additional satellite dishes shall be at a fee of one hundred fifty (150) percent of the established initial Satellite/Antenna Fee. The Antenna License Fee includes the connection of the Antenna Equipment to Tenant's Telecommunications Equipment in the Leased Premises, and no additional fees will be charged for the use of a raceway to make such connection.

4. INSTALLATION, MAINTENANCE, AND REPAIR. Tenant shall, at Tenant's sole cost and expense, provide for the installation of the Antenna Equipment and for all service, repairs, and maintenance to the Antenna Equipment. With respect to the installation of the Antenna Equipment, the Antenna Equipment shall not be affixed to the roof of the Building by nail, bolt, screw, or other device which penetrates the roof; and all wiring penetrations shall be made by Landlord's roofing contractor at Tenant's sole cost and expense. The Antenna Equipment shall be maintained by Tenant in good order and repair and in a safe condition. In the event that Tenant fails to maintain the Antenna Equipment and Landlord, in Landlord's sole judgment, determines that such failure presents a danger of injury to persons or damage to property in or about the Building. Landlord may, after prior written notice to Tenant (except in the event of emergencies) (but without being under any obligation to do so) arrange for such repairs or maintenance to be done and recover the cost incurred from Tenant. Any such sums shall be due and payable by Tenant on demand. Tenant shall provide Landlord with prior written notice of Tenant's need to service, maintain, or repair the Antenna Equipment. Landlord shall then provide Tenant with access to the roof of the Building and other non-tenant areas of the Building at such times and under such conditions as may be reasonably determined by Landlord. Landlord may charge Tenant for any of Landlord's equipment and material used by Tenant and any time spent by Landlord, Landlord's management staff, or Landlord's consultants arising out of Tenant's failure to properly maintain or repair the Antenna equipment. In that regard, the Antenna Equipment shall be of a type so as to constitute a permanent, as opposed to a temporary, installation.

5. INTERFERENCE. Tenant shall modify the Antenna Equipment or relocate the Antenna Equipment to another area approved by Landlord in the event that the Antenna Equipment, in Landlord's sole judgment, causes any interference with or disturbs the operation of any other antenna equipment or business of Landlord or of any other occupants of the Building or creates or results in any noise, odor, or nuisance to any other occupant of the Building, or areas adjacent to the Building. Tenant must immediately shut off the Antenna Equipment upon notification of interference and may restart, modify, or relocate the Antenna Equipment to test for interference only with Landlord's permission.

6. USE. The Antenna Equipment shall be designed, installed, and operated solely for the purpose of passive receptions of transmissions and is solely for use in Tenant's internal business. The benefits of the Antenna Equipment may not be provided by Tenant to third parties. The Antenna Equipment may not be sold or rented by Tenant to third parties, nor may Tenant sublet or assign this License. Tenant shall operate the Antenna Equipment in compliance with all Legal Requirements and Insurance Requirements and shall maintain all necessary licenses and permits with respect to its operation of the Antenna Equipment. Any electrical usage associated with the Antenna Equipment shall be governed by the provisions of Section 4.3 of the Lease.

7. INTERRUPTION. Landlord may, at Landlord's sole discretion but without cost to Landlord, after prior written notice to Tenant (except in the event of emergencies), require interruption of service or relocation or removal of the Antenna Equipment for repairs, maintenance, or modifications to the Building, including, but not limited to, roofing, structural, electrical, or mechanical repairs. Landlord shall use reasonable efforts not to interfere with Tenant's business.

8. MODIFICATION AND SUBSTITUTION. Tenant may not substitute or modify the Antenna Equipment or any part thereof, without the prior written approval of Landlord. Any substitution or modification approved by Landlord shall automatically become a part of the Antenna Equipment, and all terms of this Exhibit shall apply to such substitution and/or modification.

9. RESTORATION. Tenant shall, at Tenant's sole cost and expense, remove the Antenna Equipment and restore the Building to its currently existing condition upon the termination or expiration of the Lease Term, and/or this Antenna License. Such removal and restoration work shall be completed by Tenant within thirty (30) days of the date on which the condition requiring such removal and restoration work occurs. In the event that Tenant fails to complete the removal of the Antenna Equipment and the restoration of the Building within such thirty (30) day period, Landlord shall have the right (but without any obligation to do so) to remove the Antenna Equipment and restore the Building, in which event, Tenant shall reimburse Landlord for all costs incurred by Landlord in performing such removal and restoration work on demand. In addition, any Antenna Equipment remaining at the Building subsequent to the expiration of such thirty (30) day period and upon prior written notice to Tenant's last known address, shall be deemed to have been abandoned by Tenant, so that in no event shall Landlord have any duty to preserve or restore the Antenna Equipment on Tenant's behalf. If Landlord does choose to store the Antenna Equipment on Tenant's behalf, the cost of storage incurred by Landlord shall be reimbursed by Tenant on demand. In such event, Landlord shall also have the right to sell such Antenna Equipment for salvage value and to apply the proceeds derived from such sale to sums owing by Tenant to Landlord under this Lease (including this Exhibit). The provisions of this Paragraph 9 shall survive the expiration of this Antenna License and of the Lease Term.

10. REPRESENTATIONS OF TENANT. As a material inducement to Landlord to grant the Antenna License to Tenant, Tenant hereby represents and warrants to Landlord that (a) the Antenna Equipment has received approval from the Underwriters Laboratory and from the Federal Communications Commission; (b) the Antenna Equipment will be installed in accordance with the plans and specifications approved by Landlord, in Landlord's sole discretion; (c) the Antenna Equipment is designed to require minimum maintenance; (d) the Antenna Equipment will not interfere with other like antenna equipment located on the rooftop of the Building or in the Building; and (e) Tenant will have received all necessary licenses and permits from all applicable governmental authorities regarding the installation and operation of the Antenna Equipment, prior to such installation and operation.

11. INDEMNIFICATION. In addition to the indemnification obligations of Tenant under the Lease, Tenant shall protect, defend, indemnify, and hold Landlord harmless from all liability and claims for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, employees, or contractors, relative to, or arising in connection with, the Antenna License, including, without limitation, the installation, operation, repair, and maintenance of the Antenna Equipment.

12. DAMAGE. Landlord shall not be liable to Tenant for any loss or damage to all or any part of the Antenna Equipment occasioned by theft, fire, act of God, public enemy, injunction, riot, vandalism, malicious mischief, earthquake, flood, strike, insurrection, war, court order, requisition, or order of governmental body or authority or by any other cause whatsoever. Further, Landlord shall not be liable for any damage or inconvenience which may arise as a result of the repair or alteration of any part of the Building or through termination of the Antenna License, other than damage caused by the gross negligence or willful misconduct of Landlord, its agents or employees.

13. INSURANCE. In addition to the insurance obligations of Tenant under the Lease, Tenant shall maintain a policy or policies of fire and extended coverage insurance on the Antenna Equipment, in such amounts as Tenant may deem appropriate; provided, however, that Tenant shall never have any claim against Landlord for any loss or damage that may occur to the Antenna Equipment which could be covered by insurance.

14. TRANSFERS BY TENANT. Tenant shall not assign, convey, mortgage, pledge, hypothecate, encumber, or otherwise transfer the Antenna License or grant any license, concession, or other right with respect to the Antenna License without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion, unless such transfer or assignment is to an Affiliate in connection with Tenant's transfer of the Lease to an Affiliate pursuant to Section
         4.7 of the Lease. In addition, the Antenna License shall terminate, in Landlord's sole discretion, upon the assignment of the Lease or a subletting of the Premises, except as provided in Section 4.7.

15. DEFAULT BY TENANT. In addition to provisions of Article 8 of the Lease, Tenant shall be deemed to be in default with respect to the Antenna License in the event that (a) Tenant shall fail to maintain the Antenna Equipment in good order and repair and in a safe condition as provided in this Exhibit; or (b) Tenant shall fail to maintain all necessary licenses and permits with respect to the operation of the Antenna Equipment. Upon a default by Tenant with respect to the Antenna License, Landlord may, at Landlord's sole election, pursue the remedies granted to Landlord for default under the Lease or, in the alternative, terminate the Antenna License granted hereunder without terminating the Lease or terminating Tenant's right to possession of the Premises under the Lease.

16. SURVIVAL. Certain provisions of this Exhibit relate to the rights and obligations of Landlord and Tenant subsequent to the termination or expiration of the Lease Term. Such provisions include, without limitation, the restoration obligations of Tenant under Paragraph 9 hereof and the indemnification obligations of Tenant under Paragraph 11 hereof. Such provisions shall survive the expiration or other termination of the Lease Term and the Antenna License granted to Tenant hereunder.


                                    INITIALS

                    Landlord                 Tenant
                            -----------            -----------

                                   EXHIBIT "H"
                                   -----------

            To Lease Agreement By and Between INFOMART-Dallas, L.P., as Landlord and FOCAL COMMUNICATIONS CORPORATION OF TEXAS, as Tenant

-------------------------------------------------------------------------------

                                    GENERATOR
                                    ---------

This Exhibit "H" describes and specifies Tenant's use of additional areas in the Building and on the Property for purposes of the installation and operation of Tenant's Generator, upon the following terms and conditions:

1. DEFINED TERMS. For purposes of this Exhibit "H", all terms defined in the Lease (including other Exhibits to the Lease) will be utilized herein without further definition. In addition, when delineated with initial capital letters, the following terms shall have the following respective definitions and meanings:

         a. "Cable" shall mean only optical fibers, copper wires (also known as "copper pairs"), coaxial cable, and other similar transmission wiring customarily used in the industry, unless other materials are expressly approved in writing by Landlord.

         b. "Conduit" shall mean a plastic or metal sleeve, no more than 4" in aggregate diameter, unless a larger size is expressly approved by Landlord in writing, in which Cable is encased and/or through which Cable passes.

         c. "Generator" shall mean the 750KW generator with automatic transfer switch and load bank equipment to be installed by Tenant on the 8 foot by 16 foot pad at the location designated on Schedule "1" attached to this Exhibit.

         d. "Tank" shall mean the 2,000 gallon fossil fuel tank and associated transfer pumps to be installed by Tenant at the location designated on Schedule "1" attached to this Exhibit. The term "Tank" shall also be deemed to include the fuel oil pipes to be installed by Tenant from the Tank to the Generator. The Tank must have self-contained spill and leak control features, it must be installed in a secure and safe location above-ground, and it must conform to all legal requirements concerning tank tightness, spill control and monitoring features required by state and federal laws.

         e. "Equipment" shall mean the Cable, Conduit, junction boxes, hangers, pull boxes, grounding wiring and related equipment used in the normal course of Tenant's business, which will be installed by Tenant into the Leased Premises and into the Raceway to be utilized by Tenant, pursuant to the terms hereof.

2. GRANT OF LICENSE. Landlord grants Tenant a license, subject to the terms and conditions herein, to (i) use such locations on the Property as are approved in writing by Landlord in order for Tenant to install Tenant's generator cabling to, and core drilling of, the Building core structural wall (it being acknowledged that Landlord has made no representation that Tenant will be able to utilize any Southwestern Bell or other utility easements in this regard) and use such Raceways as are approved in writing by Landlord in order for Tenant to install its Generator cabling from the Generator to the points of entry at the Building core structural wall to the Leased Premises, (ii) use such Raceways as are approved in writing by Landlord for the purpose of Tenant's installing, maintaining, repairing, replacing and operating the Equipment, (ii) use the designated location of the Generator for the purpose of installing, maintaining, repairing and operating the Generator, and (iii) use the designated location of the Tank for the purpose of installing, maintaining, repairing and operating the Tank.

3. LICENSE TERM. The term of this license shall be coterminous with the Lease Term and shall continue in force during a period beginning on the Commencement Date and continuing until the expiration or earlier termination of the Lease Term.

4. USE. Any Raceway to be utilized by Tenant pursuant to the terms hereof shall be used for the installation, maintenance, repair, replacement and operation of the Equipment as provided herein and for no other purpose. Tenant agrees not to use or permit the use of any such Raceway for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord's reasonable opinion, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. In particular, no semiconductors or other electronic equipment containing polychlorinated biphenyls (PCB's) or other environmentally hazardous materials will either be used or stored in or around the Leased Premises or any such Raceway and no such materials will be used in any of the Equipment installed by Tenant in the Leased Premises or any such Raceway. Tenant will not permit any unauthorized person or persons with insufficient expertise or experience to enter the Raceways or maintain or operate the Equipment. Nothing herein should be construed as permitting Tenant to use any Raceway for a purpose not specifically described herein, or to install new or substitute Cable or Conduit into a Raceway which consists of materials other than those defined in Paragraph 1 hereof. It is also acknowledged that Landlord may, at Landlord's discretion, authorize other tenants and licensees of the Building to use portions of any Raceways or risers in the Building, whether for the installation of telecommunications equipment or otherwise, so long as such uses would not require Tenant to remove its Cable or Conduit, which has already been installed by Tenant, from such Raceway. Tenant acknowledges that interruptions in utility services are not uncommon in facilities such as the Building and Tenant acknowledges that any sensitive electronic equipment which may be used in the Leased Premises or a Raceway will be protected by Tenant from utility service interruptions through the use of the Generator and other backup power supplies, surge protectors and other safety systems. Tenant acknowledges that it has taken all precautionary steps it deems necessary to protect such equipment in the Leased Premises and in any Raceway, including the acquisition of insurance if applicable. Tenant agrees to release Landlord from any damages or losses (including attorney's fees and expenses) sustained to any of

         Tenant's Equipment as a result of utility service interruptions, unless solely caused by the gross negligence or willful misconduct of Landlord, its employees and agents, and agrees to indemnify, defend and hold Landlord harmless from any damages or losses (including attorneys' fees and expenses) caused by Tenant's Equipment as a result of utility service interruptions, unless such interruptions arise primarily by reason of the negligence or willful misconduct of Landlord, its agents or employees. This release and indemnity is in addition to and not in substitution of any other release and indemnity in the Lease.

5. ADDITIONAL TERMS OF LICENSE. The license granted herein to Tenant shall additionally be subject to and expressly conditioned upon the following:

         a. Construction of Raceways. Tenant shall install its generator cabling and the other Equipment, including the Conduit and all necessary Raceways, to the extent not already in place, in the Building at Tenant's sole cost and expense and shall provide Landlord with "as-built" drawings and specifications of same.

         b. HVAC and Mechanical Room Access. Except in the case of an emergency, Tenant shall not enter or attempt access to any of the Building's air, electrical, mechanical or telecommunications risers, ducts, closets, Conduits, duct work, rooms, Raceways, or other horizontal or vertical spaces in the Building, including the Service Areas, without notifying Landlord in writing at least two (2) days in advance. In the case of an emergency, Tenant may enter or seek access to a Raceway utilized by Tenant pursuant to the terms hereof through mechanical rooms or Service Areas provided Tenant gives Landlord at least two (2) hours prior written notice and provided further that a Building security guard or engineer must unlock and accompany Tenant's employees into such Service Areas and mechanical rooms; if Landlord is also experiencing an emergency situation in the Building at the same time that Tenant has notified Landlord of an emergency, Landlord shall have no obligation to first address or respond to Tenant's emergency and shall only be obligated to accommodate Tenant's concerns as time permits thereafter. Tenant also agrees to furnish Landlord, within two (2) business days thereafter, a written report explaining all repairs and procedures which were conducted during any such emergency operations, in sufficient detail to permit Landlord's engineers to evaluate the same. Any access to the Building mechanical rooms, whether during an emergency or otherwise, shall require Tenant to sign in at the Building manager's office or the security desk, and Tenant shall permit the Building manager's security guard or representative of Landlord of the Building manager to accompany Tenant during any such mechanical room, if Landlord so desires. No installation, alterations or repairs shall be initiated without first delivering to Landlord's engineers, plans and specifications of the proposed changes, in substance and form acceptable to Landlord. No oral approval of these plans and specifications shall be deemed effective; only evidence of written approval which has been received by Landlord's Building manager will be binding against Landlord. No electrical grounding shall be permitted to other equipment in the mechanical rooms without Landlord's specific written approval of the method and locations of such grounding.

         c. Insurance; Mechanic's Liens. No construction, alteration or removal operations shall be initiated by Tenant hereunder unless Tenant has first obtained workers compensation and builders risk insurance in limits acceptable to Landlord. Any construction or mechanic's liens filed or claimed against the Leased Premises, any Raceway or the Building as a result of Tenant's operations shall be immediately paid, released or bonded over in a manner acceptable to Landlord.

         d. Hours of Operations. No activities of Tenant associated with the construction and the installation of the Equipment shall be conducted during the normal business hours of the Building.

         e. Licenses and Permits. Prior to commencing any work on and/or installations hereunder in the Leased Premises, at the locations of the Generator and Tank, or of any Raceway, Tenant shall obtain all necessary licenses, permits and consents and provide copies of the same to Landlord. Landlord shall have the right to supervise all such work, at its own expense.

         f. Generator License Fee. The license fee for the one (1) Generator allowed by this Exhibit is included in the Base Rental. Additional pads may be added with the approval of Landlord (the size and location of which will be at Landlord's sole option) and the Generator License Fee will be at the then current Landlord's charge for each such additional pad.

         g. Costs. Licensee shall be responsible for any and all costs, damages or expenses arising from the installation, maintenance, or repair to any Raceway utilized by Tenant pursuant to the terms hereof, the Leased Premises or the Equipment, the Generator or the Tank and any and all costs, damages or expenses to the Building or the property of Landlord or other licensees or tenants of the Building arising from such installation, maintenance or repair operations. Tenant agrees to indemnify and hold Landlord harmless from and against any loss, cost, damage or expense arising out of or in connection with Tenant's installation, maintenance, repair or operation of the Equipment, the Generator or the Tank, unless such loss, cost, damage or expense arises primarily from the negligence or willful misconduct of Landlord, its agents or employees. This indemnity is in addition to and not in substitution of any other indemnity in the Lease. Tenant shall also pay all ad valorem taxes attributable to the Equipment, the Generator and the Tank.

6. CARE OF GENERATOR, TANK AND RACEWAYS BY TENANT. Tenant agrees not to commit any waste or allow any waste to be committed on the areas where the Generator and the Tank are located or in any of the mechanical or equipment rooms in which any Raceway utilized by Tenant pursuant to the terms hereof is located. At the termination of this license, Tenant agrees to deliver the areas on which the Generator and Tank are located and each Raceway to Landlord in as good condition as at the date of this Lease, subject to ordinary wear and tear and damages, fire, and other casualties caused by any third parties not affiliated with Tenant, its agents, employees or contractors.

7. REPAIRS AND ALTERATIONS BY TENANT. Landlord shall have the right, at its option, and at Tenant's cost and expense, to repair or replace any damage done to the Building or the Property, or any part hereof, caused by Tenant or Tenant's agents, employees, invitees, or visitors, and Tenant shall pay the reasonable cost thereof to Landlord on demand as additional rent. Tenant agrees with Landlord not to make or allow to be made any alterations to any Raceway without the prior written consent of Landlord, other than routine Cable installation operations in a Raceway utilized by Tenant pursuant to the terms hereof, but even routine Cable installations shall not be permitted without prior written notice of at least two (2) days to Landlord. Any and all alterations to any Raceway shall become the property of Landlord upon termination of this license, except for the Equipment installed by Tenant. All of the Equipment, the Generator and the Tank (but not the Conduit) shall be removed by Tenant from the Leased Premises, the Building and the Property immediately upon termination of the license in compliance with the provisions of Section 4.4 of the Lease. Tenant shall be responsible for repairing any damage to the Leased Premises, any Raceway, the Building and/or the Property resulting from the removal of any Equipment, the Generator, the Tank or other personal property, and Tenant shall be responsible for restoring the Leased Premises, any Raceway, the Building and/or the Property, as applicable, to good condition. If Tenant fails to remove the Equipment, the Generator, the Tank or any other property required to be removed herein, Landlord may, if Landlord so elects, remove the Equipment, the Generator, the Tank and any other property at Tenant's cost and Tenant shall pay Landlord promptly upon demand all costs in removing said property.

8. LAWS AND REGULATIONS. Tenant agrees to comply with all applicable laws, ordinances, rules and regulations of any governmental entity or agency having jurisdiction with respect to the Equipment, the Generator and the Tank, specifically including, without limitation, all applicable environmental laws. In particular, prior to installation of the Equipment, Tenant shall provide Landlord written evidence, satisfactory to Landlord in its sole discretion, of the representations and warranties set forth in this Paragraph 8. The parties acknowledge that the Equipment should emit no amounts of radiation whatsoever. Tenant shall, at Tenant's sole cost, take all measures necessary to insure that no radiation is emitted from the Equipment and that the Equipment, the Generator and the Tank strictly complies with all laws, rules, regulations, ordinances and codes, whether now or hereafter existing, of all federal, state and local governmental authorities and that the Equipment strictly complies with all contractual obligations to which Tenant is bound in connection with such Equipment, specifically including, without limitation, regulations of the Federal Communications Commission, the Environmental Protection Agency, and the Occupational Safety and Health Administration, applicable to the emission of radiation from active transmission equipment or similar facilities. Tenant shall also pay promptly when due all royalties or other fees due in connection with the operation of the Equipment. In the event compliance with this paragraph shall require modifications or alteration of the Equipment, any Raceway utilized by Tenant pursuant to the terms hereof, the Leased Premises, the Generator or the Tank, no modification or alteration thereof shall be made without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion or granted on such terms and conditions as Landlord may determine in its sole discretion. Tenant shall take all measures necessary to insure that the Equipment, the Generator and the Tank do not interfere with or disturb the operation of any other equipment or business of Landlord or of any other tenant or occupant of the Building.

9. RELEASE OF LIABILITY AND INDEMNITY. Landlord shall not be liable to Tenant, or to Tenant's agents, servants, employees, customers or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, employees, invitees or any other person entering the Building under the invitation of Tenant or arising out of the use of the Raceways, the Generator or the Tank by Tenant and the conduct of its business or out of a default by Tenant in the performance of its obligations hereunder, other than injury or damage which is solely attributable to Landlord's gross negligence or willful misconduct. Tenant hereby indemnifies and holds Landlord harmless from all liability and claims for any such damage or injury. In addition, Tenant shall protect, defend and indemnify Landlord, and its mortgagees and Building manager, and each of their respective directors, officers, joint venturers, employees and agents, and hold them harmless from and against all liability and claims for any injury to person or damage to property or business caused by any act, omission, or neglect of Tenant, its agents, servants, employees, or contractors, or any condition or circumstance relative to the license granted hereunder, specifically including, without limitation,
         (i) the installation, maintenance, operation, repair, modification or removal of the Equipment, the Generator or the Tank, or (ii) any tort, including, without limitation, slander and tortious interference with business arising out of the use and operation of the Equipment, or, as a result of the content of the transmissions and receptions sent or received over or through the Equipment, unless such liability and claims arise primarily by reason of the negligence or willful misconduct of Landlord, its agents or employees. Landlord and its mortgagees, the Building manager and each of their respective directors, officers, joint venturers, employees and agents shall also not be liable for any consequential or special damages arising out of any such injury to person or damage to property or business. This release and indemnity is in addition to and not in substitution of any other release and indemnity in the Lease.

10. TRANSFERS BY TENANT. Tenant shall not transfer, convey, mortgage, pledge, hypothecate, or encumber Tenant's license interest hereunder or grant any license, concession or any other right to use a portion of the Raceways without the prior written consent of Landlord, which may be granted or withheld in Landlord's sole discretion. Notwithstanding the foregoing, Tenant may assign the license granted hereby in connection with any assignment of Tenant's entire interest in the Lease or a subletting of the entire Leased Premises which is permitted under
         Section 4.7 of the Lease without the necessity of obtaining any further approval from Landlord.

11. COMMENCEMENT OF OPERATIONS. The commencement of operations in the Leased Premises by Tenant shall constitute the acknowledgment and agreement of Tenant that Tenant is fully familiar with the physical condition of the Building (including the mechanical rooms and Raceway space of the Building), that Tenant has accepted the same in good order and condition, and that the Raceway space complies in all respects with the requirements hereof and is suitable for the purposes for which the same is hereby licensed. In that regard, Landlord hereby disclaims, and Tenant hereby waives, any warranty of suitability with respect to the Raceway space, and any warranty of fitness for a particular purpose.




                                    INITIALS

                    Landlord                 Tenant
                            -----------            -----------

                                  SCHEDULE "1"
                                  ------------

    To Exhibit "H" to Lease Agreement By and Between INFOMART-Dallas, L.P., as Landlord and FOCAL COMMUNICATIONS CORPORATION OF TEXAS, as Tenant

-------------------------------------------------------------------------------

                              LOCATION OF GENERATOR
                              ---------------------
                        (For illustrative purposes only)

                            [Floorplan appears here]

                                   EXHIBIT "I"
                                   -----------

            To Lease Agreement By and Between INFOMART-Dallas, L.P., as Landlord and FOCAL COMMUNICATIONS CORPORATION OF TEXAS, as Tenant

-------------------------------------------------------------------------------

                                 RENEWAL OPTION
                                 --------------


1. DEFINED TERMS. For purposes of this Exhibit "I", all terms defined in the Lease (including other exhibits to the Lease) will be utilized herein without further definition. In addition, when delineated with initial capital letters, the following term shall have the following definition and meaning:

         (a) "Renewal Date" shall mean the first day next following the expiration date of the Lease Term.


2. GRANT OF OPTION. Tenant shall have the following option ("Option") to renew this Lease:

         Tenant may, by notifying Landlord of its election in writing at least six (6) full calendar months prior to the end of the Lease Term, renew this Lease for an additional lease term (the "Second Lease Term") beginning on the first (1st) Renewal Date and continuing for five (5) years thereafter. Such renewal shall be on all of the terms and conditions of this Lease which are not inconsistent herewith.

         The Base Rental payable beginning on the first (1st) Renewal Date and continuing thereafter shall be at then current market rate.

         If Tenant exercises its option to renew the Lease for a Second Lease Term, Tenant may, by notifying Landlord of its election in writing at least six (6) full calendar months prior to the end of the Second Lease Term, renew this Lease for an additional lease term (the "Third Lease Term") beginning on the second (2nd) Renewal Date and continuing for five (5) years thereafter. Such renewal shall be on all of the terms and conditions of this Lease which are not inconsistent herewith, except that no renewal option shall exist during the Third Lease Term.

         The Base Rental payable beginning on the second (2nd) Renewal Date and continuing thereafter shall be at then current market rate.


         Failure by Tenant to notify Landlord of Tenant's election to exercise the renewal option herein granted within the time limits set forth for such exercise shall constitute a waiver of such Option. Notwithstanding the foregoing, the Option shall not be applicable at any time when there is a default under the Lease which has not been cured after applicable notice and cure periods. In addition, the Option shall automatically terminate upon the termination of the Lease Term, whether by Landlord upon the occurrence of an event of default or otherwise or, at the option of Landlord, in its sole discretion, upon the assignment, subletting, or other transfer by Tenant, whether or not with the approval of Landlord to any person or entity other than an Affiliate.




                                    INITIALS

                    Landlord                 Tenant
                            -----------            -----------

                                   EXHIBIT "J"
                                   -----------
            To Lease Agreement By and Between INFOMART-Dallas, L.P.,
      as Landlord and FOCAL COMMUNICATIONS CORPORATION OF TEXAS, as Tenant

-------------------------------------------------------------------------------

                             WORK LETTER (ALLOWANCE)
                             -----------------------


This Work Letter ("Work Letter") describes and specifies the right and obligations of Landlord and Tenant with respect to certain allowances granted to Tenant hereunder and rights and responsibilities of Landlord and Tenant with respect to the design, construction and payment for the completion of Tenant's initial leasehold improvements ("Initial Improvements") within the Leased Premises.

1. DEFINITIONS. Terms which are defined in the Lease shall have the same meaning in this Work Letter. Additionally, as used in this Work Letter, the following terms (when delineated with initial capital letters) shall have the respective meaning indicated for each as follows:

         (a) "Allowance" shall mean an amount not to exceed Two Hundred Seventy-two Thousand Nine Hundred Forty and 00/100ths Dollars ($272,940.00)

         (b) "Basic Construction of the Building" shall mean the structure of the Building as built on the date of this Work Letter.

         (c) "Landlord's Architect" shall mean the architect designated by Landlord as its architect, from time to time, to perform the functions of Landlord's Architect hereunder.

         (d) "Plans and Specifications" shall mean collectively, the plans, specifications and other information prepared or to be prepared by Tenant's Architect and, where necessary, by Landlord's electrical, mechanical and structural engineers, all at Tenant's expense, which shall detail the Work required by Tenant in the Premises and which shall be approved in writing by both Tenant and Landlord prior to the commencement of such Work.

         (e) "Tenant's Architect" shall mean EPB Design Center LTD, who is an architect licensed to practice in the State of Texas.

         (f) "Work" shall mean all materials and labor to be added to the Basic Construction of the Building in order to complete the installation of the Initial Improvements within the Leased Premises for Tenant in accordance with the Plans and Specifications, including, without limitation any modifications to the Building, any electrical or plumbing work required to meet Tenant's electrical and plumbing requirements, and any special air conditioning work required to be performed in the Leased Premises.

         (g) "Cost of the Work" shall mean the cost of all materials and labor to be added to the Basic Construction of the Building in order to complete the installation of the Initial Improvements within the Leased Premises in accordance with the Plans and Specifications.

         (h) "Tenant's Costs" shall mean that portion of the Cost of the Work in excess of Allowance.

         (i) "Change Costs" shall mean all costs or expenses attributable to any change in the Plans and Specifications which, when added to other costs and expenses incurred in completing the Work, exceed Allowance, including, without limitation, (i) any cost caused by direction of Tenant to omit any item of Work contained in the Plans and Specifications, (ii) any additional architectural or engineering services, (iii) any changes to materials in the process of fabrication, (iv) the cancellation or modification of supply or fabricating contracts, (v) the removal or alteration of any Work or any plans completed or in process, or (vi) delays affecting the schedule of the Work.

         (j) "Working Days" shall mean all days of the week other than Saturday, Sunday, and legal holidays.

         (k) "Contractor" shall mean the contractor or contractors engaged by Tenant to perform the Work in accordance with the provisions of Section 4.2(b) of the Lease.

2. PROCEDURE AND SCHEDULES FOR THE COMPLETION OF PLANS AND SPECIFICATIONS. The Plans and Specifications shall be completed in accordance with the following procedure and time schedules:

         (a) Design Drawings. Within sixty (60) Working Days from execution of the Lease, Tenant shall submit to Landlord four (4) sets of prints of design drawings, specifying the intended design, character and finishing of the Initial Improvements within the Leased Premises. Such package shall include separate drawings for signs in accordance with Landlord's sign criteria. The design drawings shall set forth the requirements of Tenant with respect to the installation of the Initial Improvements within the Leased Premises, and such drawings shall include, without limiting their scope, a Tenant approved space plan, architectural design of the space, including office front, plans, elevations, sections, and renderings indicating materials, color selections and finishes.

                  (i) After receipt of design drawings, Landlord shall return to Tenant one set of Prints of design drawings with Landlord's suggested modifications and/or approval within ten (10) Working Days of receipt thereof from Tenant. If, upon receipt of approved design drawings bearing Landlord's comments, Tenant wishes to take exception thereto, Tenant may do so in writing, by certified mail addressed to Landlord, within five (5) Working Days from the date of receipt of Landlord's comments on the design drawings. Unless such action is taken, Tenant will be deemed to have accepted and approved all of Landlord's comments on the design drawings.

                  (ii) If design drawings are returned to Tenant with comments, but not bearing approval of Landlord, the design drawings shall be immediately revised by Tenant and resubmitted to Landlord for approval within ten (10) Working Days of their receipt by Tenant.

         (b) Completion of Plans and Specifications. All Plans and Specifications shall be prepared in strict compliance with applicable Building standards and requirements, this Work Letter and otherwise, and shall also adhere to the design drawings approved by Landlord. In order to assure the compatibility of Tenant's electrical and mechanical systems and the compatibility of Tenant's structural requirements with the existing Building and in order to expedite the preparation of Tenant's electrical, mechanical and structural drawings, Tenant or Tenant's Architect shall deliver to Landlord's Architect, not later than thirty (30) Working Days from the date of Landlord's approval of design drawings, a detailed plan setting forth any and all electrical, mechanical and structural requirements, and Landlord's Architect shall retain, at Tenant's expense, Landlord's electrical, mechanical and structural engineers to prepare all necessary electrical, mechanical and structural construction drawings which shall be included as a part of the Plans and Specifications. All construction documents and calculations prepared by Tenant's Architect shall be submitted by Tenant, in the form of four
                  (4) sets of blueline prints, to Landlord for approval within ten (10) Working Days after the date of receipt by Tenant of Landlord's approval of design drawings, electrical, mechanical and structural drawings. If the Plans and Specifications are returned to Tenant with comments, but not bearing approval of Landlord, the Plans and Specifications shall be immediately revised by Tenant and resubmitted to Landlord for approval within fifteen (15) Working Days of their receipt by Tenant.

                  (i) The fees for Tenant's Architect and any consultants or engineers retained by or on behalf of Tenant or Tenant's Architect (including, but not limited to, the electrical, mechanical and structural engineers required to be retained under this paragraph) shall be paid by Tenant. Tenant shall also pay for any preliminary drawings by Landlord's Architect for review of the design drawings, the Plans and Specifications, and any revisions to such documents, and the fees and expenses of Landlord's Architect for inspection of the Work, as required by Landlord. Tenant may use funds from the Allowance to make such payments.

                  (ii) Tenant shall have the sole responsibility for compliance of the Plans and Specifications with all applicable statutes, codes, ordinances and other regulations, and the approval of the Plans and Specifications or calculations included therein by Landlord shall not constitute an indication, representation or certification by Landlord that such Plans and Specifications or calculations are in compliance with said statutes, codes, ordinances and other regulations. In instances where several sets of requirements must be met, the requirements of Landlord's insurance underwriter or the strictest applicable requirements shall apply where not prohibited by applicable codes.

3. TERMINATION RIGHT. If for any reason Landlord and Tenant have not agreed in writing upon final Plans and Specifications on or before the date which is ninety (90) days from the date of submission to Landlord, then Landlord or Tenant shall have the right to terminate the Lease by providing the other party with written notice of the electing parties' decision to terminate this Lease within thirty (30) days from the expiration of such ninety (90) day period. The failure of either party to exercise such termination right in the manner and within the time period specified above shall be deemed to be an irrevocable waiver of such right.

4. PAYMENT. In the event Landlord acts as the general contractor for the Initial Improvements in the Leased Premises, the Allowance will be applied to offset the amounts due Landlord as reflected in the monthly invoices therefor submitted by Landlord to Tenant. In the event Landlord does not act as the general contractor for the Initial Improvements in the Leased Premises, Landlord shall pay the Allowance to Tenant within thirty (30) days of Landlord's receipt of invoices submitted by Tenant to Landlord.

5. PERFORMANCE OF WORK AND DELAYS. Tenant shall cause the Contractor to perform the Work in strict accordance with the Plans and Specifications. If a delay shall occur in the completion of the Work by Tenant as the probable result of (i) any failure to furnish when due Tenant's design drawings, Tenant's electrical, mechanical and/or structural requirements, Tenant's Plans and Specifications or any revision to any such documents, (ii) any change by Tenant in any of the Plans and Specifications, (iii) any state of facts which gives rise to a change referred to in the definition of Change Costs or any changes resulting in a Change Cost, (iv) any other act or omission of Tenant, its agents or employees, including any violation of the provisions of the Lease or any delay in giving authorizations or approvals pursuant to this Work Letter, or (v) any other cause except (a) as specified in
         Section 8.1 of the Lease or (b) arising from a default by Landlord, then any such delay shall not justify any extension of the Commencement Date of the Lease.

6. CHANGE ORDERS. All changes and modifications in the Work from that contemplated in the Plans and Specifications, whether or not such change or modification gives rise to a Change Cost, must be evidenced by a written Change Order executed by both Landlord and Tenant. In that regard, Tenant shall submit to Landlord such information as Landlord shall require with respect to any Change Order requested by Tenant. After receipt of requested Change Order, together with such information as Landlord shall require with respect thereto, Landlord shall return to Tenant either the executed Change Order, which will evidence Landlord's approval thereof, or the Plans and Specifications with respect thereto with Landlord's suggested modification.

7. WHOLE AGREEMENT; NO ORAL MODIFICATION. This Work Letter embodies all representations, warranties and agreements of Landlord and Tenant with respect to the matter described herein, and this Work Letter may not be altered or modified except by an agreement in writing signed by the parties.

8. PARAGRAPH HEADINGS. The paragraph headings contained in this Work Letter are for convenient reference only and shall not in any way affect the meaning or interpretation of such paragraphs.

9. NOTICES. All notices required or contemplated hereunder shall be given to the parties in the manner specified for giving notices under the Lease.

10. BINDING EFFECT. This Work Letter shall be construed under the laws of the State of Texas and shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

11. CONFLICT. In the event of conflict between this Work Letter and any other exhibits or addenda to this Lease, this Work Letter shall prevail.







                                    INITIALS

                    Landlord                 Tenant
                            -----------            -----------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                   EXHIBIT "K"
                                   -----------
            To Lease Agreement By and Between INFOMART-Dallas, L.P.,
      as Landlord and FOCAL COMMUNICATIONS CORPORATION OF TEXAS as Tenant

-------------------------------------------------------------------------------

                           ROOFTOP COOLING PROVISIONS
                           --------------------------

This Exhibit "K" describes and specifies the right to install dry cooling equipment upon the roof of the Building hereby granted by Landlord to Tenant, which is being granted upon the following terms and conditions:

1. DEFINED TERMS. Terms defined in the Lease and delineated herein by initial capital letters shall have the same meaning ascribed thereto in the Lease, except to the extent that the meaning of such term is specifically modified by the provisions hereof. In addition, other terms not defined in the Lease but defined herein will, when delineated with initial capital letters, have the meanings ascribed thereto in this Exhibit. Terms and phrases which are not delineated by initial capital letters shall have the meanings commonly ascribed thereto.

2. GRANT OF LICENSE. Subject to the terms and provisions of this Exhibit, Landlord hereby grants to Tenant the right and license to install, operate, maintain, repair and replace a maximum of [NUMBER (##)] dry cooling units (the dimension of each of which shall not exceed a maximum surface area of 1,500 square feet), together with related wiring, piping, vents and equipment, including [# OF PIPES] [#INCHES]" pipes to and from the Leased Premises and such equipment (collectively, the "Cooling Equipment") on the roof of the Building. The size, location, and manner of installation of the Cooling Equipment shall be approved by Landlord as part of the approval of the Plans and Specifications pursuant to Exhibit "J" hereto, which approval shall take into consideration the functional requirements of the Cooling Equipment and of any other equipment located on the roof of the Building and shall be subject to standards of structural and architectural integrity with respect to the Building (and, in that regard, the Cooling Equipment shall be located so as not to be visible except from above the Building, shall complement the Building color, and shall have no visible marking or logo). It is understood and acknowledged that the area to be covered by the Cooling Equipment, including necessary walkways and required airspace, shall not exceed [###] square feet. The license granted to Tenant shall commence on the Commencement Date and shall expire upon the expiration or earlier termination of the Lease Term.

3. LICENSE FEE. Four Thousand Two Hundred eighteen and 75/100th Dollars ($4,218.75) per month, commencing on the Rental Commencement Date. Additional dry cooling units may be added with the approval of Landlord (the size and location of which will be at Landlord's reasonable option) and the License Fee for each such additional cooling equipment will be at the then current Landlord charge for such additional cooling equipment.

4. INSTALLATION, MAINTENANCE, AND REPAIR. Tenant shall, at Tenant's sole cost and expense, provide for the installation of the Cooling Equipment and for all service, repairs, and maintenance to the Cooling Equipment. With respect to the installation of the Cooling Equipment, the Cooling Equipment shall not be affixed to the roof of the Building by nail, bolt, screw, or other device which penetrates the roof (except as approved in writing by Landlord), and all wiring penetrations , venting penetrations and piping penetrations shall be made by Landlord's roofing contractor at Tenant's sole cost and expense, which shall be limited to the actual and reasonable cost thereof. The Cooling Equipment shall be maintained by Tenant in good order and repair and in a safe condition. In the event that Tenant fails to so maintain the Cooling Equipment and Landlord, in Landlord's sole discretion, deems such failure to present a danger of injury to persons or damage to property in or about the Building, Landlord may affect such repairs or maintenance and recover the cost thereof from Tenant, which sum shall be due and payable within ten (10) days after Landlord's written notice to Tenant with respect thereto. Tenant shall provide Landlord with prior written notice of Tenant's need to effect service, maintenance, or repairs hereunder and shall thereupon have access to the roof of the Building and other non-tenant areas of the Building at such times and under such conditions as may be prescribed by Landlord. Landlord may charge Tenant for any equipment and material of Landlord used by Tenant with respect thereto, at Landlord's standard rates. The Cooling Equipment shall be a Trade Fixture as defined in Section 1.18 of the Lease.

5. INTERFERENCE. Landlord assumes no responsibility for any interference in the use or installation of the Cooling Equipment. Tenant shall, at Tenant's option, either modify the Cooling Equipment or relocate the Cooling Equipment to another area approved by Landlord in the event that the Cooling Equipment, in Landlord's reasonable judgment causes any interference with or disturbs the operation of any other equipment or business of Landlord or any other occupant of the Building or creates or results in any noise, odor, or nuisance to any other occupant of the Building, or the areas adjacent thereto. However, if the need to modify or relocate the Cooling Equipment is caused by the exercise of any right granted by Landlord to other occupants of the Building after the Commencement Date or changes to any other equipment of Landlord of any other occupant of the Building after the Commencement Date, then Landlord shall bear the cost of modifying or relocating the Cooling Equipment. In the event that Landlord determines that the Cooling Equipment causes any interference with or disturbs the operation of any other Cooling Equipment or business of Landlord or any other occupant of the Building, and Tenant fails to modify or is unable to modify the Cooling Equipment so as to eliminate such interference, Landlord shall, prior to making a decision that the Cooling Equipment needs to be shut off, take into account the nature of the interference and the reasonable business needs of both Tenant and the other occupant of the Building (including Landlord) being affected and shall consult with Tenant regarding this matter. Tenant must shut off the Cooling Equipment within a reasonable period of time after notification of the interference or disturbance from Landlord, taking into account the nature of the interference and Tenant's reasonable business needs; and Tenant may restore, modify, or relocate the Cooling Equipment to test for interference only with

         Landlord's permissions, which shall not be unreasonably withheld, delayed or conditioned.

6. USE. The Cooling Equipment is solely for use for Tenant's internal business and the benefits of the Cooling Equipment may not be provided by Tenant to third parties except Tenant's Customers. The Cooling Equipment may not be sold or rented by Tenant to third parties, nor may Tenant sublet or assign the license granted to Tenant hereunder, except in connection with any assignment or sublease which is permitted under Section 4.7 of the Lease. Tenant shall operate the Cooling Equipment in compliance with all applicable laws, regulations, and rules of the governmental authorities having jurisdiction thereof and shall maintain all necessary licenses and permits with respect thereto. Any electrical usage associated with the Cooling Equipment shall be governed by the provisions of Section 2.5 of the Lease.

7. INTERRUPTION. Landlord may, at Landlord's sole discretion but without cost to Landlord, upon such advance notice to Tenant as is reasonable under the circumstances, taking into account the nature of the repairs, maintenance or modification needing to be made by Landlord and (after consultation with Tenant) Tenant's reasonable business needs, require interruption of service or relocation or removal of the Cooling Equipment for repairs, maintenance, or modification of the Building, including, but not limited to, roofing, structural, electrical, or mechanical repairs.

8. MODIFICATION AND SUBSTITUTION. Tenant may not substitute or modify the Cooling Equipment or any part thereof, without the prior written approval of Landlord, which consent shall not be unreasonably withheld or delayed. It is understood and agreed that it shall not be unreasonable if Landlord disapproves any such substitution or modification because of a material increase in the size or area covered by the Cooling Equipment. Any substitution or modification approved by Landlord shall automatically become a part of the Cooling Equipment, and all terms of this Exhibit shall apply to such substitution and/or modification.

9. RESTORATION. Tenant shall, at Tenant's sole cost and expense, remove the Cooling Equipment and repair any damage to the Building caused by such removal if the Lease Term, and the license herein granted, terminates, whether by expiration of the Lease Term or otherwise. Such removal and restoration work shall be completed by Tenant within sixty (60) days of the date on which the condition requiring such removal and restoration work occurs. In the event that Tenant shall fail to complete the removal of the Cooling Equipment and the restoration of the Building within such sixty (60) day period, Landlord shall have the right to effect such removal and restoration, but shall not be obligated to do so, in which event, Tenant shall reimburse Landlord for all costs incurred by Landlord in performing such removal and restoration work. In addition, any Cooling Equipment remaining at the Building subsequent to the expiration of such sixty
          (60) day period and upon prior written notice to Tenant shall be deemed to have been abandoned by Tenant, so that in no event shall Landlord have any duty to preserve or restore the Cooling Equipment on Tenant's behalf. If Landlord does choose to store the Cooling Equipment on Tenant's behalf, the cost of storage incurred by Landlord shall be reimbursed by Tenant on demand. In such event, Landlord shall also have the right to sell such Cooling Equipment for salvage value and to apply the proceeds derived from such sale to sums owing by Tenant to Landlord hereunder. The provisions of this Paragraph 9 shall survive the expiration of the license granted hereunder and of the lease Term.

10. REPRESENTATIONS OF TENANT. As a material inducement to Landlord to enter into this Exhibit and to grant the license to Tenant described in Paragraph 2 hereof, Tenant hereby represents and warrants to Landlord that (a) the Cooling Equipment has received all necessary approvals; (b) the Cooling Equipment will be installed in accordance with the plans and specifications therefore as approved by Landlord in accordance with the provisions of Exhibit "J"; (c) the Cooling Equipment is designed to require minimum maintenance; (d) the Cooling Equipment will not emit any fluids or gases which constitute hazardous materials or substances under applicable environmental laws or regulations, or which could otherwise cause damage to persons or property; (e) the Cooling Equipment will not interfere with other equipment presently located on the rooftop of the Building or in the Building; and (f) Tenant will have received all necessary licenses and permits from all applicable governmental authorities regarding the installation and operation of the Cooling Equipment, prior to such installation and operation, and (g) the Cooling Equipment will strictly comply with all laws, rules, ordinances and codes whether now or existing of all Federal, State, and all local government authorities.

11. INDEMNIFICATION. In addition to the indemnification and obligations of Tenant under the Lease, Tenant shall protect, defend, indemnify, and hold Landlord harmless from (i) all liability and claims for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, employees, or contractors, relative to the license, including, without limitation, the installation, operation, repair, and maintenance of the Cooling Equipment, unless such liability and claims arise primarily by reason of the negligence or willful misconduct of Landlord, its agents, contractors or employees, and (ii) all losses, damages or liabilities that may be suffered or incurred by Landlord in connection with Landlord's inability to complete any necessary repairs, maintenance, or modification of the Building, including, but not limited to, roofing, structural, electrical or mechanical repairs, as a result of Tenant's failure to allow interruption of service or relocation or removal of the Cooling Equipment pursuant to Section 7 of this Exhibit.

12. CASUALTY DAMAGE. Landlord shall not be liable to Tenant for any loss or damage to all or any part of the Cooling Equipment occasioned by theft, fire, act of God, public enemy, injunction, riot, vandalism, malicious mischief, earthquake, flood, strike, insurrection, war, court order, requisition, or order of governmental body or authority or by any other cause whatsoever, other than that solely caused by the gross negligence or willful misconduct of Landlord, its agents, contractors or employees. Nor shall Landlord be liable for any damage or inconvenience which may arise through the repair or alteration of any part of the Building or through termination of the license granted pursuant to this Exhibit "L" following a default under Section 15 hereof, other than

                                   EXHIBIT "L"
                                   -----------

            To Lease Agreement By and Between INFOMART-Dallas, L.P., as Landlord and FOCAL COMMUNICATIONS CORPORATION OF TEXAS as Tenant

-------------------------------------------------------------------------------

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
             -------------------------------------------------------


NOTICE: THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS AGREEMENT is entered into by and among Tenant, Landlord, and Beneficiary and effects the Property described in Schedule "A" attached hereto. The terms "Tenant", "Landlord", "Beneficiary", "Premises", "Lease", "Property", "Loan", "Note", and "Mortgage" are defined in the schedule of Definitions attached hereto as Schedule "B". This Agreement is entered into with reference to the following facts:

(a) Landlord and Tenant have entered into the Lease covering the Premises in the Property.

(b) Beneficiary has agreed to make the Loan to Landlord to be evidenced by the Note, which Note is to be secured by the Mortgage covering the Property, provided that the Lease is subordinate to the lien of the Mortgage.

(c) For the purposes of completing the Loan, the parties hereto desire expressly to acknowledge the subordination of the Lease to the lien of the Mortgage, it being a condition precedent to Beneficiary's obligation to consummate the Loan that the lien of the Mortgage be unconditionally and at all times prior and superior to the leasehold interests and estates created by the Lease.

(d) Tenant has requested that Beneficiary agree not to disturb Tenant's possessory rights in the Premises in the event Beneficiary should foreclose the Mortgage; provided that Tenant is not then in default under the Lease and provided further that Tenant attorns to Beneficiary or the purchaser at any foreclosure or trustee's sale of the Property.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. SUBORDINATION. Notwithstanding anything to the contrary set forth in the Lease, Tenant hereby acknowledges that the Lease and the leasehold estate created thereby and all of Tenant's rights thereunder shall be and shall at all times remain subject, subordinate and inferior to the Mortgage and the lien thereof, and all rights of Beneficiary thereunder and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

2. ACKNOWLEDGEMENT AND AGREEMENT BY TENANT. Tenant acknowledges that:

                  (a) Beneficiary would not make the Loan without this Agreement;

                  (b) It acknowledges the Mortgage and the agreements evidencing and securing the Loan; and

                  (c) Beneficiary, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

                  (d) From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right:

                           (i) until it has given written notice of such act or omission to Beneficiary, which notice shall be given not later than the number of days required by the Lease for such notice to the Landlord; and

                           (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Beneficiary and following the time when Beneficiary shall have become entitled under the Mortgage to remedy the same.

                  (e) It has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Beneficiary as security for the Loan secured by the Mortgage. In the event that Beneficiary notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Beneficiary, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Beneficiary or as otherwise required pursuant to such notice.

                  (f) It shall send a copy of any notice or statement under the Lease to Beneficiary at the same time such notice or statement is sent to Landlord.

                  (g) It has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, the same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Beneficiary.

                  (h) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

3. FORECLOSURE AND SALE. In the event of foreclosure of the Mortgage, or upon a sale of the Property pursuant to the trustee's power of sale contained therein, or upon a transfer of the Property by conveyance in lieu of foreclosure, then:

                  (a) Non-Disturbance. So long as Tenant complies with this Agreement and is not in default under any of the terms, covenants, or conditions of the Lease after applicable notice and cure periods (if any), the Lease shall continue in full force and effect as a direct lease between the succeeding owner of the Property and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term of the Lease including renewal terms. Tenant hereby agrees to adhere to and accept any such successor owner as landlord under the Lease, and to be bound by and perform all of the obligations imposed by the Lease and Beneficiary, or any such successor owner of the Property, will not disturb the possession of Tenant, and will be bound by all of the obligations imposed on the Landlord by the Lease, provided, however, that Beneficiary, or any purchaser at a trustee's or sheriff's sale or any successor owner of the Property shall not be:

                           (i) liable for any act or omission of a prior landlord (including Landlord); or

                           (ii) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

                           (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one (1) month, except for scheduled payments of additional rent, or by any security deposit, cleaning deposit, or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord); or

                           (iv) bound by any agreement or modification of the Lease made without the written consent of Beneficiary.

                  (b) New Lease. Upon the written request of either Beneficiary or Tenant to the other given at the time of any foreclosure, trustee's sale or conveyance in lieu thereof, the parties agree to execute a lease of the Premises upon the same terms and conditions as the Lease between Landlord and Tenant, which lease shall cover any unexpired term of the Lease existing prior to such foreclosure, trustee's sale or conveyance in lieu of foreclosure.

                  (c) Beneficiary shall have no responsibility to provide (or liability for not providing) any additional space for which Tenant has any option or right under the Lease if, as a result of any lease or leases entered into with other tenants prior to Beneficiary acquiring title to the Property, a conflict exists between such other lease or leases and the right or option of Tenant with respect to additional space, unless Beneficiary at its option elects to provide the same and Tenant hereby releases Beneficiary from any obligation it may otherwise have to provide the same, and agrees that Tenant shall have no right to cancel the Lease, abate rent or assert any claim against Beneficiary as a result of the failure to provide any option space.

                  (d) Beneficiary shall have no liability to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property, including, but not limited to, any provisions relating to renewal options and options to expand, and in the event of such a conflict, Tenant shall have no right to cancel the Lease or take any other remedial action against Beneficiary or action against any other party for which Beneficiary would be liable.

4. ACKNOWLEDGEMENT AND AGREEMENT BY LANDLORD. Landlord, as landlord under the Lease and mortgagor or trustor under the Mortgage, acknowledges and agrees for itself and its heirs, successors and assigns, that:

                  (a) This Agreement does not:

                           (i) constitute a waiver by Beneficiary of any of its rights under the Mortgage; and/or

                           (ii) in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage;

                  (b) The provisions of the Mortgage remain in full force and effect and must be complied with by Landlord; and

                  (c) In the event of a default under the Mortgage, Tenant may pay all rent and all other sums due under the Lease to Beneficiary as provided in this Agreement.

5. NO OBLIGATION OF BENEFICIARY. Beneficiary shall have no obligation or incur any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant's use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space, pursuant to any expansion rights contained in the Lease.

6. NOTICE. All notices, consents, waivers or other communications which this Lease requires or permits any party to give to another shall be in writing and shall be given only by registered, certified or "Express" mail, or by Federal Express or other similar courier service, return receipt requested, postage prepaid, to the recipient party at the addresses set forth in Schedule "B" to this Agreement. Any party may change its notice address at any time by giving written notice of such change to the other party in the manner provided herein at least ten (10) days prior to the date such change is effected. All notices under this Lease shall be deemed given, received, made or communicated on the delivery date or attempted delivery date shown on the return receipt or similar document utilized by the courier service for the purpose of indicating delivery.

7.       MISCELLANEOUS.

         (a) This Agreement supersedes any inconsistent provision of the Lease.

         (b) Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien and charge or provisions of the Mortgage.

         (c) Beneficiary shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession.

         (d) In the event that Beneficiary shall acquire title to the Premises or the Property, Beneficiary shall have no obligation, nor incur liability, beyond Beneficiary's then equity interest, if any, in the Premises, and Tenant shall look exclusively to such equity interest of Beneficiary, if any, in the Premises for the payment and discharge of any obligations imposed upon Beneficiary hereunder or under the Lease, and Beneficiary is hereby released and relieved of any other obligations hereunder and under the Lease.

         (e) This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns; provided, however, that in the event of the assignment or transfer of the interest of Beneficiary, all obligations and liabilities of Beneficiary under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Beneficiary's interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Beneficiary.

         (f) This Agreement shall be governed by and construed in accordance with the laws of the state in which the Property is located.

IN WITNESS WHEREOF, the parties have executed this Subordination, Non-Disturbance, and Attornment Agreement as of the ________ day of ____________________, 19____.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT THERETO.

                             B E N E F I C A R Y
                             -------------------

                             ____________________, a _______________________

                             By:
                                -----------------------------------
                             Name:
                                  ---------------------------------
                             Title:
                                   --------------------------------


                             L A N D L O R D
                             ---------------

                             INFOMART-Dallas, L.P., a Texas limited partnership

                             By: INFOMART USA, L.P., a Texas limited partnership

                                   By: /s/ ????????????????????
                                      -----------------------------------
                                   Name:
                                        ---------------------------------
                                   Title: Authorized Agent
                                         --------------------------------

                             T E N A N T
                             -----------

                             FOCAL COMMUNICATIONS CORPORATION OF
                             TEXAS, a Delaware corporation

                             By: /s/ Brian F. Addy
                                -----------------------------------
                             Name:   Brian F. Addy
                                  ---------------------------------
                             Title:  Executive Vice President
                                   --------------------------------

Schedule "A" - Property Description
Schedule "B" - Schedule of Definitions

                                    INITIALS

                    Landlord                 Tenant
                            -----------            -----------

                                  SCHEDULE "A"
                                  ------------
    To Exhibit "L" To Lease Agreement By and Between INFOMART-Dallas, L.P., as Landlord and FOCAL COMMUNICATIONS CORPORATION OF TEXAS as Tenant

-------------------------------------------------------------------------------

                                LEGAL DESCRIPTION
                                -----------------

BEING a 25.454 acre tract of land situated in the City of Dallas, Dallas County, Texas and out of the James A. Sylvester Survey, Abstract No. 1383 and being a part of City of Dallas Block No. 6053, also being the same tract of land conveyed to Dallas Market Center Company by a Special Warranty Deed recorded in Volume 82113, Page 3240 of the Deed Records of Dallas County, Texas, said 25.454 acre tract of land being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod found for the point of intersection of the southwesterly right-of-way line of the Chicago Rock Island and Pacific Railroad with the northwesterly right-of-way line of Oak Lawn Avenue;

THENCE with the northwesterly right-of-way line of Oak Lawn Avenue the following:

         South 3131'40" West a distance of 366.74 feet to an "X" chiseled in concrete found for corner in a curve to the right, the radius point of said curve bearing North 5008'58" West a distance of 241.00 feet from said "X";

         Southwesterly with said curve to the right through a central angle of 0309'20" an arc distance of 13.27 feet to an "X" chiseled in concrete set for the point of reverse curvature of a curve to the left having a radius of 259.00 feet;

         Southwesterly with said curve to the left through a central angle of 1128'43" an arc distance of 51.89 feet to a 1/2 inch iron rod found for the point of reverse curvature of a curve to the right having radius of
         129.00 feet;

         Southwesterly with said curve to the right through a central angle of 2406'22" an arc distance of 138.22 feet to a 1/2 inch iron rod set for the point of compound curvature of a curve to the right having a radius of 50.00 feet;

         Northwesterly with said curve to the right through a central angle of 2406'22" an arc distance of 21.04 feet to a 1/2 inch iron rod found in the northeasterly right-of-way line of Stemmons Freeway for the point of compound curvature of a curve to the right having a radius of 1130.92 feet;

THENCE with the northeasterly right-of-way line of Stemmons Freeway the following:

         Northwesterly with said curve to the right through a central angle of 0724'40" an arc distance of 146.28 feet to a 1/2 inch iron rod found for the point of tangency of said curve;

         North 5533'45" West a distance of 816.18 feet to a 1/2 inch iron rod found for point of curvature of a curve to the left having a radius of 3289.04 feet;

         Northwesterly with said curve to the left through a central angle of 0123'21" an arc distance of 79.74 feet to a bolt in concrete found for the most southerly corner of a tract of land leased to Southwestern Furniture Mart Co. from Industrial Properties Corporation as recorded in Volume 67076, Page 0690 of the Deed Records of Dallas County, Texas;

THENCE departing the northerly right-of-way line of Stemmons Freeway with the easterly line of the Southwestern Furniture Mart Company tract, North 0921'30" East a distance of 1064.46 feet to a 1/2 inch iron rod found for corner in the curving southwesterly right-of-way line of the Chicago, Rock Island and Pacific Railroad, the radius point of said curve being situated South 3311'48" West a distance of 1599.88 feet;

THENCE with the southerly right-of-way lien of the Chicago, Rock Island and Pacific Railroad the following:

         Southeasterly with said curve to the right through a central angle of 0241'48" an arc distance of 75.30 feet to a 1/2 inch iron rod found for corner;

         North 5207'00" East a distance of 30.11 feet to a 1/2 inch iron rod found for corner in a curve to the right, the radius point of said curve being situated South 3219'18" West a distance of 1553.95 feet;

         Northwesterly with said curve to the right through a central angle of 2126'39" an arc distance of 581.59 feet to a 1/2 inch iron rod set for corner;

         North 4516'10" East a distance of 53.07 feet to 1/2 inch iron rod set for corner; South 3148'40" East a distance of 976.20 feet to the POINT OF BEGINNING;

CONTAINING an area of 25.454 acres of land.

                                  SCHEDULE "B"
                                  ------------

    To Exhibit "L" To Lease Agreement By and Between INFOMART-Dallas, L.P., as Landlord and FOCAL COMMUNICATIONS CORPORATION OF TEXAS as Tenant

--------------------------------------------------------------------------------

                             SCHEDULE OF DEFINITIONS
                             -----------------------


Beneficiary shall mean ___________________________________, a
___________________________________ . All notices to Beneficiary shall be mailed to:

         ----------------------------------------

         ----------------------------------------

         ----------------------------------------

         ----------------------------------------

with copy to:

         ----------------------------------------

         ----------------------------------------

         ----------------------------------------

         ----------------------------------------

and a copy to:

         ----------------------------------------

         ----------------------------------------

         ----------------------------------------

         ----------------------------------------

Mortgage shall mean a first lien Mortgage or Deed of Trust and Security Agreement with Assignment of Rents dated as , encumbering the Property, executed by Landlord, as Mortgagor or Trustor, to , as Trustee, in favor of Beneficiary, securing repayment of the Loan evidenced by the Note, to be recorded in the records of the county in which the Property is located.

Landlord shall mean _______________________,  a _____________, having an office at ___________________.

Lease shall mean a certain lease entered into by and among Landlord and Tenant dated as of ________________, 19__, covering the premises.

Loan shall mean a first mortgage loan in an amount up to _____________________ from Beneficiary to Landlord.

Note shall mean that certain ____________________ Note executed by Landlord in favor of _______________, a _________________, dated as of _______________,
19__, in the amount of _____________________.

Premises shall mean certain space in the Improvements located in and upon the Property.

Property shall mean the real property described in Schedule "A" attached hereto together with the improvements thereon.

Tenant shall mean ___________________, a ________________ corporation, having an office located at ________________.

         [LETTERHEAD OF DATA CENTER DESIGN and DEVELOPMENT CORPORATION]




February 5, 1999

Chris Rehor
FOCAL COMMUNICATIONS CORPORATION
200 N. La Salle Street
Chicago, IL  60601

                                                        VIA: U.S.P.S. PRIORITY

                        Re:  1950 Stemmons Freeway, Dallas, TX
                             FOCAL-DALLAS   DCDDC#98-149

                   Subject:  Change Order #1


Dear Mr. Rehor:

Enclosed are three (3) original copies of Change Order #1 dated February 5, 1999 for credits due to Focal Communications Corporation because of the deletion of one (1) UPS and related equipment markup, one (1) fire-rated glass window and related installation, and DCDDC's overhead & profit. Total value of the aforementioned is: $(126,722.30) CREDIT.

These original documents have been singed and dated by the Architect and Data Center Design and Development Corporation. If acceptable, please execute and date all three copies, and return the fully executed Architect and Contractor copies to my attention for distribution.

Please contact me immediately if you have any questions. Thank you for your assistance.

Sincerely,
Data Center Design and Development Corporation

/s/ Louis D. Blatnick

Louis D. Blatnick, CSI
Manager, Project and Business Administration



LDB/ldb

C:  Administrative
     Jeff Wells, VP - Focal

98-149 TRANS-CHRIS REHOR-REV'D CO#1

                           STANDARD FORM OF AGREEMENT
                       BETWEEN OWNER AND DESIGNER-BUILDER
                      FOR DESIGN AND CONSTRUCTION SERVICES

THIS AGREEMENT made as of 12 January 1999 by and between Focal Communications (thereinafter called "Owner"), and Data Center Design and Development Corporation, 630 North Court, Palatine, Illinois 60067 (hereinafter called "Designer-Builder").

WITNESSETH:

That in consideration of the mutual covenants and agreements herein contained, the parties hereto do hereby covenant and agree as follows:

ARTICLE 1:  DEFINITIONS

1.1 OWNER: "Owner" shall mean the above-named organization designated as "Owner", its successors and assigns.

1.2 OWNER'S REPRESENTATIVE: "Owner's Representative" shall mean such person designated by the Owner on written notice to Designer-Builder, to act as its representative.

1.3 DESIGNER-BUILDER: "Designer-Builder" shall mean the above-named organization designated as "Designer-Builder", its successors and assigns.

1.4 DESIGNER-BUILDER'S REPRESENTATIVE: "Designer-Builder's Representative" shall mean or such other person as may be designated by Designer-Builder on written notice to Owner to act as its representative.

1.5 WORK: "Work" shall cover all labor, material and services necessary to produce the design services and the construction required by the contract documents.

1.6 DATE OF SUBSTANTIAL COMPLETION: "Date of "Substantial Completion" of the work or a designated portion thereof is the date when: (i) the construction is sufficiently completed in accordance with the contract documents so that Owner may occupy the work or designated portion thereof for the use for which it is intended, or (ii) Owner obtains a temporary certificate or a permanent certificate of occupancy for the work, and Designer-Builder has obtained a waiver of all liens, mechanics and otherwise and has presented same to Owner.

1.7 CONSTRUCTION CHANGE DIRECTIVE: A "Construction Change Directive" is a written order to the Designer- Builder, prepared by the Designer-Builder signed by the Owner's Representative, issued after the execution of this contract, authorizing the Designer-Builder to make additions, deletions or modifications in the work to be performed by Designer-Builder.

1.8 CHANGE ORDER: A "Change Order" is a written order to the Designer-Builder, prepared by Designer-Builder, signed by the Owner's Representative, countersigned by Designer-Builder's Representative, issued after the execution of the contract, authorizing an adjustment (if any) in the contract sum to be paid to Designer-Builder or an adjustment in the time for the completion of the work.

ARTICLE 2:  CONTRACT DOCUMENTS

2.1      The contract documents shall consist of the following:

2.1.1 This contract, together with Appendices attached hereto, and any amendments or modifications thereto, including any signed work order or signed exchange order.

2.1.2 All other documents described in Appendices attached hereto and made part hereof.

2.2 In the event of conflict between this contract and the provisions of the other contract documents, this contract shall control. In the event of any conflict between the provisions of the contract documents, other than this contract, the latest approved document shall control.

2.3 All contract documents hereinafter submitted by Designer-Builder for the approval of Owner in connection with the performance of the work shall be deemed approved unless Owner makes written objection thereto within five (5) working days after receipt thereof.

2.4 The drawings, specifications and other documents furnished by Designer-Builder are instruments of service and are the property of Designer-Builder whether or not the work for which they are made is commenced. Drawing, specifications and other documents furnished by Designer-Builder shall not be used by Owner or other prospects, for completion of the work by others, except by written agreement relating to use, liability and compensation.

2.5 Submission or distribution of documents to meet official regulatory requirements or for other purposes in connection with the work is not to be construed as publication in derogation of the Designer-Builder's or its architect's common law copyrights or other reserved rights. Owner shall own neither the documents nor the copyrights.

ARTICLE 3:  SCOPE OF THE WORK

3.1 The Designer-Builder shall provide all necessary design services and furnish all necessary supplies, materials and equipment and all necessary labor and service required for the design and construction of the project to completion to Owner's satisfaction in accordance with the contract documents.

3.2 The design services to be provided by Designer-Builder under this contract shall cover all of the following to the extent required for the performance of the work; as defined in the "Concept Design Program".

3.2.1 Preparation of working drawings and specifications setting forth in detail the requirements for the execution and completion of the work.

3.2.2 Review of all shop drawings, samples and other submissions for conformance with the design concept of the work and for compliance with the drawings and specifications.

3.3 The Designer-Builder shall not be liable to Owner or otherwise responsible for damage or injury to the work or for additional costs or delays in the performance of the work arising out of or caused by concealed, latent or unforeseen surface or sub-surface conditions: (i) differing from those indicated in the contract documents, or (ii) not specifically disclosed to Designer-Builder in writing prior to the commencement of the work.

3.4 The Designer-Builder shall not be liable to Owner or otherwise responsible for damage or injury to the work or for additional costs or delays in the performance of the work arising out of or caused by reason of the Designer-Builder relying upon or acting upon incorrect or inaccurate written information furnished the Designer-Builder by Owner or its agents and representatives.

3.5      See Appendix G

ARTICLE 4:  COMMENCEMENT AND COMPLETION

4.1 The work to be performed under this contract shall be commenced following the execution of this contract and shall be substantially completed at a date to be jointly agreed upon. Those areas as designated in the Milestone Schedule and Appendix F, Significant Milestones shall be completed on those dates, and in the manner described.

ARTICLE 5:  CONTRACT SUM

5.1 The owner shall pay the Designer-Builder for the performance of the work, subject to additions and deductions by change order as provided in Article 12, in current funds, the contract sum of Two Million Seven Hundred Sixty One Thousand Three Hundred Thirty Eight and No/100 Dollars ($2,761,338.00). The said contract sum shall cover the entire charge for design and construction services as set forth in the Appendices. The said contract sum is a GMP (Guaranteed Maximum Price) with the Designer-Builders Fees Fixed and a Cost of Savings Split of 50-50 between the Owner and the Designer-Builders on the balance of the contract.

5.2      The contract sum is comprised of the following:

         A.  Phase 1 Construction
         B.  Critical Support Equipment

5.3 All additions and/or deductions not covered by change orders will be paid from the cost of savings on a line item basis.

5.4 Per agreement the Owner shall pay the Designer-Builder an amount equal to Twenty percent (20%) ($552,268.00) of the contract sum upon execution of the contract.

ARTICLE 6:  PROGRESS PAYMENTS

6.1 On or before the 15th day of the first full month following the commencement of the work and continuing thereafter on or before the 15th day of each succeeding month, Designer-Builder shall submit to Owner an invoice for payment and made a part hereof, covering all work performed during the preceding month, including all work performed pursuant to change orders.

6.2      The invoice for payment shall show:

6.2.1 Charge for all design and construction work performed during the preceding month, including the value of construction material and equipment, the payment of which Designer-Builder is liable for, whether or not such construction material is delivered to the project site.

6.3 Within twenty (20) days after submission of the invoice for payment, Owner shall make a progress payment to Designer-Builder in an amount equal to the aggregate sum of the following:

6.3.1 100% of the aggregate amount of the charge for design, construction and equipment as shown on the invoice for payment.

6.3.2 Interest at the rate of one and one-half (1-1/2%) percent per month shall be paid on the unpaid balance of any invoice for payment, not paid by the Owner within twenty (20) days from the date of receipt thereof. Such interest shall be in addition to the contract sum to be paid Designer-Builder pursuant to this agreement.

6.4 Each invoice for payment shall contain Designer-Builder's certifications that the work described in the invoice has been completed in accordance with the contract documents, that all due items are paid for, for which previous certificates were issued and payments received, and that the amount of the payment shown on the invoice now due Designer-Builder.

ARTICLE 7:  PAYMENT TO DESIGNER-BUILDER FOLLOWING SUBSTANTIAL COMPLETION

7.1 When the Designer-Builder determines that the work or a designated portion thereof is substantially complete, the Designer-Builder shall prepare and submit to Owner a certificate of substantial completion, which shall fix the date of substantial completion. The Designer-Builder shall attach to the certificate a list of items to be completed or corrected by Designer-Builder before final payment. The Owner shall have seven (7) days after receipt of the certificate of substantial completion to make written objection thereto. Any objection on the part of the Owner shall be in such specific detail as to adequately apprise Designer-Builder of the basis for the objection. In the event Owner does not make objection within the prescribed time, the work shall be deemed to be substantially complete as of the date specified in the certificate of substantial completion.

ARTICLE 8:  FINAL PAYMENT

8.1 The Owner shall make final payment within thirty (30) days after completion of the work, provided the contract be then fully performed.

8.2 The making of final payment shall constitute a waiver of all claims by Owner except those arising from: (1) unsettled claims; (2) faulty or defective work appearing after substantial completion; and (3) failure of the work to comply with requirements of the contract documents.

8.3 Acceptance of final payment shall constitute a waiver of all claims by Designer-Builder except those previously made in writing and identified by Designer-Builder as unsettled at the time of final payment.

ARTICLE 9:  DESIGNER-BUILDER'S GUARANTY

9.1 Designer-Builder, subject to the provisions of 9.2 hereof, guarantees that the work shall be performed in a skillful and workmanlike manner, free from defects in material and workmanship and in conformance with the contract documents. This guaranty is expressly in lieu of all other guaranties and warranties, express or implied, including any warranties of merchantability and fitness. Designer-Builder's liability for its guaranty hereunder shall be limited to remedying, any defect in material and workmanship approximately resulting from the failure of Designer-Builder to perform the work in a skillful and workmanlike manner, provided however: (i) that such defect shall manifest itself on or before the expiration of the first year next following the date of substantial completion, and (ii) that Owner shall give notice in writing to Designer-Builder of such defect on or before the expiration of the first year next following the date of substantial completion. In lieu of remedying such defect in the work, Designer-Builder, with the concurrence of Owner, may pay Owner the cost of repair thereof.

9.2 Designer-Builder does not guarantee or warrant, either expressly or impliedly, the materials in or workmanship of supplies, materials, equipment or machinery manufactured by third parties and furnished and installed by Designer-Builder in the performance of the work, but Designer-Builder shall endeavor to obtain from all vendors and suppliers and assign to Owner the customary warranties and guaranties of such vendors and suppliers with respect thereto and Designer-Builder shall, at the sole cost and expense of Owner, render reasonable assistance to Owner when requested in order to enable Owner to enforce such warranties and guaranties by the third party manufacturers or suppliers.

ARTICLE 10:  RESPONSIBILITIES OF OWNER

The Owner, at its sole cost and expense, shall:

10.1     Cooperate with the Designer-Builder in all respects.

10.2 Designate in writing a person to act as Owner's Representative with respect to the work to be performed under this agreement and such person shall have complete authority to transmit instructions to the Designer-Builder through Designer-Builder's Representative, receive information and interpret and define Owner's policies and decisions with respect to all aspects of the work covered by this agreement.

10.3 Provide full information with respect to the scope of the work to be performed by Designer-Builder.

10.4 Give prompt written notice to Designer-Builder whenever the Owner observes or otherwise becomes aware of any defect in the work covered by this agreement.

10.5 Guarantee access to and make all provisions for the Designer-Builder to enter upon public and private lands as required for the Designer-Builder to perform its work under this agreement.

10.6 Make available a convenient and adequate source of water and electricity and furnish telephone service and all other utilities required for the performance of the work.

10.7 Furnish all property and topographic surveys describing the physical characteristics and legal limits of the job site and necessary utility locations at the job site required for the performance of the work.

10.8 Furnish necessary documentation engineering structural suitability of existing floor slabs required for the performance of the work.

10.9 Provide at the job site for the benefit and use of Designer-Builder in the performance of the work, sufficient office space, parking space and storage space for materials and construction equipment.

10.10 Make application to all municipal jurisdictional agencies and obtain all governmental approvals, permits, license and variances required for the performance of the work.

10.11 Not cause any other construction to be undertaken in the immediate area of the job site where the work is to be performed by Designer-Builder under this agreement without the consent of Designer-Builder.

10.12    Owner to provide tax exempt status certification to Designer-Builder.

ARTICLE 11:  RESPONSIBILITIES OF DESIGNER-BUILDER

The Designer-Builder shall:

11.1 Cause the work to be performed in accordance with the contract documents, using its best skill and attention.

11.2 Provide and pay for all labor, materials, equipment, tools, construction equipment and machinery, transportation and other facilities and services necessary for the execution and completion of the work.

11.3 At all times during the performance of the work, keep the premises free from accumulation of waste materials or rubbish caused by its operations. At the completion of the work, Designer-Builder shall remove all its waste materials and rubbish from and about the job site as well as its tools, construction equipment, machinery and surplus materials and shall leave the job site "room clean" or its equivalent.

11.4 Assist Owner in making application to all municipal jurisdictional agencies for the purpose of obtaining all governmental approvals, permits, licenses and variances required for the performance of the work, provided nevertheless, that Owner shall be responsible for the actual obtainment of all such approvals, permits, licenses and variances.

11.5 Obtain and furnish to the Owner all waivers of lien, including but not limited to, waiver of mechanics liens.

ARTICLE 12:  CHANGES IN THE WORK

12.1 The Owner, without invalidating the contract, may order changes in the work consisting of additions, deletions or modifications and the contract sum and the time for the completion of the work shall be adjusted accordingly. All such changes in the work shall be authorized by a construction change directive and thereafter confirmed by a change order in the manner hereinafter provided for.

12.2 In the event that any building landlord of the owner or any governmental official orders changes in the scope of work, the contract sum and the time for the completion of the work shall be adjusted accordingly. All such changes in the work shall be authorized by a construction change directive and thereafter conformed by a change order in the manner hereinafter provided for.

12.3 The Designer-Builder shall not be required to proceed with any additions, deletions or modifications to the work unless pursuant to a construction change directive. Should the work to be performed by Designer-Builder under any construction change directive result in an increase in the cost of the work, the Owner shall be obligated to pay Designer-Builder the total cost of the additional work.

12.4 The cost or net credit to the Owner resulting from a change in the work as above provided shall be confirmed by a change order. Thereupon, the time for the completion of the work shall be adjusted accordingly. The contract sum shall be adjusted upwards or downwards by the amount of any additional cost to Owner or credited to Owner resulting from any change in the work caused by change order. The refusal by Owner to execute a change order shall not relieve Owner of its obligation to pay Designer-Builder the full cost of any additional work performed by Designer-Builder pursuant to a construction change directive.

ARTICLE 13:  INDEMNIFICATION BY DESIGNER-BUILDER

13.1 Designer-Builder, within the limited of its insurance coverage as provided in Article 16 hereof, shall indemnify and save Owner harmless from and against any loss, liability or damages (including reasonable attorney fees, court and/or arbitration expenses) which may be sustained by Owner by reason of sickness, disease, bodily injury or death to persons or damages to tangible property occurring during the performance of the work and resulting from the negligence of Designer-Builder, its subcontractors, agents or employees, including, but not limited to, damages caused directly or indirectly by any substances, conditions, elements, material or any combination of the foregoing either intentionally or unintentionally emitted or released or caused to be emitted or released by Designer-Builder, its subcontractors, agents or employees from or at work site.

13.2 The Designer-Builder shall indemnify and save harmless Owner from all costs, fees, damages and expenses arising out of or resulting from any charge or encumbrance in the nature of a laborer's, mechanic's or material man's lien asserted by a party or parties other than Designer-Builder in connection with the performance of the work.

ARTICLE 14:  INDEMNIFICATION BY OWNER

14.1 Owner shall indemnify and save Designer-Builder harmless from and against any loss, liability or damages (including reasonable attorney fees, court and/or arbitration expenses) which may be sustained by Designer- Builder by reason of sickness, disease, bodily injury or death to persons or damages to tangible property occurring during the performance of the work and resulting from the negligence of Owner, its subcontractors, agents or employees.

ARTICLE 15:  PATENT INDEMNIFICATION

15.1 The Owner shall not cause Designer-Builder to use any design, process or equipment which would infringe upon any patent right held by any third party.

15.2 Owner shall indemnify and save Designer-Builder harmless from and against all liability, damages and expenses arising out of any suit or action brought against Designer-Builder for use of any design, process or equipment required by the Owner, based upon a claim that any design, process or equipment incorporated in the work infringes upon any invention, design, process or device which is the subject of a patent.

ARTICLE 16:  DESIGNER-BUILDER INSURANCE

16.1 The Designer-Builder shall purchase and maintain all of the insurance described in 16.1.1 through 16.1.3 hereof, for not less than the limits of liability therein specified so as to protect Designer-Builder from claims under workmen's compensation acts and other employee benefits acts, from claims for damage because of bodily injury, including death, and from claims for damage to property which may arise out of or result from the Designer-Builder's operations under this contract, whether such operations be by Designer-Builder or by any subcontractor or anyone directly or indirectly employed by any of them.

16.1.1 Workmen's compensation, including occupational disease in accordance with the statutory requirements set forth by the state which the work is to be performed and employer's liability insurance covering all Designer-Builder's employees engaged in the performance of this contract in the minimum sum of $500,000.00.

16.1.2 Comprehensive general liability insurance, including Designer-Builder's protective liability contractual liability insurance covering death or bodily injury with minimum limits of $250,000.00 per person and $1,000,000.00 for any one accident and property damage coverage with minimum limits of $1,000,000.00 in the aggregate. The contractual liability insurance shall insure the hold harmless and indemnification agreement contained in 13.1 of this contract.

16.1.3 Comprehensive automobile liability insurance covering Designer-Builder for claims arising from owned, hired and non-owned vehicles covering death or bodily injury with minimum limits of $1,000,000.00 for any one accident and property damage coverage with minimum limits of $1,000,000.00 per accident.

16.2 Certificates of insurance covering all of the insurance required to be maintained by Designer-Builder shall be filed with the Owner.

ARTICLE 17:  OWNER'S INSURANCE

17.1 Owner, at its own expense, shall obtain and maintain until completion of the work, comprehensive general liability insurance and property insurance which shall insure against the perils of fire, flooding, extended coverage, theft, vandalism and malicious mischief, containing a limit of not less than the full amount of the contract sum. This insurance shall include the interest of the Owner, Designer-Builder and subcontractors. The loss, if any, under such insurance is to be made adjustable with and payable to Owner, Designer-Builder and subcontractors, as their interest may appear. The policy for such insurance shall be issued by an insurance carrier authorized to do business in the state in which the work is to be performed and shall not be canceled or substantially modified without at least thirty (30) days advance written notice to the Designer-Builder.

17.2 Certificates of insurance, naming Designer-Builder as an additional insured under the above described policies, shall be filed with Designer-Builder.

ARTICLE 18:  TERMINATION OF THE AGREEMENT BY OWNER

18.1 The Owner, may, upon ten (10) days written notice and upon the occurrence of any event of default by Designer-Builder as provided in 18.2, terminate this agreement. Upon receipt of such notice of termination, Designer-Builder shall also take steps necessary for its orderly and safe disengagement from and protection of the work.

18.2 The Designer-Builder shall be in default under this agreement upon the occurrence of any of the following mentioned events:

18.2.1 Insolvency or bankruptcy of Designer-Builder or the making of any assignment for the benefit of creditors, or the filing of any petition for bankruptcy or reorganization by Designer-Builder.

18.2.2 The willful breach of any material provisions of this agreement by Designer-Builder and the failure by Designer-Builder to take prompt action to remedy same with ten (10) days of the receipt of written notice from Owner.

18.3 In the event of Designer-Builder's default, Owner shall have the right to terminate the employment of Designer-Builder to take possession of the work and of all materials, tools and appliances thereon with the right to their continued use, without obligation, until such time as the work is completed, and to finish the work by any reasonable method Owner may deem expedient.

18.4 Should Owner terminate the contract, Owner shall pay Designer-Builder a sum equal to the value of the total work completed to date of termination, including: (i) all design services, and (ii) all construction work.

ARTICLE 19:  TERMINATION OF THE AGREEMENT BY DESIGNER-BUILDER

19.1 The Designer-Builder may, upon the occurrence of any event of default by Owner as provided in 19.3 and upon ten (10) days written notice to Owner, terminate this agreement without prejudice to any legal remedies or rights it may possess, and recover from Owner payment for the entire unpaid balance of the aggregate sum due Designer-Builder for the performance of the work completed as of the date of termination, including the cost of all supplies, materials, equipment and design services, the cost of which Designer-Builder shall be legally obligated to satisfy.

19.2 In addition to such sums as due Designer-Builder under the provisions of Article 5, Owner shall also pay Designer-Builder:

19.2.1 All charges for actual costs incurred by Designer-Builder to date of termination, including all costs and expenses incurred for the orderly and safe disengagement from and protection of the work.

19.2.2 All cancellation charges which Designer-Builder shall become obligated to pay any subcontractor or material man of Designer-Builder.

19.2.3 The amount of such damages as Designer-Builder shall become obligated to pay any subcontractor or material man of Designer-Builder.

19.3 The Owner shall be in default of this agreement upon the occurrence of any of the following mentioned events:

19.3.1 Insolvency or bankruptcy of Owner or the making of any assignment for the benefit of creditors or the filing of any petition for bankruptcy or reorganization by Owner.

19.3.2 The willful breach of any provision of this agreement by Owner and the failure by Owner to remedy same within ten (10) days of the receipt of written notice thereof from Designer-Builder.

19.3.3 The willful failure without cause to make payment on any application for payment within thirty (30) days from submission thereof. Should Owner in good faith dispute a portion of any application for payment, it shall still be required to make timely payment of the undisputed portion of such application for payment and its failure to do so shall constitute an act of default.

19.4 In lieu of terminating the contract as above provided, upon the happening of any of the events above mentioned, Designer-Builder may stop the performance of the work or the progress of the work until such time as the default is remedied without prejudice to any other legal remedy or right it may possess. The election by Designer-Builder to stop the work as herein provided shall not be deemed a waiver of Designer-Builder's right to terminate the agreement.

19.5 All monies due Designer-Builder upon termination of this agreement shall bear interest at the rate of 1-1/2 percent per month, calculated from the date of termination and all such interest shall belong exclusively to Designer-Builder.

ARTICLE 20:  DISPUTES

20.1 All claims, disputes or other matters in controversy arising out of or relating to this agreement shall be determined in the manner provided for in Appendix E attached hereto and made a part hereof.

ARTICLE 21:  DELAYS

21.1 Designer-Builder shall not be responsible for any delay in the performance or progress of the work or liable for any costs or damages sustained by Owner resulting from such delay caused by any act or neglect of the Owner or Owner's Representative, or by any employee of Owner, or by any third party acting as the agent, servant or employee of the Owner, or by changes ordered in the work, or by labor disputes, including but not limited to strikes, slowdowns, job actions, picketing and secondary boycotts, or by fire or other casualty loss, or by unusual delay in transportation, or by acts of God, or as a result of compliance with any order or request of any federal, state or municipal governmental authority or any person purporting to act therefore, or by acts of declared or undeclared war, or by public disorder, riot or civil commotion, or by any other cause beyond the control and without the fault or negligence of Designer-Builder. In the event of any such delay, Designer-Builder shall proceed with due diligence to alleviate such delay and continue the performance of all obligations hereunder. The time during which Designer-Builder is delayed in the performance of the work, as herein provided, shall be added to the time for completion of the work as set forth in Article 4. All additional costs or damages resulting from any delay in the performance or progress of the work caused by any act or neglect of the Owner, its agents or representatives, shall be borne entirely by the Owner.

ARTICLE 22:  MISCELLANEOUS PROVISIONS

22.1 Any notices required or permitted under this contract shall be deemed to be fully given if sent by telecopy, messenger service or certified mail.

         If to the Owner, addressed:    If to the Designer-Builder addressed:

         Brain Addy                     Raymond Noesges
         Focal Communications           Data Center Design and Development
         200 North LaSalle Street       630 North Court
         Chicago, Illinois 60601        Palatine, Illinois 60067

22.2 It is agreed between the parties hereto that the interpretation and enforcement of this agreement shall be in conformity with the laws of the State of Illinois.

22.3 In the event one or more, but not all of the provisions of this agreement are declared unlawful and/or unenforceable by a court of competent jurisdiction, such determination shall not affect the legality or enforce ability of the remainder of the terms hereof.

22.4 This agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same agreement.

22.5 This agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

22.6 The Owner and Designer-Builder, by and through their respective signatories to this agreement, each represent to the other that they are authorized to enter into this agreement.

ARTICLE 23:  OFFER OF EMPLOYMENT

23.1 Owner and Designer-Builder mutually agree that each will not offer employment to, nor accept for employment, the employees of the other party for a period of six (6) months after final payment and after the completion of such other assignments as may follow arising out of this contract.

IN WITNESS WHEREOF, the parties hereto have caused these present to be signed by their proper corporate officers and have affixed their corporate seals hereto the day and year first above written.

ATTEST:

Focal Communications
200 North LaSalle Street
Chicago, Illinois 60601


                            By Brian F. Addy             1/29/99
                              -----------------------  -----------
                              Duly Authorized Officer      Date

Data Center Design and
Development Corporation
630 North Court
Palatine, Illinois 60067


                            By Raymond Noesges           1/29/99
                              -----------------------  -----------
                              Duly Authorized Officer      Date

                                   Appendix A

                              FOCAL COMMUNICATIONS
                                    Info Mart
                                   Dallas, Tx.
                                Project No:98-149

General Conditions                                                     131,886
         Includes; field supervision, project management, accounting
         & clerical support, project clean up, dumpsters, insurance, permit allowance, site materials and services.

Demolition                                                              14,240
         Includes; selective demolition of walls, doors, hardware, acoustical ceiling, glazing, mechanical and electrical.

Premium Time (Allowance)                                                40,000

Cutting and Patching (Allowance)                                         5,000

Site Work                                                                7,708
         Includes; generator pad, excavation, fill and landscape restoration.

Structural Steel                                                        50,200
         Includes; installation structural steel condenser rack on roof, structural steel battery support in power room, rigging and crane time.

Millwork                                                                14,300
         Includes; break room cabinets and counters, copy room cabinets and counters.

Door, Frames and Hardware                                               33,880
         Includes all hollow metal and wood doors, frames, hardware, Herculite double entry door and rated conference room window 4'0"X 6'0".

Access Floor                                                           274,637
         Includes; 2-tiered access floor in Co-Lo area, single tiered access floor in switch/transport area. Both areas complete with ramps, stairs, railings, plenum barriers, perforated air flow panels and accessories.

GWB                                                                     51,644
         Includes; all new walls, all in fill of existing openings as required, extension of rated wall assemblies in various areas, all office and demising partitions.

Acoustical Ceilings                                                     47,471
         Includes; clean room acoustical grid ceiling system in Co-Lo And Switch/Transport, and 2X2 lay in acoustical ceiling system in all finished support area including break room and corridor.

Floor Finishes                                                          26,064
         Includes; 18"X18" carpet tile in general office, private office, conference and copy rooms. VCT at landings, corridors and break room. Vinyl wall base as indicated in all finished areas. Painting of exposed concrete floor slabs.

Wall Finishes                                                           14,756
         Includes; interior painting of walls, doors and frames.
         Wall coverings as indicated.

Appliances                                                                 800
         Includes; microwave and under counter refrigerator.

Window Treatment (allowance)                                             8,430
         Includes; mini-blinds or coverings as indicated on room finish schedule.

Corner Guards                                                            2,400
         Includes; installation of protective guards on all exposed corners in the finished areas.

Signage (Allowance)                                                      3,000
         Includes; door, electrical and mechanical equipment signage within the finished areas. Interior/Exterior LOGO or directional signage is not included.

HVAC-Mechanical                                                        206,850
         Includes; installation of five (5) 20 ton process air conditioners with roof top condensing units, one (1) 15 ton process air conditioner with roof top condensing unit sheet metal duct work for process air conditioners. Roof portals for refrigerant lines and future refrigerant lines to finished equipment rooms. There are no provisions for additional refrigerant lines to unfinished areas.

Fire     Protection-Detection                                          257,230
         Includes; new water line for pre-action and modifications to existing wet pipe sprinkler systems. Values and manifolds for pre-action systems. Pre-action piping systems and zones as indicated. Wet pipe system in common area and office areas. Smoke/heat detection with addressable panel with tie in to building fire alarm panel.

Plumbing                                                                13,600
         Includes; New/reworked waste and water lines. Condensate and humidification lines for processed air conditioners.
         Break room waste and water, fixtures and lines.

Security-Card Access-Monitoring (allowance)                             18,143
         Includes; furnish and install back boxes and conduit;
         installation only of cable, devices and systems furnished by other. All terminations are by others.

Voice and Data Cabling (allowance)                                      14,200
         Includes; installation of cabling furnished and terminated by others.

Electrical                                                             507,657
         Includes; installation of all electrical equipment, grounding, TVSS, service feeder from building 4000A vertical bus duct, feeder from new generator system, under floor spot leak detection, EPO system, step down transformers, all lighting and receptacles, panel boards for distribution, all AC power distribution, feeders, breakers. Installation of UPS and generator systems. Four
         (4) 4" and Two (2) 2" conduits for fiber and GPS. There is no DC conduit, cabling, racking or installation included.

                                   Appendix B



                                 RECAP PROPOSAL
                              FOCAL COMMUNICATIONS
                                   Dallas, Tx
                                January 11, 1999


DESCRIPTION
GENERAL CONDITIONS                                                                  $131,886.00
DEMOLITION                                                                            14,240.00
PREMIUM TIME (ALLOWANCE)                                                              40,000.00
CUTTING AND PATCHING (ALLOWANCE)                                                       5,000.00
SITE WORK                                                                              7,708.00
STRUCTURAL STEEL                                                                      50,200.00
MILLWORK                                                                              14,300.00
DOORS, FRAMES AND HARDWARE                                                            33,880.00
ACCESS FLOOR                                                                         274,637.00
GWB                                                                                   51,644.00
ACOUSTICAL CEILINGS                                                                   47,471.00
FLOOR FINISHES                                                                        26,064.00
WALL FINISHES                                                                         14,756.00
APPLIANCES                                                                               800.00
WINDOW TREATMENT (ALLOWANCE)                                                           8,430.00
CORNER GUARDS                                                                          2,400.00
SIGNAGE (ALLOWANCE)                                                                    3,000.00
HVAC/MECHANICAL                                                                      206,850.00
FIRE PROTECTION-DETECTION                                                            257,230.00
PLUMBING                                                                              13,600.00
SECURITY-CARD ACCESS-MONITORING (ALLOWANCE)                                           18,143.00
VOICE AND DATA CABLING (ALLOWANCE)                                                    14,200.00
ELECTRICAL                                                                           507,657.00
CRITICAL SUPPORT EQUIPMENT                                                           474,202.00
                                                                                  -------------
                                    SUB-TOTAL                                     $2,218,298.00
                                    CONTINGENCY                                      221,830.00
                                    FEE (OVERHEAD AND PROFIT) 6%                     133,098.00
                                    DESIGN FEE 8%                                    188,112.00
                                                                                ---------------
                                    TOTAL                                         $2,761,338.00

                                   Appendix C

                         GENERAL CONDITIONS COST SUMMARY
                              FOCAL COMMUNICATIONS
                                   Dallas, Tx.
                                January 11, 1999

DESCRIPTION                              QUANTITY   UNIT      UNIT PRICE        COST
----------------------------------------------------------------------------------------
Superintendent                              60       MD          515.00       30,900.00

Second Shift Supervisor                     12       MD          592.00        7,104.00

Project Coordinator                         45       MH           58.00        2,610.00

Project Manager                             23       MD          634.00       14,582.00

Clean up                                    42       MD          290.00       12,180.00

Dumpsters                                    5       EA.         450.00        2,250.00

Vendor Dumpsters                             3       EA.         450.00        1,350.00

Second Shift Clean up                       10       MD          290.00        2,900.00

Vendor Clean up                             10       MD          335.00        3,350.00

Lay out                                      8       MD          340.00        2,720.00

Misc. materials & supplies                   1       LS        2,500.00        2,500.00

Temporary Protection                         1       LS        1,200.00        1,200.00

Job Site Telephone                           1       LS        1,500.00        1,500.00

Trucking & Deliveries                        1       LS        1,140.00        1,140.00

Final Clean up (Above/below floor)                   LS        2,500.00        2,500.00

Permit (Allowance)                                   LS       20,000.00       20,000.00

Travel                                      15       ea          500.00        7,500.00

Auto                                        12       ea          300.00        3,600.00

Per Diem                                    60       ea          200.00       12,000.00
----------------------------------------------------------------------------------------

                                                        TOTAL               $131,886.00

LEGEND
MD = Man Days
MH = Man Hours
LS = Lump Sum

                                   Appendix D

                              FOCAL COMMUNICATIONS
                                   DALLAS, TX.
                           CRITICAL SUPPORT EQUIPMENT
                               PROJECT NO: 98-149



PROCESS ENVIRONMENTAL CONTROL SYSTEMS                  $ 143,844.00

         - One (1) UH199AUAAM
         - Two (2) UH245AUAAM
         - Three(3) FH245AUAAM
         - Six (6) condensing units
         - Level Three processors
         - Floor stands
         - Spot leak detection
         - Freight, Tax and Start-up

UNINTERRUPTABLE POWER SUPPLY (ups)                       105,941.00

         - One (1) 225k VA (180kW) 600T UPS Module
         - Two (2) battery cabinets with C&D sealed batteries rated for 15 minutes at 180kW load
         - One Maintenance Bypass (4 breaker) in
           matching cabinet
         - Freight, Tax and Start-up

EMERGENCY POWER SYSTEM                                   196,719.00

         - One (1) 750 kW Model 3412 diesel engine driven package generator
         - One 1200A Automatic Transfer Switch with by pass isolation 2700 gallon (under belly) fuel tank
         - Sound attenuating housing
         - Freight, Tax and Start-up

                                       Sub-total      $  446,504.00
                                       DCDDC mark-up      27,698.00
                                                      -------------
                                       Total          $  474,202.00

                                   APPENDIX E


RESOLUTION OF DISPUTES BY ARBITRATION

1. All claims, disputes or other matters in controversy arising out of or relating to this agreement shall be determined by three (3) arbitrators, one appointed by the Owner, one appointed by the Designer-Builder and the third by the arbitrators so appointed.

2. Notice of demand for arbitration by either party to this agreement shall be served in writing upon the other party to this agreement and shall be made within sixty (60) days after the dispute has arisen.

3. Within thirty (30) days after either party shall have given notice of demand for arbitration, Owner and Designer-Builder shall each appoint his respective arbitrator and give actual notice thereof to the other party. If either party shall fail to appoint an arbitrator within the aforesaid initial thirty (30)-day period and give actual notice thereof to the other party, then said defaulting party shall be deemed to have irrevocably waived its right to appoint an arbitrator and the arbitrator appointed by the party not in default shall, within thirty
         (30) days next following the expiration of the initial thirty (30) day period, appoint the second arbitrator and such appointment shall be binding upon the party in default. Within twenty (20) days after the appointment if the two (2) arbitrators cannot select a third arbitrator within the prescribed twenty (20)-day period, then either party may petition the American Arbitration Association to appoint the third arbitrator, subject to his acceptance of the procedure for arbitration as herein set forth. Neither party shall have the right to appoint an arbitrator unless the person to be appointed shall agree to serve as an arbitrator subject to the terms and conditions of this article.

4. The arbitrators, upon their appointment, and after having been duly sworn to do their duties with impartiality and fidelity shall proceed with all reasonable dispatch to hear and determine the matter in dispute and they shall conduct all arbitration proceedings in the state in which the work is to be performed. In the event the taking of testimony in the arbitration hearing shall not be concluded within sixty (60) days after the third arbitrator shall have been selected, the arbitrators shall then expedite the hearing of the matter in dispute and take testimony on a continuous weekly basis for at least thirty-two (32) hours a week until such time as the taking of all testimony is completed and both sides have rested.

5. The owner and Designer-Builder shall each pay the cost and fees of the arbitrator they select or who is selected on their behalf and one-half of the costs and fees of the third arbitrator.

6. Whenever possible and to the extent not inconsistent with the provisions of this article, the arbitration proceedings shall be conducted in accordance with the Construction Industry Arbitration Rules promulgated by the American Arbitration Association. However, the failure to comply strictly with such Rules shall not be deemed a breach of this agreement.

7. Any decision or award rendered by at least a majority of the arbitrators shall be final and judgment may be entered upon it in accordance with the laws of the State of Illinois.

8. It shall be a condition precedent to the institution of any legal proceedings by either party against the other that a decision or award shall first have been rendered by the arbitrators.

                                   Appendix F

                               MILESTONE SCHEDULE
                                 PROJECT 98-149




Tuesday 5 January 99       Apply for building/demo permit           DCDDC

Tuesday 5 January 99       Submit drawings for Info Mart review     DCDDC

Tuesday 5 January 99       Receive Permits                          DCDDC

Wed/Thurs 6-7 Jan 99       Interview Sub Contractors                DCDDC

Friday 8 January 99        Order Critical Equipment                 DCDDC

Tuesday 19 January 99      Info Mart comments due                   Info Mart

Thursday 21 January 99     Bids Due from Sub Contractors            All

Monday 1 February 99       Begin construction/demo                  Project Team

Monday 1 February 99       Submit Drawings for City review          DCDDC

Monday 1 March 99          UPS/Process air conditioners delivered   Vendors

Monday 15 March 99         Complete Switch Room general             Project Team
                           construction, ready for Nortel switch
                           installation

Monday 12 April 99         Provide power for Nortel equipment       Project Team

Monday 12 April 99         Provide process cooling to switch room   Project Team

Monday 3 May 99            Generator delivered                      Vendor

Monday 3 May 99            Co-Lo ready to accept cabinets           Project team

Monday 7 June 99           Office area ready for occupancy          Project team

Monday 14 June 99          Construction substantially complete      Project team

Monday 21 June 99          Project closeout                            DCDDC/
                                                                    project team

                                   Appendix G


                          ARTICLE 3: SCOPE OF THE WORK


3.5 The Designer-Builder shall be responsible for obtaining all necessary documentation required by the Owner evidencing lien free completion of the work. Failure to secure such documentation will result in non-payment of the contract sum due to the Designer-Builder.